UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Lions Gate Entertainment Corp.
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March 12, 2010

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU
REJECT ICAHN’S OFFER AND NOT TENDER YOUR SHARES

Dear Fellow Lionsgate Shareholder:

On March 1, 2010, certain entities affiliated with Carl C. Icahn (the “Icahn Group”), commenced an unsolicited partial tender offer to purchase up to 13,164,420 common shares of Lions Gate Entertainment Corp. (“Lionsgate”) for U.S.$6.00 per share. The Icahn Group currently owns approximately 18.74% of Lionsgate’s outstanding shares and, if they acquire the additional shares for which they are making their offer, they will own approximately 29.9% of Lionsgate’s total outstanding shares.

After careful consideration, including a thorough review of the Icahn Group’s offer by the Special Committee of the Board and by the Board in consultation with their financial and legal advisors, the Board, by a unanimous vote of the directors present, determined that the Icahn Group’s unsolicited partial tender offer is financially inadequate and coercive and is not in the best interests of Lionsgate and its shareholders and other stakeholders. The Board strongly recommends that all Lionsgate shareholders NOT tender their shares into the Icahn Group’s offer.

In reaching its recommendation, the Board and the Special Committee took into account numerous factors including those described in the enclosed Schedule 14D-9 filing and directors’ circular. Among those factors are:

•	The Icahn Group’s offer does not reflect the full value of the shares. The price offered by the Icahn Group does not reflect significant value that senior management, under the direction of the Board, has built over the past 10 years and the significant additional value that the Board and senior management believe would result from the continued implementation of Lionsgate’s business plan. Among other things:

•	Lionsgate has created one of the only motion picture businesses with a significant presence in the action, horror, African-American, independent and prestige segments of the market. Lionsgate’s theatrical business typically acquires, produces and releases approximately 12 to 15 films per year under a disciplined financial model and has achieved profitability on approximately 70% of its theatrical releases over the past 10 years, one of the highest success rates in the industry.

•	Through a series of successful acquisitions and additions from recent television and theatrical productions, Lionsgate has built a 12,000-title library that has generated an average of $267 million in annual revenue over the past three years.

•	Lionsgate has diversified its business through a disciplined combination of organic growth and acquisitions, including acquisitions in television. The television business has achieved an approximately 40% compounded annual growth rate over the past 11 years and has been led by such hit shows as “Mad Men,” “Weeds” and “Nurse Jackie,” which have achieved critical acclaim, cult followings and economic success.

The Icahn Group’s offer price of $6.00 per share is a 28.5% discount to the average price targets of Wall Street analysts for Lionsgate shares as of March 4, 2010.

•	The offer is financially inadequate. In connection with its review of the offer, the Special Committee received a written opinion dated March 10, 2010 from its independent financial advisor, Perella Weinberg Partners LP, to the effect that as of such date and based upon and subject to the matters stated in its opinion, the consideration to be paid in the offer is inadequate, from a financial point of view, to the shareholders (other than the Icahn Group and its affiliates). A copy of the opinion of Perella Weinberg is included in the enclosed Schedule 14D-9 filing and directors’ circular. The opinion does not constitute a recommendation to Lionsgate shareholders as to whether they should tender their shares pursuant to the offer.

•	As the owner of 29.9% of Lionsgate’s outstanding shares, the Icahn Group would likely have the power to effectively veto certain significant transactions and other matters requiring approval by a special resolution of shareholders. The Icahn Group has indicated that it is making the offer “in the hope of having a greater opportunity to participate in decisions regarding major acquisitions and other matters that would affect Shareholders.” The nature of the conditions in the offer suggest that the Icahn Group may be seeking to exert its influence in respect of a wide range of matters. If the Icahn Group acquires the additional shares for which the offer is made, it would have the ability to effectively “veto” matters that need to be approved by a special resolution of shareholders, which include, among other things, certain changes to Lionsgate’s articles, including share capital rights and restrictions, governance issues such as shareholder meeting and proxy procedures, and certain acquisitions, business combinations and reorganizations. This veto right could preclude future transactions in which shareholders of Lionsgate might otherwise receive a substantial control premium for their shares.

•	The purchase price offered by the Icahn Group represents an effort to acquire control of Lionsgate without paying a control premium. As noted above, if the offer is successfully completed, the Icahn Group would acquire the ability, without paying an appropriate control premium, to effectively control a range of significant decisions that may be made by Lionsgate. In effect, the Icahn Group is seeking to acquire control of Lionsgate for a total offer price of less than $80 million.

•	The acquisition by the Icahn Group of 29.9% of Lionsgate’s outstanding shares would constitute an event of default under Lionsgate’s credit facilities. Under the terms of Lionsgate’s credit facilities, the acquisition of ownership or control of more than 20% of the equity of Lionsgate by any person or group would constitute an event of default that would permit the lenders to accelerate the maturity of outstanding borrowings. Furthermore, in the event of a default under the credit facilities that was not waived or cured, the holders of certain outstanding notes issued by Lionsgate’s wholly owned subsidiary would have the right to accelerate the repayment of such notes. As of March 8, 2010, $472.1 million in total principal amount of such notes were outstanding and Lionsgate had borrowings of approximately $44 million outstanding under the credit facilities.

•	The Icahn Group lacks industry experience. To the knowledge of Lionsgate, the Icahn Group, which consists primarily of financial investors and is controlled by Carl Icahn, has limited experience in operating a business in Lionsgate’s industry. Despite this, the Icahn Group is seeking “a greater opportunity to participate in decisions regarding major acquisitions and other matters that would affect Shareholders”, including through the formation of, and representation on, a new “investment in films and television programs” capital allocation committee of the Board.

•	Icahn’s “partial bid” is inherently coercive to other shareholders. The Icahn Group’s offer forces shareholders to decide whether to accept the offer, reject the offer, sell into the market or maintain their position, without knowing the extent to which other shareholders will accept the offer or the price at which the shares will trade after the offer, the role that the Icahn group would play following the offer and the impact of that role on the value of the shares.

•	The offer is highly conditional and creates substantial uncertainty for Lionsgate’s shareholders. There are numerous conditions to the offer, many of which provide the Icahn Group with broad discretion to determine whether to proceed with the offer.

To limit the potential adverse impact on Lionsgate, its shareholders and other stakeholders of an accumulation of a significant interest in the shares through a transaction like the Icahn Group’s partial bid or other means that result in coercive or unfair attempts to take over Lionsgate without affording all shareholders the opportunity to sell all of their shares for fair value, the Board has also determined that it is in the best interests of Lionsgate, its shareholders and other stakeholders to adopt a shareholder rights plan and has authorized the issuance of one share purchase right for each outstanding share as of March 22, 2010 (and each share issued thereafter), in accordance with the rights plan. The Board has authorized the convening of a special meeting of shareholders on May 4, 2010 to confirm the implementation of the rights plan.

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A complete discussion of these and the other significant factors contributing to the Board’s recommendation that shareholders not tender their shares in the Icahn Group’s offer, as well as more information on the rights plan and issuance of the rights, is included in the enclosed Schedule 14D-9 and directors’ circular. We urge you to read the Schedule 14D-9 and directors’ circular carefully and in their entirety so that you will be fully informed as to the Board’s recommendation. In addition, Lionsgate will file a proxy statement with the SEC and Canadian securities regulators in connection with the special meeting of shareholders. Any definitive proxy statement will be mailed to shareholders of Lionsgate. INVESTORS AND SECURITY HOLDERS OF LIONSGATE ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC AND CANADIAN SECURITIES REGULATORS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain free copies of the Schedule 14D-9, directors’ circular, proxy statement and other documents filed with the SEC by Lionsgate through the website maintained by the SEC at www.sec.gov, and may obtain free copies of the directors’ circular and other documents filed with certain Canadian securities regular at www.sedar.com. In addition, the Schedule 14D-9, directors’ circular and other materials related to the Icahn Group’s unsolicited partial tender offer are available in the “Investors” section of Lionsgate’s website at www.lionsgate.com. If you have any questions concerning Lionsgate’s Schedule 14D-9 or directors’ circular or need additional copies of Lionsgate’s publicly-filed materials, please contact MacKenzie Partners, Inc. at 1-800-322-2885 (Toll-Free).

Lionsgate and certain of its directors and executive officers may be deemed to be participants under the rules of the SEC. Shareholders may obtain information regarding the names, affiliations and interests of Lionsgate’s directors and executive officers in Lionsgate’s Annual Report on Form 10-K filed with the SEC on June 1, 2009, as updated in Exhibit 99.1 to Lionsgate’s Current Report on Form 8-K filed with the SEC on October 13, 2009, and its proxy statement for the 2009 Annual Meeting filed with the SEC on August 17, 2009. To the extent that holders of Lionsgate securities have changed since the amounts printed in the proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available. These documents (when available) can be obtained free of charge from the sources indicated above.

We have appreciated and look forward to your continued support.

Sincerely,	Sincerely,
Jon Feltheimer	Michael Burns
Co-Chairman and Chief Executive Officer	Vice Chairman

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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14D-9

SOLICITATION/RECOMMENDATION
STATEMENT UNDER SECTION 14(d)(4) OF THE
SECURITIES EXCHANGE ACT OF 1934

Lions Gate Entertainment Corp.
(Name of Subject Company)

Lions Gate Entertainment Corp.
(Name of Person Filing Statement)

Common Shares, without par value
(Title of Class of Securities)

535919203
(CUSIP Number of Class of Securities)

Wayne Levin, Esq.
EVP, Corporate Operations and General Counsel
Lions Gate Entertainment Corp.
2700 Colorado Ave., Suite 200
Santa Monica, California 90404
Telephone: (877) 848-3866
(Name, address and telephone numbers of person authorized to receive notices and communications on behalf of the persons filing statement)

Copy to:

James Cole, Jr., Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Telephone: (212) 403-1000

☐	Check the box if the filing relates solely to preliminary communications made before the commencement of a tender offer.

ITEM 1.	SUBJECT COMPANY INFORMATION

Name and Address

The name of the subject company to which this Solicitation/Recommendation Statement on Schedule 14D-9 (together with any exhibits attached hereto, this “Statement”) relates is Lions Gate Entertainment Corp., a corporation existing under laws of British Columbia (“Lionsgate” or the “Company”). Lionsgate’s principal executive offices are located at 1055 West Hastings Street, Suite 2200, Vancouver, British Columbia V6E 2E9 and 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404. The telephone number at Lionsgate’s corporate head office and principal executive office in Vancouver, British Columbia is (877) 848-3866, and the telephone number at its principal executive office in Santa Monica, California is (310) 449-9200.

Securities

The title of the class of equity securities to which this Statement relates is the Company’s Common Shares, without par value (the “Shares”). As of March 8, 2010, 117,945,360 Shares were issued and outstanding. The diluted number of Shares issued and outstanding assuming conversion of the 2.9375% Convertible Senior Subordinated Notes due 2024 (the “2024 Notes”) issued by Lions Gate Entertainment Inc., a wholly owned subsidiary of Lionsgate (“LGEI”) in October 2004, the 3.625% Convertible Senior Subordinated Notes due 2025 (the “2025 Notes”) issued by LGEI in February 2005, the 3.625% Convertible Senior Subordinated Notes due 2025 issued by LGEI in April 2009 (the “New 2025 Notes” and, together with the 2024 Notes and the 2025 Notes, the “Notes”), and the issuance of shares issuable upon exercise of options and upon vesting of restricted share units, would be 146,233,831.

ITEM 2.	IDENTITY AND BACKGROUND OF FILING PERSON

Name and Address

The name, business address and business telephone number of Lionsgate, which is the subject company and the person filing this Statement, are set forth in Item 1 above. Lionsgate’s website address is www.lionsgate.com. The information on Lionsgate’s website should not be considered a part of this Statement.

Tender Offer

This Statement relates to the unsolicited offer by Icahn Partners LP, a limited partnership governed by the laws of Delaware, Icahn Partners Master Fund LP, a limited partnership governed by the laws of the Cayman Islands, Icahn Partners Master Fund II LP, a limited partnership governed by the laws of the Cayman Islands, Icahn Partners Master Fund III LP, a limited partnership governed by the laws of the Cayman Islands, High River Limited Partnership, a limited partnership governed by the laws of Delaware, Icahn Fund S.à r.l., a limited liability company governed by the laws of Luxembourg, and Daazi Holding B.V., a limited liability company governed by the laws of the Netherlands (together, the “Offeror”), each of which is indirectly controlled by Mr. Carl C. Icahn, to purchase up to 13,164,420 Shares (the “Maximum Number”) for $6.001 per Share in cash (the “Offer Price”) on the terms and subject to the conditions set forth in the Offer to Purchase and Circular, dated March 1, 2010 and the related Letter of Acceptance and Transmittal (which, together with any amendments or supplements thereto from time to time, collectively constitute the “Offer”). The Offeror has indicated that if more than the Maximum Number of Shares are deposited in the Offer and not withdrawn, the Shares to be purchased under the Offer will be determined on a pro rata basis, disregarding fractions by rounding down to the nearest whole number of Shares.

As a result of Carl C. Icahn’s relationship with the Offeror, Hopper Investments LLC, Barberry Corp., Icahn Onshore LP, Icahn Offshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc. and Beckton Corp., each of Mr. Icahn, Hopper Investments LLC, Barberry Corp., Icahn Onshore LP, Icahn Offshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc. and Beckton Corp. are deemed to be co-bidders with the Offeror (Mr. Icahn and such entities, together with the Offeror, as applicable, the “Icahn Group”).

1 All dollar amounts referenced in this Statement refer to U.S. dollars, except where specified otherwise.

All cash payable under the Offer will be denominated in U.S. dollars. However, holders of Shares (the “shareholders”) may elect to receive payment in Canadian dollars based on the Bank of Canada noon spot exchange rate on the date following expiry of the Offer on which funds are provided to the depositary to pay for Shares purchased under the Offer.

The Offer is described in a Tender Offer Statement on Schedule TO (together with all exhibits, as amended, the “Schedule TO”), filed by the Offeror with the Securities and Exchange Commission (the “SEC”) on March 1, 2010. According to the Schedule TO, the Offer will expire at 8:00 p.m., New York Time, on April 6, 2010, unless the Offeror extends the Offer. The Offeror has indicated that it will not provide a subsequent offering period after it takes up Shares deposited in the Offer.

According to the Schedule TO, as of March 1, 2010, the Offeror was the beneficial owner of 22,107,571 Shares (including approximately 130,382 Shares that may be deemed to be beneficially owed by the Offeror as a result of their ownership of $1,154,000 in aggregate principal amount of the 2024 Notes and $429,000 in aggregate principal amount of the 2025 Notes), which represents approximately 18.74% of the total number of Shares outstanding as of March 8, 2010. As a result, if the Maximum Number of Shares are purchased by the Offeror in the Offer, the Offeror would beneficially own 35,271,991 Shares representing approximately 29.91% of the total number of Shares outstanding as of March 8, 2010.

The Offer is subject to numerous conditions, which include the following, among others:

•	Lionsgate shall not have authorized, proposed, agreed to, or announced its intention to propose any material change to its articles of incorporation or bylaws, any merger, consolidation or business combination or reorganization transaction, acquisition of assets for consideration of more than $100 million, sale of all or substantially all of its assets or material change in its capitalization, or any comparable event not in the ordinary course of business;

•	Lionsgate shall not have issued, or authorized or proposed the issuance of, any Lionsgate securities of any class, or any securities convertible into, or rights, warrants or options to acquire, any such securities or other convertible securities, other than pursuant to the exercise or conversion of currently outstanding stock options or convertible securities;

•	in the event that Lionsgate implements a shareholder rights plan, the Offeror shall have determined, acting reasonably, that:

(i)	the shareholder rights plan does not and will not adversely affect the Offer or the Offeror either before or on consummation of the Offer;

(ii)	the Board of Directors of Lionsgate (the “Board”) shall have redeemed all rights issued under the shareholder rights plan or have waived the application of the shareholder rights plan to the purchase of Shares by the Offeror under the Offer;

(iii)	a binding and non-appealable cease trading order or an injunction shall have been issued that has the effect of prohibiting or preventing the exercise of the rights issued under the shareholder rights plan or the issue of Shares upon the exercise of such rights;

(iv)	a court of competent jurisdiction shall have ordered that the rights issued under the shareholder rights plan are illegal, of no force or effect or may not be exercised in relation to the Offer and such order shall have become non-appealable; or

(v)	the rights issued under the shareholder rights plan and the shareholder rights plan shall otherwise have been held unexercisable or unenforceable in relation to the purchase by the Offeror of Shares under the Offer;

•	no change or development shall have occurred or been threatened since the date of the Offer to Purchase in the business, properties, assets, liabilities, financial condition, operations, results of operations, or the prospects for the business of Lionsgate which is outside the ordinary course of the Lionsgate business or may be materially adverse to Lionsgate;

•	all government or regulatory approvals, waiting or suspensory periods that, in the Offeror’s reasonable judgment, are necessary or desirable to complete the Offer, shall have been obtained or concluded or, in the case of waiting or suspensory periods, expired or been terminated, each on terms and conditions satisfactory to the Offeror in its reasonable judgment; and

•	there shall not have occurred since August 17, 2009 any change in the compensation paid or payable by the Company to its directors, officers or employees, including the granting of additional shares, stock options or bonuses, in each case outside the ordinary course of business or not consistent with past practice, or the adoption of additional severance or other payments payable in the event of termination of employment or change of control, other than as previously disclosed by Lionsgate in a public filing made by it on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) or by way of a press release made through a nationally recognized news wire service prior to the date hereof.

The Offer to Purchase states that the foregoing conditions are for the exclusive benefit of the Offeror and may be asserted by the Offeror regardless of the circumstances giving rise to any of the conditions (other than any intentional action or inaction by the Offeror giving rise to any such conditions) or may be waived by the Offeror in its reasonable discretion in whole or in part, at any time and from time to time, prior to the expiration of the Offer.

For a full description of the conditions to the Offer, please see Annex A attached hereto. The foregoing summary of certain conditions to the Offer does not purport to be complete and is qualified in its entirety by reference to the contents of Annex A attached hereto.

The Schedule TO states that the principal business address of each of (i) Icahn Partners LP, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Offshore LP, Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc. and Beckton Corp. is White Plains Plaza, 445 Hamilton Avenue — Suite 1210, White Plains, NY 10601, where the business phone number is (914) 614-7000; (ii) Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP is c/o Walkers SPV Limited, P.O. Box 908GT, 87 Mary Street, George Town, Grand Cayman, Cayman Islands; (iii) Icahn Fund S.à r.l. is 5 avenue Gaston Diderich, L-1420 Luxembourg; (iv) Daazi Holding B.V. is Strawinskylaan 411 (WTC, Tower A, 4th floor), 1077 XX, Amsterdam, The Netherlands and (v) Mr. Icahn is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, NY 10153, where the business phone number is (212) 702-4300.

ITEM 3.	PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS

Except as described in this Statement or in the excerpts from Lionsgate’s Definitive Proxy Statement on Schedule 14A, dated and filed with the SEC on August 17, 2009 (the “2009 Proxy Statement”), relating to the 2009 Annual Meeting of Shareholders (the “2009 Annual Meeting”), which excerpts are filed as Exhibit (e)(1) to this Statement and incorporated herein by reference, as of the date of this Statement, there are no material agreements, arrangements or understandings, nor any actual or potential conflicts of interest, between Lionsgate or any of its affiliates, on the one hand, and (i) Lionsgate or any of its executive officers, directors or affiliates, or (ii) the Offeror or any of their respective executive officers, directors or affiliates, on the other hand. Exhibit (e)(1) is incorporated herein by reference and includes the following sections from the 2009 Proxy Statement: “Director Compensation,” “Compensation Discussion and Analysis,” “Executive Compensation Information,” “Potential Payments Upon Termination or Change in Control,” “Equity Compensation Plan Information for Fiscal 2009” and “Certain Relationships and Related Transactions.”

Any information contained in the pages incorporated by reference herein shall be deemed modified or superseded for purposes of this Statement to the extent that any information contained herein modifies or supersedes such information.

Relationship with the Offeror

According to the Schedule TO, as of March 1, 2010, the Offeror was the beneficial owner of 22,107,571 Shares (including approximately 130,382 Shares that may be deemed to be beneficially owed by the Offeror as a result of their ownership of $1,154,000 in aggregate principal amount of the 2024 Notes and $429,000 in aggregate principal amount of the 2025 Notes), which represents approximately 18.74% of Lionsgate’s outstanding Shares as of March 8, 2010.

On March 20, 2009, the Offeror and certain of its affiliates commenced a tender offer to purchase for cash any and all of the $150 million aggregate principal amount of the 2024 Notes and any and all of the $175 million aggregate principal amount of the 2025 Notes. The Offeror indicated in a Schedule 13D amendment filed with the SEC on June 5, 2009 that a total of $154,000 in principal amount of the 2024 Notes and $429,000 in principal amount of the 2025 Notes were validly tendered and accepted for payment.

On June 16, 2009, Massify, LLC, of which Brett Icahn, son of Mr. Carl Icahn, is a co-founder, entered into an agreement with a subsidiary of Lionsgate pursuant to which Massify, LLC would create and manage an online short filmmaking contest. Pursuant to this agreement, the Lionsgate subsidiary and Massify, LLC would have certain exclusivity, production and negotiation rights with respect to the submitted films. The agreement sets forth the participation of the parties in revenues derived from feature-length movies or other productions based on the submitted films. In addition, under the agreement, Massify, LLC may be entitled to a producer fee of 2.5% of the budget of the first of certain feature-length movies (if any) produced by the Lionsgate subsidiary based on the contest submissions (or for a production other than a feature-length movie, a producer fee in an amount to be agreed).

On October 6, 2009, Lionsgate executed a letter agreement with Icahn Sourcing LLC (“ISL”), an entity that provides sourcing services to certain portfolio companies associated with the Icahn Group. Pursuant to the letter agreement, Lionsgate has agreed that ISL may disclose certain information about Lionsgate to potential suppliers of goods and services, but Lionsgate is not obligated to purchase any goods or services until such time as it enters into specific agreement with such supplier. No fees are paid by either ISL or Lionsgate in connection with the sourcing arrangement contemplated by the letter agreement.

Consideration Payable Pursuant to the Offer

If Lionsgate’s directors and executive officers were to tender any Shares they own for purchase pursuant to the Offer, they would receive the same cash consideration on the same terms and conditions as other shareholders. As of March 8, 2010, Lionsgate’s directors and executive officers set forth on Annex B hereto beneficially owned an aggregate of 25,875,459 Shares (excluding any Shares issuable to Lionsgate’s directors and executive officers pursuant to the vesting of any Lionsgate restricted stock or performance share awards), representing approximately 21.94% of the Shares outstanding as of March 8, 2010. Of this amount, 23,165,278 Shares were beneficially owned as of that date by Mark H. Rachesky, M.D., a Lionsgate director. The Shares beneficially owned by Dr. Rachesky represented approximately 19.64% of Lionsgate’s total outstanding Shares as of March 8, 2010.

If such directors and executive officers were to tender all such Shares owned by them for purchase pursuant to the Offer, and all of those Shares up to the Maximum Number were accepted for purchase and purchased by the Offeror at the Offer Price, such directors and executive officers would receive an aggregate of approximately $78,986,520 in cash. If all of the outstanding Shares are deposited in the Offer and the Shares to be purchased under the Offer are determined on a pro rata basis, approximately 3,554,291 Shares beneficially owned by directors and executive officers would be purchased under the Offer, with cash consideration of approximately $21,325,747 being payable to directors and executive officers of Lionsgate.

As discussed in Item 4, to the knowledge of the Company after making reasonable inquiry, none of the Company’s directors or executive officers currently intends to tender Shares held of record or beneficially by such person for purchase pursuant to the Offer.

Potential Severance and Change in Control Benefits

Severance Benefits — Termination of Employment.  In the event Jon Feltheimer’s, the Company’s Chief Executive Officer and Co-Chairman, employment is terminated during the employment term by Lionsgate without cause (or by Mr. Feltheimer for “good reason”), Mr. Feltheimer would be entitled to severance pay equal to up to 100% of the present value of his base salary for the remainder of the employment period. In the event that the employment of Michael Burns, the Company’s Vice-Chairman, Steven Beeks, the Company’s President and Co-Chief Operating Officer, Joseph Drake, the Company’s Co-Chief Operating Officer and President, Motion Picture Group, and Wayne Levin, the Company’s Executive Vice-President, Corporate Operations and Executive Counsel, is terminated during their respective employment terms by Lionsgate without cause (and solely in the case of Messrs. Drake and Levin, by them for “good reason”), each such executive officer would be entitled to severance pay equal to up to 50% of the present value of the executive officer’s base salary for the remainder of the employment period (but, in the case of Messrs. Beeks and Drake, no less than the greater of six months or the amount each would receive under the policy for non-contractual employees). Additionally, in the case of Mr. Drake only, Mr. Drake would be entitled to 50% of each EBITDA bonus (as described in the 2009 Proxy Statement under “Potential Payments Upon Termination or Change in Control”) that would have been earned through the end of the employment period. Additionally, Mr. Levin would be entitled to all bonuses that would have been earned through the end of his employment period.

In addition, in the case of Messrs. Feltheimer, Burns and Levin, the equity compensation awards granted to each under their respective employment agreements would vest and Mr. Levin’s stock appreciation rights would vest and Mr. Beeks’ stock appreciation rights would continue to become exercisable in accordance with their original vesting schedule. For Messrs. Feltheimer, Burns and Drake only, the installment of their respective performance-based share units next scheduled to vest following the date of termination would generally become fully vested. In the case of Mr. Drake only, 100% of the next installment of his stock options and restricted stock units and 50% of the following installment of his stock options and restricted stock units would vest.

Mr. Feltheimer would continue (1) to receive for the remainder of his employment period the benefits he was receiving as of his termination, (2) to be eligible for the stock price bonuses described in the 2009 Proxy Statement under “Description of Employment Agreements — Salary and Bonus Amounts,” and (3) to receive the quarterly grants of fully vested shares for the remainder of the employment period described in the 2009 Proxy Statement under “Description of Plan-Based Awards — Quarterly Grants.”

Change in Control Benefits.  Upon a “change in control” of the Company (as defined in each respective employment agreement), the stock options, stock appreciation rights and time-based restricted share units granted to each of Messrs. Feltheimer, Burns, Beeks, Drake and Levin under their respective employment agreements would vest.

In addition, in the case of each of Messrs. Feltheimer and Burns, the next installment of their respective performance-based stock units scheduled to vest following the “change in control” would continue to vest. Each of Messrs. Feltheimer and Burns would also be entitled to payment of the applicable amount of their respective stock price bonus if the price of Shares as of the “change in control” exceeds the thresholds for the stock-price bonuses described in the 2009 Proxy Statement under “Potential Payments Upon Termination or Change in Control.”

In the event that the benefits payable to Mr. Feltheimer in connection with a “change in control” would be subject to the excise tax imposed under Section 280G of the U.S. Internal Revenue Code of 1986, Mr. Feltheimer’s benefits would either be reduced to a level such that the excise tax would not apply or he would be paid the full amount of his benefits and would receive a gross-up payment from Lionsgate up to a maximum of $150,000, whichever would result in his receiving the greater benefit on an after-tax basis.

The Company does not believe that the Offer, if consummated, would in itself result in a “change in control” for purposes of the employment agreements with executive officers.

Severance Benefits — Termination of Employment in Connection with Change in Control.  If Mr. Feltheimer’s employment is terminated by Lionsgate without “cause” in connection with a “change in control”, Mr. Feltheimer would be entitled to a cash payment of $2,500,000 and to severance pay of continued payments of his base salary for the remainder of the employment period. Additionally, if a “change in control” occurs and Mr. Feltheimer voluntarily terminates his employment within the 30-day period following the “change in control”, he would be entitled to a cash payment of $2,500,000, but would not be entitled to any continued payment of his base salary. If Mr. Burns’ employment is terminated by Lionsgate without “cause” in connection with a “change in control” or Mr. Burns elects to resign within a 15-day period following a “change in control”, Mr. Burns would be entitled to severance pay equal to the greater of continued payments of his base salary for the remainder of employment period or $1,800,000. If Mr. Beeks’ employment is terminated by Lionsgate without “cause” within six months of a change of control, Mr. Beeks would be entitled to severance pay equal to the greater of continued payment of 50% of his base salary for the remainder of the employment period or $1,500,000. If Mr. Drake’s employment is terminated by Lionsgate without “cause” or Mr. Drake terminates for “good reason” within six months of a change of control,

Mr. Drake would be entitled to severance pay equal to the greater of continued payment of 50% of his base salary for the remainder of the employment period or $1,700,000, and payment of each EBITDA bonus that would have been earned through the end of the term. If Mr. Levin’s employment is terminated by Lionsgate without “cause” or Mr. Levin terminates for “good reason,” Mr. Levin would be entitled to a cash payment of $1,000,000 and to severance pay equal to his base salary for the remainder of the employment period.

The Company does not believe that the Offer, if consummated, would in itself result in a “change in control” for purposes of the employment agreements with executive officers.

Lionsgate’s 2004 Performance Incentive Plan (the “2004 Plan”) grants the administrator of the 2004 Plan the discretion, in the event of a change of control, to provide that any outstanding option or stock appreciation rights shall become fully vested, that any share of restricted stock then outstanding shall fully vest free of restrictions, and that any other award granted under the 2004 Plan that is then outstanding shall be payable to the holder of such award. The 2004 Plan defines a “change in control” to generally include the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of, among other things, 30% or more of the Shares. The Company does not believe that the Offer, if consummated, would in itself result in a “change in control” for purposes of the 2004 Plan.

For more information about potential termination benefits, see the information set forth in “Executive Compensation Information — Severance and Other Benefits Upon Termination of Employment” and “Potential Payments Upon Termination or Change In Control” in the 2009 Proxy Statement, excerpts of which are attached hereto as Exhibit (e)(1) and incorporated herein by reference.

The above summary and description of the employment agreements and the 2004 Plan are qualified in their entirety by reference to the agreements and plans filed as Exhibits (e)(2), (e)(3), (e)(4), (e)(5), (e)(6), (e)(7), (e)(8), (e)(9), (e)(10), (e)(11), (e)(12) and (e)(13) to this Statement and incorporated herein by reference and to sections of the 2009 Proxy Statement that are filed as Exhibit (e)(1) to this Statement and incorporated herein by reference.

Director Compensation

The members of the Board who are not also employees of Lionsgate (the “Non-Employee Directors”) are entitled to receive an annual retainer of $40,000. Mr. G. Scott Paterson, Chairman of the Audit Committee, is entitled to receive an additional annual retainer of $15,000, and Mr. Arthur Evrensel, Chairman of the Compensation Committee, Mr. Morley Koffman, Chairman of the Nominating and Corporate Governance Committee, and Mr. Harald Ludwig, Chairman of the Strategic Advisory Committee, are each entitled to receive an additional annual retainer of $10,000. Mr. Ludwig, the non-employee Co-Chairman of the Board, is also entitled to receive an additional annual retainer of $52,000. In addition, each Non-Employee Director is entitled to receive a fee of $1,400 for each meeting of the Board or any committee thereof that the director attends in person or via teleconference. Moreover, each director that serves on the Special Committee, created in March 2009 and reconfirmed in February 2010, earns a fee of $5,000 per month, and Mr. Ludwig, as chair of the Special Committee, received an additional one-time fee of $10,000 in 2009 and will receive an additional one-time fee of $20,000.

The retainers and fees for the Non-Employee Directors are paid, at the director’s election, either 50% in cash and 50% in the form of Shares or 100% in the form of Shares, except that the additional annual retainer for Lionsgate’s non-employee Co-Chairman is paid 50% in cash and 50% in the form of Shares. Retainers are generally paid in two installments each year, with the number of Shares to be delivered in payment of any retainer to be determined by dividing the dollar amount of the retainer to be paid in the form of Shares by the average closing price of Shares for the last five business days prior to payment.

The Non-Employee Directors are also granted 12,500 restricted share units upon first being elected or appointed to the Board and, effective as of September 9, 2008, an additional 12,500 restricted share units after five years of service on the Board. The restricted share units vest in annual installments over three years following the date of grant and are paid upon vesting in an equivalent number of Shares. Lionsgate requires that Non-Employee Directors hold a minimum of 10,000 Shares. Pursuant to Lionsgate’s policies, directors are also reimbursed for reasonable expenses incurred in the performance of their duties.

See “Director Compensation” in the 2009 Proxy Statement, excerpts of which are filed as Exhibit (e)(1) to this Statement and incorporated herein by reference.

Indemnification of Directors and Officers

Under the Business Corporations Act (British Columbia, Canada) (the “BC Act”), Lionsgate may indemnify a present or former director or officer of Lionsgate or a person who acts or acted at Lionsgate’s request as a director or officer of another corporation, or for an affiliate of Lionsgate, and his heirs and personal representatives against all costs, charges and expenses, including legal and other fees and amounts paid to settle an action or satisfy a judgment, actually and reasonably incurred by him including an amount paid to settle an action or satisfy a judgment in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of his position with Lionsgate or such other corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of Lionsgate or such other corporation, and, in the case of a criminal or administrative action or proceeding, had reasonable grounds for believing that his or her conduct was lawful. Other forms of indemnification may be made only with court approval.

Lionsgate’s Articles provide that, subject to the BC Act, Lionsgate shall indemnify every director or former director of Lionsgate and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and may, subject to the BC Act, indemnify any other person. Lionsgate’s Articles permit Lionsgate, subject to the limitations contained in the BC Act, to purchase and maintain insurance on behalf of directors and officers, as the Board may from time to time determine. Lionsgate, however, only maintains directors and officers liability insurance and corporate reimbursement insurance.

Lionsgate has entered into indemnity agreements with its directors, executive officers, and certain other key employees whereby Lionsgate has agreed to indemnify such persons to the extent permitted by Lionsgate’s Articles and the BC Act.

The foregoing summaries are necessarily subject to the complete text of the statute and are qualified in their entirety by reference to the Articles, Notice of Articles and Form of Director Indemnity Agreement filed as Exhibits (e)(15), (e)(16) and (e)(14) to this Statement and incorporated herein by reference.

Agreements with Dr. Mark H. Rachesky and/or Affiliated Entities

On July 9, 2009, Lionsgate entered into a letter agreement with Dr. Rachesky in which Lionsgate agreed, among other things, to nominate Dr. Rachesky for election to the Board at the 2009 Annual Meeting and to recommend the election and solicit proxies for the election of Dr. Rachesky. The letter agreement also provides, subject to certain terms and conditions, that (i) Dr. Rachesky and his affiliated entities (collectively, the “MHR Group”) that owned, beneficially or of record, Shares as of the record date for the 2009 Annual Meeting, would vote for Lionsgate’s director nominees at the 2009 Annual Meeting, (ii) Lionsgate would enter into a registration rights agreement with the MHR Group and (iii) in the event Lionsgate enters into an agreement with any other person, or invites or receives a proposal, in either case which relates to the matters addressed by the letter agreement and that has terms or conditions that are more favorable to such person or more restrictive to Lionsgate than the terms or conditions set forth in the letter agreement or the registration rights agreement, then the Company will offer the MHR Group the opportunity to enter into an agreement on the same terms and conditions or, as the case may be, make a competing proposal which shall be considered by Lionsgate in good faith before deciding whether to execute any other agreement.

On September 15, 2009, Dr. Rachesky was elected to the Board. On October 22, 2009, Lionsgate entered into a registration rights agreement with MHR Fund Management LLC and certain other members of the MHR Group. The agreement provides for, among other things, the registration under the Securities Act of 1933, as amended, of certain Shares held by the MHR Group.

On December 1, 2009, Lionsgate entered into a confidentiality agreement with Dr. Rachesky which provides, among other things, that Dr. Rachesky and MHR Fund Management LLC are subject to certain confidentiality and non-disclosure obligations relating to information concerning Lionsgate. In addition Dr. Rachesky and Lionsgate have entered into a director indemnity agreement, dated September 16, 2009, that is substantively similar to the indemnity agreements between Lionsgate and its other directors.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the letter agreement and registration rights agreement filed as Exhibits (e)(17) and (e)(18) to this Statement and incorporated herein by reference.

ITEM 4.	THE SOLICITATION OR RECOMMENDATION

Solicitation or Recommendation

After careful consideration, including a thorough review of the terms and conditions of the Offer by the Special Committee of the Board and by the Board, in consultation with their financial and legal advisors, the Board, by unanimous vote of the directors present at a meeting held on March 11, 2010, and upon the unanimous recommendation of the Special Committee, determined that the Offer is financially inadequate and coercive and is not in the best interests of Lionsgate, its shareholders and other stakeholders.

Accordingly, for the reasons described in more detail below, the Board recommends that Lionsgate’s shareholders reject the Offer and NOT tender their Shares to the Offeror in the Offer. Please see “— Reasons for Recommendation” below for further detail.

If you have tendered your Shares, you can withdraw them. For assistance in withdrawing your Shares, you can contact your broker or Lionsgate’s information agent, MacKenzie Partners, Inc. (“MacKenzie”), at the address, phone number and email address below:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
Telephone: (800) 322-2885 (Toll-Free)
(212) 929-5500 (Collect)
Email: Lionsgate@mackenziepartners.com

Background of the Offer and Reasons for Recommendation

Background of the Offer

On October 20, 2008, Carl C. Icahn and certain members of the Icahn Group filed a Schedule 13D indicating that they beneficially owned 10,762,387 Shares, representing approximately 9.17% of the then outstanding Shares. The Icahn Group stated that it had “acquired the Shares in the belief that the Shares were undervalued.” Prior to that time, representatives of the Icahn Group had engaged in discussions with representatives of Lionsgate, and the Icahn Group indicated in the filing that they “intend from time to time to seek to continue to have discussions” with Lionsgate representatives.

In February 2009, the Icahn Group filed three amendments to its Schedule 13D indicating it had increased its ownership to 16,540,849 Shares, representing approximately 14.28% of the then outstanding Shares. It also indicated that it “may seek to add nominees” designated by the Icahn Group to Lionsgate’s board, “which could include expanding the size of the Board and/or removing individuals from the Board,” and that it might take such actions at Lionsgate’s next annual shareholders meeting or at a special meeting that the Icahn Group might call. The Icahn Group also indicated that it had acquired $1 million in aggregate principal amount of the 2024 Notes.

On February 25, 2009, Jon Feltheimer, Lionsgate’s Chief Executive Officer and Co-Chairman of the Board, and Michael Burns, Lionsgate’s Vice Chairman and a member of the Board, met with Messrs. Carl Icahn and Brett Icahn, to discuss the Icahn Group’s intentions, including Mr. Carl Icahn’s request to designate five of Lionsgate’s 12 Board members. On February 26, 2009, the Strategic Advisory Committee of the Board met to discuss these matters.

On February 27, 2009, legal advisors to the Icahn Group communicated to Lionsgate’s legal advisors certain corporate governance and other proposals made by the Icahn Group. The legal advisors to the Icahn Group indicated that, among other things, the Icahn Group expected that any settlement agreement between the Icahn Group and Lionsgate would provide the Icahn Group with the right to designate three Board members (constituting 25% of the Board seats, notwithstanding the fact that the Icahn Group then owned only approximately 14.28% of the outstanding Shares) and an unspecified number of board observers, and that such designees and observers would be permitted to discuss confidential matters related to Lionsgate with Mr. Icahn, notwithstanding the fact that Mr. Icahn was not proposed to be a member of the Board. The Icahn Group proposed that one of its designated appointees would be Mr. Brett Icahn, and that the Board size would be restricted to 12 directors. It also proposed that two consultants be engaged to conduct a review of Lionsgate’s cost structure, with one engaged by the Board and the other engaged by the Icahn Group. That day, the Board met to consider the Icahn Group’s proposals and determined to create a Special Committee of independent directors with authority to engage in negotiations with the Icahn Group. The members of the Special Committee initially consisted of Harald Ludwig and Brian V. Tobin, who were later joined by Morley Koffman and Hardwick Simmons, all independent members of the Board.

On March 2, 2009, Messrs. Tobin and Ludwig met with Mr. Icahn to discuss his proposal. Mr. Icahn indicated, among other things, that he was concerned with Lionsgate’s cost structure and, with regards to Lionsgate’s acquisition of TV Guide Network and certain related assets, Mr. Icahn suggested that Lionsgate’s capital would have been put to better use by repurchasing Shares. On March 3, 2009, Mr. Feltheimer engaged in discussions with Mr. Icahn. The Board met again on March 3 and March 4, 2009, to further consider Mr. Icahn’s proposal.

On March 5, 2009, Mr. Burns, at the direction of the Board, discussed the terms of a potential settlement with Messrs. Carl Icahn and Brett Icahn. The Icahns threatened to conduct a proxy fight and replace the Board entirely if the Board did not agree to their terms by the end of the day. Later that day, the Board met to discuss Mr. Icahn’s demands, as well as the terms of a customary standstill provision which would restrict the Icahn Group from engaging in a proxy contest with Lionsgate or acquiring more than 19.9% of the Shares. The Board determined that Lionsgate should attempt to reach a mutually acceptable agreement with Mr. Icahn, within certain parameters authorized by the Board, and directed the Special Committee to present a proposal to Mr. Icahn.

Over the course of the day on March 6, 2009, Messrs. Tobin and Ludwig engaged in discussions with Mr. Icahn in an effort to reach agreement on the principal terms of a settlement. During the period commencing on March 6, 2009 until March 11, 2009, the parties exchanged drafts of a settlement agreement and their representatives engaged in negotiations regarding the terms thereof. The Special Committee met on several occasions to consider continuing and new demands made by the Icahn Group and potential responses and courses of action to address those demands.

On March 10, 2009, a Board meeting was held to review the open points in the settlement negotiations, including (1) the Icahn Group’s rejection of a one-year standstill that Lionsgate proposed would not be terminated with respect to the acquisition of shares even if its designated Board appointees resigned from the Board or otherwise ceased to be members of the Board, unless the Icahn Group tendered for 100% of the Shares, (2) the Icahn Group’s rejection of a limitation beyond Lionsgate policy upon any of its designated Board appointees that would prevent them from seeking strategic acquisitions of Lionsgate by third parties, (3) the Icahn Group’s request for a “most favored nation” provision, and (4) the Icahn Group’s request that its designated Board appointees be nominated and supported for two one-year terms. Thereafter, Messrs. Tobin and Ludwig each discussed the open points with Mr. Icahn. Representatives of the Icahn Group had previously requested, and Lionsgate had agreed, that the standstill obligations would be subject to several exceptions and would generally terminate prior to the 2010 Annual General Meeting of shareholders, or earlier if certain of the Icahn Group’s proposed Board designees had resigned or otherwise ceased to be Board members. Mr. Icahn continued to demand, among other things, that the Icahn Group be granted “most favored nation” treatment so that if Lionsgate entered into a similar type of agreement with any other Lionsgate shareholder holding at least 16,500,000 Shares, even in the context of a strategic business arrangement or a strategic acquisition, the Icahn Group could elect to receive the benefit of any less restrictive standstill provisions in that agreement.

A Board meeting was held the next day, on March 11, 2009, to consider the Icahn Group’s proposed standstill and other settlement terms. Following the meeting, at the direction of the Board, Wachtell, Lipton, Rosen and Katz

(“Wachtell Lipton”), sent a revised settlement agreement to the Icahn Group’s legal advisors which did not have the “most favored nation” provision but contained various board representation and other governance rights.

Shortly thereafter, Mr. Icahn issued a press release, and the Icahn Group filed an amendment to the Icahn Group’s Schedule 13D, with the following statement:

We have recently been engaged in discussions with Lions Gate regarding the possibility of having a number of our designees added to Lions Gate’s board of directors. Those discussions have been terminated because agreement could not be reached concerning certain aspects of the standstill agreement that Lions Gate demanded as a condition to installing those board members.

The following day, on March 12, 2009, Mr. Icahn issued a press release announcing that certain of his affiliated entities intended to commence a tender offer to purchase for cash any and all of the 2024 Notes and the 2025 Notes (the “Debt Tender Offer”). On March 17, 2009, Mr. Icahn issued a press release announcing that the offer price for the Debt Tender Offer was $750 for each $1,000 principal amount of 2024 Notes tendered, and $730 for each $1,000 principal amount of 2025 Notes tendered, in each case plus accrued but unpaid interest.

On March 20, 2009, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP and High River Limited Partnership (collectively, the “Icahn Debt Offerors”) commenced the Debt Tender Offer and filed the Offer to Purchase in a Schedule 13D amendment.

On March 26, 2009, LGEI, the issuer of the 2024 Notes and the 2025 Notes, issued a press release in response to the Debt Tender Offer that included the following statement:

[LGEI] noted that its Board believes that each noteholder should make its decision as to whether to tender on an individual rather than a collective basis, based on that noteholder’s particular circumstances. It further indicated that its Board believes the determination of whether to tender is a financial decision to be made by each noteholder based on the terms of the tender offer and the cash price being offered by the Icahn Group. The Board of Directors of [LGEI’s] parent owes fiduciary duties to its shareholders, who may be affected by a noteholder’s decision to tender or not to tender notes. For these reasons, [LGEI] believes that it is not appropriate for it to make a recommendation to noteholders regarding the tender of their notes and expresses no opinion as to the course of action that noteholders should take.

In addition, in light of the fact that the 2024 Notes and the 2025 Notes are convertible into Shares in certain circumstances, LGEI noted in the press release that the terms of its Second Amended and Restated Credit, Security, Guaranty and Pledge Agreement, dated as of July 25, 2008 (the “Senior Revolving Facility”) generally provide that the acquisition of ownership or control of more than 20% of the equity of Lionsgate by any person or group may constitute a “change in control” that could result in an event of default and acceleration of the indebtedness outstanding under the Senior Revolving Facility, which could in turn result in a cross-default and acceleration of LGEI’s payment obligations under other outstanding indebtedness. Lionsgate had entered into the Senior Revolving Facility in 2003, years before the date the Icahn Group states that it began acquiring Shares. Lionsgate did not propose the “change in control” provisions in the Senior Revolving Facility. As is not uncommon, the lenders under the credit agreement negotiated for, among other things, the “change in control” provision because of the unknown consequences to the Senior Revolving Facility or ownership of the Company in the event of a “change in control.”

On March 30, 2009, Mr. Icahn issued a press release which included the following statement:

In the event of a “Change in Control”, the Company’s payment obligations under both the $325 million in notes and any amount drawn on the revolver could be accelerated. If this occurred, the company would face either a refinancing or restructuring. Because any consideration of refinancing must take into account the difficult state of the current credit markets, one is left to speculate how the company would meet this demand without restructuring?

If the company is forced to restructure, we believe that much of the company’s equity would end up being owned by the debt holders, and that in the long run, due primarily to the company’s library assets, these assets would provide the noteholders full “recovery value” if managed properly. The other noteholders, when considering my tender, should ask themselves whether or not they believe the same.

In April 2009, Lionsgate and certain holders of the 2025 Notes discussed the potential debt exchange offer. Negotiations ensued and, on April 20, 2009, LGEI, entered into Refinancing Exchange Agreements with certain existing holders of the 2025 Notes which provided that the holders would exchange $66.6 million aggregate principal amount of the 2025 Notes for new 3.625% convertible senior subordinated secured notes due 2025 (the “New 2025 Notes”) in the same aggregate principal amount. The New 2025 Notes had a conversion price that was lower than the conversion price applicable to the 2025 Notes; however, the dates on which holders of the New 2025 Notes could require LGEI to repurchase the notes were extended by three years, as compared to the repurchase dates for the 2025 Notes. The extension of the date on which holders could require the Company to repurchase the notes provided the Company with additional flexibility with respect to its liquidity position. Shortly after the exchange was completed, the New 2025 Notes were trading at approximately the same price as the 2025 Notes, suggesting that the market did not view the New 2025 Notes as having terms more favorable to the holders, in the aggregate.

On April 21, 2009, the Icahn Debt Offerors extended the expiration date of the Debt Tender Offer from April 20, 2009 to May 1, 2009. Following the expiration of the Debt Tender Offer on May 1, 2009, the Icahn Group disclosed that a total of only $154,000 principal amount of the 2024 Notes and $429,000 principal amount of the 2025 Notes had been validly tendered and not withdrawn from the offer.

On April 24, 2009, Lionsgate filed an application with the British Columbia Securities Commission to cease to be a reporting issuer in Canada, recognizing that the Shares had been delisted from the Toronto Stock Exchange in 2006, primarily due to the low trading volume of the Shares on such exchange (which represented less than 1% of the volume of Shares traded on the NYSE for the year ended December 31, 2005) and the reality that compliance with U.S. disclosure obligations provided shareholders with substantively the same information required under Canadian disclosure obligations. Legal counsel to Mr. Icahn, who is not Canadian, made a submission to the British Columbia Securities Commission, dated May 8, 2009, opposing this application on behalf of Mr. Icahn. To Lionsgate’s knowledge, no other shareholders expressed similar opposition to Lionsgate ceasing to be a reporting issuer. Shortly thereafter, Lionsgate determined to withdraw its application.

In addition, Lionsgate has, from time to time, considered potential advantages and disadvantages of relocating to the United States, including with respect to taxes and applicable laws (including applicable corporate laws). Lionsgate has also recognized, among other things, the fact that the overwhelming majority of its shareholders are located in the U.S. and considered the potential benefits of qualifying as a U.S. company for inclusion in stock indices such as the Russell 2000.

In May and June 2009, representatives of Lionsgate had several discussions with the Icahns regarding Lionsgate’s interest in a potential acquisition of Metro-Goldwyn-Meyer Inc., including the Icahns’ potential participation in providing financing for the transaction. Mr. Burns reiterated to the Icahns that Lionsgate takes a disciplined approach to acquisition opportunities, basing its evaluation of such opportunities on specified financial and business guidelines. On June 5, 2009, the Icahn Group filed an amendment to its Schedule 13D indicating that they beneficially owned 18,233,712 Shares, representing approximately 15.56% of the then outstanding Shares.

On June 10, 2009, the Special Committee again met to discuss the possibility of nominating an individual recommended by the Icahn Group for election to the Board at the 2009 Annual Meeting, in exchange for the Icahn Group’s agreement to vote the Shares it beneficially owned in favor of Lionsgate’s slate of directors at the meeting. During subsequent discussion with Mr. Icahn, including meetings on July 18 and July 19, 2009, Lionsgate did not require any standstill provisions from Mr. Icahn in connection with nominating the individual recommended by the Icahn Group. The Nominating and Corporate Governance Committee of the Board began review of the individual’s qualifications and credentials. Ultimately, though, Mr. Icahn determined not to proceed with the nomination, stating that he did not want to limit his options. Moreover, during such discussions, Mr. Burns indicated that if Mr. Icahn was not to be the designee, it would be desirable for the Icahn Group’s designee to be a Canadian resident in order to facilitate compliance with certain Canadian cultural and governance requirements. In response, Mr. Icahn suggested that Lionsgate should consider leaving Canada.

Around substantially the same time that Lionsgate offered to nominate a designee of the Icahn Group to the Board, Lionsgate made a similar proposal to another of its significant and long-time shareholders, the MHR Group, a 19.9% owner of the then outstanding Shares. Following discussions of the terms of the proposal, Dr. Rachesky and Lionsgate entered into a letter agreement, dated July 9, 2009, that provided that Lionsgate would nominate

Dr. Rachesky for election to the Board, and Dr. Rachesky would vote the Shares held by the MHR Group in favor of Lionsgate’s slate of directors at the 2009 Annual Meeting.

On June 17, 2009, the Icahn Group filed an amendment to its Schedule 13D indicating that it had purchased additional Shares to increase its beneficial ownership amount to 19,752,312 Shares, which represented approximately 16.86% of the then outstanding Shares.

The 2009 Annual Meeting was held on September 15, 2009. Shareholders voted to elect all of the 12 director candidates nominated by Lionsgate, including Dr. Rachesky. To Lionsgate’s knowledge, all of the Shares held by the Icahn Group were withheld in the election of all directors. The following day, Mr. Burns again met with Messrs. Carl Icahn and Brett Icahn to discuss their suggestions with respect to Lionsgate. Mr. Burns also met with Mr. Brett Icahn on October 2, 2009.

On October 6, 2009, Lionsgate executed a letter agreement with ISL, an entity that provides sourcing services to certain portfolio companies associated with the Icahn Group. Pursuant to the letter agreement, Lionsgate agreed that ISL may disclose certain information about Lionsgate to potential suppliers of goods and services, but Lionsgate is not obligated to purchase any goods or services until such time as it enters into specific agreement with such supplier. No fees are paid by either Lionsgate or ISL in connection with the sourcing arrangement contemplated by the letter agreement.

Mr. Feltheimer and Mr. Burns continued to meet with Messrs. Carl and Brett Icahn from time to time to hear their views.

On February 5, 2010, the Icahn Group filed an amendment to its Schedule 13D to disclose that it beneficially owned 21,162,432 Shares, representing approximately 18.06% of the then outstanding Shares.

On February 11, 2010, the Icahns informed Mr. Burns that they were considering commencing a tender offer to increase their interest in Lionsgate to approximately 29.9%. They also explained to Mr. Burns that they would seek greater influence over Lionsgate’s decisions with respect to any major transactions.

On February 12 and February 14, 2010, Mr. Burns met with the Icahns, who provided Mr. Burns with a list of demands that included, among other things, the appointment of Brett Icahn to the Board and the creation of three new Board committees — a Transaction Committee, a Consultant Committee and an “Investments in Films and Television Programs” Capital Allocation Committee — which would each be limited in size to three directors and would each include Brett Icahn as a member. The Icahns also demanded that (1) any acquisition of assets in excess of $200 million be approved by holders of at least 40% of the Shares, (2) if any backstopped rights offering was undertaken, each shareholder owning more than 10% of the outstanding Shares be offered an opportunity to compete to provide the backstop, and (3) the Icahn Group be granted the same rights that Lionsgate had agreed to give Dr. Rachesky and the MHR Group, including with respect to the rights set out in the July 9, 2009 letter agreement (described in more detail under Item 3 of this Solicitation/Recommendation Statement). The Icahns proposed that the Icahn Group be subject to a one year standstill provision without specifying what actions would be prohibited.

On February 15, 2010, a U.S. federal holiday, Mr. Brett Icahn sent Mr. Burns a list of these demands and demanded that Mr. Burns immediately execute a letter agreement which provided that, as a demonstration of its good faith, Lionsgate would agree not to issue, authorize or engage in discussions regarding the issuance of any securities (other than issuances pursuant to the exercise or conversion of currently outstanding stock options or convertible securities). The letter also provided that this restriction would terminate on February 20, 2010 or such earlier date, if any, that Mr. Icahn or his affiliates publicly announced a tender offer to acquire Shares. Moreover, the Icahns threatened to commence a tender offer the next day if Mr. Burns did not immediately sign the letter agreement. Mr. Burns discussed the letter with Wachtell Lipton that night. After that discussion, Mr. Burns indicated to Brett Icahn that he would discuss the request with members of the Board as soon as possible, but obviously could not agree to execute the letter that night without consultation with the Board.

The following day, on February 16, 2010, without engaging in further settlement discussions with Lionsgate regarding his written demands delivered the day before, Mr. Icahn issued a press release indicating that certain of his affiliates intended to commence a tender offer to acquire up to 13,164,420 Shares which, together with the Shares already owned by the Icahn Group, would result in the Icahn Group beneficially owning approximately 29.9% of the then outstanding Shares. The press release indicated that it was the Icahn Group’s belief that, if the acquisition of more than 20% of the outstanding Shares by the Icahn Group would constitute an event of default under Lionsgate’s senior revolving credit facility, such an event of default could be avoided through a waiver by the lenders thereunder or through Lionsgate’s prepayment or elimination of the senior revolving credit facility. That same day, the Special Committee met to discuss the proposed tender offer, and Lionsgate issued a press release confirming that the Board would review the Icahn Group’s proposed tender offer.

From February 16, 2010 through March 12, 2010, members of the Special Committee and the Special Committee’s legal advisors met with members of the Board to discuss the terms of the Offer and potential responses and courses of action to address the Offer, including the advantages and disadvantages of, and legal considerations with respect to, the potential adoption of a shareholder rights plan.

The Icahn Group also filed on February 16, 2010, an amendment to its Schedule 13D indicating it had purchased an additional 945,139 Shares on February 9 and February 10, 2010, thereby increasing its beneficial ownership to 22,107,571 Shares, which represented approximately 18.87% of the total outstanding Shares.

On February 17, 2010, Lionsgate completed the filing of a shelf registration statement with the SEC that would allow it and LGEI to sell, from time to time, up to $750 million in Shares, certain debt securities, or a combination thereof. The registration statement was declared effective by the SEC on March 3, 2010.

On February 18, 2010, Mr. Burns spoke with Mr. Brett Icahn, regarding the Icahns’ demands. On February 19, 2010, the Special Committee and the Strategic Advisory Committee of the Board met jointly with members of Lionsgate’s senior management team and legal and financial advisors to consider the Icahn Group’s proposed tender offer and related matters, including the applicable legal framework, potential responses and courses of action to address the proposed tender offer.

On February 22, 2010, the Icahns discussed their tender offer with Mr. Burns and suggested, among other things, that notwithstanding public statements made by Mr. Icahn less than a year earlier in the context of the Debt Tender Offer, they were confident the administrative agent (JPMorgan Chase Bank, N.A. (“JPMorgan”)) for Lionsgate’s revolving credit facility would waive the “change in control” default trigger and allow the Offeror to increase its shareholding amount to 29.9% or, alternatively, Lionsgate could avoid the default by prepaying and terminating the facility. Mr. Burns indicated that Lionsgate was evaluating a response to the Offer that would be in the best interests of the Company, the shareholders and the Company’s other stakeholders, but remained very concerned about the potential default and liquidity problems that could result from the Offer. He also told the Icahns that he had commenced preliminary discussions with JPMorgan about the Senior Revolving Facility and Lionsgate’s Credit, Security, Guaranty and Pledge Agreement, dated as of October 6, 2009 (the “2009 Facility” and, together with the Senior Revolving Facility, the “Credit Facilities”) and the possibility of increasing the “change in control” threshold, but that JPMorgan had not indicated that it would agree to such an amendment in connection with the Offer.

Later that day, Brett Icahn forwarded Mr. Burns a draft of sections of the Offer to Purchase regarding the background and purpose of the Offer and requested that Mr. Burns send him an email with the following statement: “I have reviewed the attached draft disclosure with legal counsel and hereby confirm, on behalf of Lions Gate Entertainment Corp. and its subsidiaries, that it accurately reflects our discussions in all material respects.” Following review with legal counsel, Mr. Burns concluded and conveyed to Brett Icahn his belief that the Icahns’ draft omitted numerous facts that the shareholders might consider important in deciding whether to tender their Shares, which facts are presented in this Solicitation/Recommendation Statement.

On February 26, 2010, the Board determined that the Special Committee formed in February 2009 would continue to be constituted to consider, evaluate, negotiate (if necessary) and make recommendations to the Board in connection with any initiatives by the Icahn Group, including the formulation of Lionsgate’s recommendation to be filed on Schedule 14d-9 with respect to any tender offer by the Icahn Group and the corresponding Canadian Directors’ Circular, and any other transactions, proposals, expressions of interest or strategic alternatives that may be available to Lionsgate. Thereafter, members of the Special Committee were actively engaged in discussions with members of the Board, senior management, and legal and financial advisors to the Board and the Special

Committee, and also received the perspectives of shareholders, including Dr. Rachesky and the MHR Group, directly and through their representatives.

On March 1, 2010, the Offeror commenced the Offer and, on that same day, Lionsgate issued a press release requesting that shareholders take no action in response to the Offer and informing shareholders that the Board, in consultation with its financial and legal advisors, would review the Offer and make its recommendation to shareholders.

On March 1, 2010, the Special Committee met with its U.S. legal advisor, Wachtell Lipton, and its Canadian legal advisor, Goodmans LLP, and discussed the terms of the Offer, the applicable legal framework and potential responses to and courses of action in the context of the Offer, including the advantages and disadvantages of, and legal considerations with respect to, the potential adoption of a shareholder rights plan. Goodmans LLP reviewed with the Special Committee its fiduciary duties in this context. The Special Committee also discussed with its legal advisors the advisability of engaging, in addition to the Company’s financial advisor, an independent financial advisor to the Special Committee.

On March 2, 2010, the Special Committee met with several financial advisors, including Perella Weinberg Partners LP (“Perella Weinberg”), to discuss their independence and expertise in connection with advising companies with respect to the types of matters under consideration by the Special Committee. Following those meetings, the Special Committee determined to engage Perella Weinberg as its financial advisor.

On March 3, 2010, the Special Committee met with its legal and financial advisors. During the meeting, the Special Committee considered presentations from Messrs. Burns, Feltheimer and Levin, regarding the Offer and their views on the possible implications of, and actions that might be taken in the context of, the Offer, including an update on their views with respect to a possible amendment or waiver of the “change in control” provision in both Credit Facilities. Mr. Burns also discussed the potential views of certain of the Company’s significant shareholders with respect to the possible adoption of a shareholder rights plan. Following presentations from senior management, the Special Committee met in executive session with its legal and financial advisors to consider, among other things, senior management’s presentation, Perella Weinberg’s preliminary views concerning the Offer, and the potential adoption of a shareholder rights plan.

On March 4 and March 5, 2010, the Special Committee again met with its legal and financial advisors. During the meetings, the Special Committee considered, among other things, additional presentations from Messrs. Burns, Feltheimer and Levin. At each meeting, the Special Committee met in executive session. Following presentations from management on March 5, 2010, the Special Committee met in executive session with its legal and financial advisors to discuss the work undertaken to date by the financial advisors, including their meetings with management, and to further consider whether to recommend the adoption of a shareholder rights plan and the possible interaction between the change in control provision of the Credit Facilities and the “significant interest” threshold under the shareholder rights plan, if one was adopted. The Special Committee also discussed the implications of alternative percentages of the outstanding Shares that could be considered to define a “significant interest” for purposes of a shareholder rights plan. Following those discussions, the members of the Special Committee unanimously determined to pursue the possible implementation of a shareholder rights plan and related amendment of the “change in control provision” in the Credit Facilities and asked that the legal advisors continue their work on the possible implementation of a shareholder rights plan.

On March 10, 2010, the Special Committee met with its financial and legal advisors as well as the Company’s management and financial and legal advisors. During the meeting, the Special Committee considered and discussed, among other things, presentations from Messrs. Burns, Feltheimer and Levin regarding their views on the potential implications of the Offer, the adoption of a shareholder rights plan, and other responses and courses of action that might be taken in the context of the Offer. The Special Committee and its advisors also considered and discussed a presentation by Morgan Stanley, the Company’s financial advisor, with respect to, among other things: the potential impact of the Offer on effective control of the Company; factors currently affecting the market price of the Shares and shares of the Company’s peers; the value implications of the current business plan and outlook and strategic initiatives of the Company, (including with respect to the Company’s theatrical segment, television segment, TV Guide Network and EPIX, the company’s joint venture creating a premium television channel and subscription video-on-demand service); the adequacy of the consideration in the Offer when assessed against a range of relevant metrics; and considerations relevant to the potential adoption of a shareholder rights plan. The Special Committee also considered and discussed a presentation by the Company’s legal advisor with respect to the potential adoption of a shareholder rights plan and the calling of a special meeting of shareholders to confirm such shareholder rights plan. The Special Committee then excused the Company’s management and the Company’s advisors and considered and discussed, among other things, a presentation from Perella Weinberg and focused particularly on Perella Weinberg’s financial analysis of the Offer Price when assessed against a range of relevant metrics. At the conclusion of its presentation, Perella Weinberg orally delivered its opinion, which has subsequently been confirmed in writing as attached in Annex C, to the effect that as of March 10, 2010 and based upon and subject to the matters stated in its opinion, the consideration to be paid in the Offer is inadequate, from a financial point of view, to the shareholders of the Company (other than the Icahn Group and its affiliates). The Special Committee also discussed with its financial and legal advisors the Company’s current business strategy to maximize shareholder value, including with respect to the Company’s theatrical segment, television segment, TV Guide Network and EPIX, as well as the responses and courses of action that might be taken in the context of the Offer, including the adoption of a shareholder rights plan, and its fiduciary duties and the interests of the Company, its shareholders and other stakeholders. Following this discussion, the Special Committee unanimously determined to recommend to the Board that the Board recommend that shareholders reject the Offer and not tender any Shares pursuant to the Offer, and that the Board implement a shareholder rights plan, which would be subject to confirmation by the shareholders at a special meeting of shareholders.

On March 11, 2010, the Board met with its financial and legal advisors as well as the Company’s management and the Special Committee’s financial and legal advisors. The Board considered and discussed, among other things, presentations from Messrs. Burns, Feltheimer and Levin regarding their views on the potential implications of the Offer, the adoption of a shareholder rights plan, and other responses and courses of action that might be taken in the context of the Offer. The Board discussed with management the Company’s business plan and its strategy to maximize shareholder value, including with respect to the Company’s theatrical segment, television segment, TV Guide Network and EPIX. The Board also considered and discussed a presentation by Morgan Stanley, the Company’s financial advisor, with respect to, among other things: the potential impact of the Offer on effective control of the Company; factors currently affecting the market price of the Shares and shares of the Company’s peers; the value implications of the Company’s business plan and outlook and strategic initiatives of the Company; the adequacy of the consideration in the Offer when assessed against a range of relevant metrics; and considerations relevant to the potential adoption of a shareholder rights plan. The Board considered and discussed a presentation from Perella Weinberg, including Perella Weinberg’s financial analysis of the Offer Price when assessed against a range of relevant metrics. Perella Weinberg advised the Board that on March 10, 2010 it had delivered its opinion to the Special Committee, to the effect that as of March 10, 2010 based upon and subject to the matters stated in its opinion, the consideration to be paid in the Offer is inadequate, from a financial point of view, to the shareholders (other than the Icahn Group and its affiliates). The Chairman of the Special Committee advised the Board of the determinations and recommendations of the Special Committee with respect to the Offer and the adoption of a shareholder rights plan. The Board considered and discussed with its advisors matters relevant to the adoption of a rights plan, including the mechanics of a plan, events that could trigger a plan, the possible effect of such plan on future transactions and the material terms of the plan that was proposed to be implemented. The Board also considered and discussed with its advisors the calling of a special meeting of shareholders to confirm such shareholder rights plan. Following this discussion and further deliberation, and upon receiving the recommendation of the Special Committee as noted above and further deliberation, the Board determined, by unanimous vote of the directors present, to recommend that shareholders reject the Offer and not tender any Shares pursuant to the Offer, to adopt a shareholder rights plan in the form presented to the Board, and to convene a special meeting of shareholders to confirm such shareholder rights plan as soon as reasonably practicable after its adoption, on May 4, 2010.

Reasons for Recommendation

After careful consideration, including a thorough review of the terms and conditions of the Offer by the Special Committee and by the Board, in consultation with their financial and legal advisors, the Board, by unanimous vote of the directors present at a meeting held on March 11, 2010, and upon the unanimous recommendation of the Special Committee, determined that the Offer is financially inadequate and coercive and is not in the best interests of Lionsgate and its shareholders and other stakeholders, and to recommend that shareholders should reject the Offer and not tender their Shares to the Offer.

The Board and the Special Committee took into account numerous factors in reaching that determination including, but not limited, to the reasons set forth below:

•	The Offer does not reflect the full value of the Shares. The $6.00 per Share price offered by the Offeror does not reflect significant value that senior management under the direction of the Board has built over the past 10 years and the significant additional value that the Board and senior management believe would result from the continued implementation of Lionsgate’s business plan. Among other things:

•	Lionsgate has created one of the only motion picture businesses with a significant presence in the action, horror, African-American, independent and prestige segments of the market. Lionsgate’s theatrical business acquires, produces and releases approximately 12 to 15 films per year under a disciplined financial model. In addition, Lionsgate has been successful in releasing highly regarded hits such as the Academy Award winning films Crash and Precious, and in creating long-term, valuable franchises such as the Tyler Perry and Saw franchises. Lionsgate’s film business has achieved profitability of approximately 70% of its theatrical releases over the past 10 years, one of the highest success rates in the industry.

•	Through a series of successful acquisitions and additions from recent television and theatrical productions, Lionsgate has built a premier 12,000-title library that has generated an average of $267 million in annual revenue over the past three years.

•	Lionsgate has diversified its business through a combination of organic growth and acquisitions, including acquisitions in television programming. The television programming business has achieved an approximately 40% compounded annual growth rate over the past 11 years. Lionsgate has been focused on financial discipline in developing new television product. The television programming business has been led by such hit shows as “Mad Men,” “Weeds” and “Nurse Jackie,” which have achieved critical acclaim, cult followings and economic success.

The Board and senior management believe that the significant additional value that would result from the continued implementation of Lionsgate’s business plan, and the inadequacy of the Offer, is supported by the views of analysts. The Offer price per Share of $6.00 and the $5.35 weighted average value per Share implied by the Offer (see below for calculation assumptions) value the Shares at a 28.5% discount and a 36.2% discount, respectively, to the average price targets of analysts (as indicated in the chart below) for the Shares at March 11, 2010.

Analyst Targets
As of March 11, 2010
Lionsgate Share Price ($)

Source  Bloomberg

(1)	Long-term price target.

(2)	The “weighted average value to shareholders” is calculated based on the weighted average of 13 million Shares at $6.00 and the balance of float shares which would not be acquired pursuant to the Offer, after giving effect to the Offer, at $5.20, being the 20-day volume weighted unaffected share price of the Shares prior to the announcement of the intention to make the Offer. Float shares is defined to be all outstanding shares excluding management, Board and Icahn positions.

•	The Offer is financially inadequate. In connection with its review of the Offer, the Special Committee has received, and the Board has considered the analysis of, a written opinion dated March 10, 2010 from Perella Weinberg, the financial advisor to the Special Committee, to the effect that as of such date and based upon and subject to the matters stated in its opinion, the consideration to be paid in the Offer is inadequate, from a financial point of view, to the shareholders (other than the Icahn Group and its affiliates). A copy of the opinion of Perella Weinberg to the Special Committee is attached as Annex C. Shareholders are urged to read the opinion carefully and in its entirety for a description of the procedures followed, matters considered and limitations on the use thereof and the review undertaken in connection therewith. The opinion does not constitute a recommendation to Lionsgate shareholders as to whether they should tender their Shares pursuant to the Offer.

•	As the owner of 29.9% of the Company’s outstanding Shares, the Icahn Group would likely have the power to effectively veto certain significant transactions and other matters requiring approval by a special resolution of shareholders. The Icahn Group has indicated in its Offer to Purchase that it is making the Offer to acquire additional Shares “in the hope of having a greater opportunity to participate in decisions regarding major acquisitions and other matters that would affect the Shareholders.” The nature of the conditions contained in the Offer suggest that the Icahn Group may be seeking to exert its influence in respect of a very wide range of matters, including any changes in the business properties, assets or operations of Lionsgate outside of the ordinary course of business. If the Icahn Group acquires 29.9% of the Shares, it would be able to exert considerable influence over Lionsgate’s affairs and, in some circumstances, would likely be able to exercise negative control over Lionsgate. For example, many significant transactions, including matters which require approval by way of a “special resolution” under the BC Act, require approval by two-thirds of the votes cast by shareholders at the relevant meeting of shareholders. Such matters include certain changes to Lionsgate’s Articles, including share capital rights and restrictions, governance issues such as shareholder meeting and proxy procedures, and certain acquisitions, business combinations, and reorganizations. As the holder of 29.9% of the outstanding Shares, the Icahn Group would have a veto right over such transactions if less than 89.73% of the outstanding Shares were voted on the matter or if all of the outstanding Shares were voted and one or more shareholders holding only 3.42% of the outstanding Shares voted in the same manner as the Icahn Group. In such situations, the decision-making rights of shareholders on some of the most fundamental matters affecting Lionsgate would be usurped by the Icahn Group. This veto right could effectively frustrate a party that sought to acquire all of the Shares, as doing so would in most cases require support of at least two-thirds of the shareholders.

If the Icahn Group were to have the ability to exercise such negative control, it could hinder the ability of the Company to enter into or consummate future transactions intended to deliver a control premium or other value to the shareholders.

The Icahn Group has not articulated a clear strategy or vision for Lionsgate, other than general criticism of its ongoing growth initiatives. The Board and management of Lionsgate, on the other hand, have been actively exploring several strategic acquisitions since prior to the Offer that they believe could create significant value for shareholders. Based on statements made by Mr. Icahn which suggest he is seeking to increase his shareholding in Lionsgate in order to exert greater influence over decisions about strategic acquisitions, as well as statements he has made to Lionsgate’s representatives in which he has criticized certain strategic acquisitions that Lionsgate has recently completed as well as potential future acquisitions, the Board believes that the ultimate purpose of the Offer may be to undermine Lionsgate’s growth strategy by impeding its ability to pursue strategic acquisitions and other significant transactions.

•	The purchase price offered by the Icahn Group represents an effort by the Icahn Group to acquire control of Lionsgate without paying a control premium. As noted above, if the Offer is successfully completed, the Icahn Group would acquire the ability to effectively control a range of significant decisions that may be made by Lionsgate, without paying an appropriate premium for such control (and without any premium for the 81.33% of the Shares for which the Offer is not being made). In effect, the Icahn Group is seeking to acquire control of Lionsgate for a total offer price of less than $80 million.

The Board believes that the premium represented by the Offer is insufficient for the acquisition of effective control of Lionsgate. The Offer price of $6.00 per Share represents a premium of only 14.7% to the previous day’s closing price, 15.4% over the unaffected 20-day value-weighted average price of the Shares (“VWAP”) of $5.20, and a premium of only 8.7% to the one-year VWAP of $5.52 per Share, in each case, calculated based on a price or VWAP of the Shares prior to the announcement of the Icahn Group’s intention to make the Offer on February 16, 2010.

A comparison of the Offer price of $6.00 per Share to average takeover bid premiums in the U.S. market illustrates that the Offer provides for a substantially below-market premium for effective control of Lionsgate. For example, The Walt Disney Company’s acquisition of Marvel Entertainment, Inc., a transaction involving a change of control in late 2009, had a one-day announced premium of 29.4%, significantly higher than the 14.7% premium being offered by the Offeror for only a portion of the Shares (based on the $6.00 per Share price). As shown in the chart below, the average 1-day announced premium in transactions from January 1, 2008 to February 16, 2010 (the date Offeror the commenced the Offer) involving a change of control was 39.8%, compared to the premium being offered by the Offeror. Moreover, the premium offered by the Offeror is also less than the 41.7% average one-day announced premium in transactions from January 1, 2009 to February 16, 2010 involving a change of control.

Announced One-Day Premiums in U.S. (1)

Source Thomson

(1)	Premiums based on all cash deals with consideration greater than $500 million

(2)	The “weighted average value to shareholders” is calculated based on the weighted average of 13 million Shares at $6.00 and the balance of float shares which would not be acquired pursuant to the Offer, after giving effect to the Offer, at $5.27, being the 20-day volume weighted unaffected share price of the Shares prior to the announcement of the intention to make the Offer. Float shares is defined to be all outstanding shares excluding management, Board and Icahn positions.

•	The acquisition by the Icahn Group of 29.9% of the outstanding Shares would constitute an event of default under the Credit Facilities. As the Icahn Group has repeatedly noted, the Credit Facilities both define a “change in control” to include, subject to certain limited exceptions, any person or group who acquires ownership or control in excess of 20% of Lionsgate’s equity securities having voting power to vote in the election of the Board. The Credit Facilities provide that a “change in control” would be an event of default that permits the lenders to accelerate the maturity of borrowings thereunder and to enforce security interests in the collateral securing such debt. As of March 8, 2010, Lionsgate had borrowings of approximately $10 million outstanding under the Senior Revolving Facility and borrowings of approximately $34 million outstanding under the 2009 Facility.

In addition, if the Credit Facilities were accelerated following an event of default that is not waived or cured, holders of the Notes and the 10.25% Senior Secured Second-Priority Notes due 2016 (the “10.25% Notes”) would have the right to accelerate the debts thereunder. As of March 8, 2010, $236.0 million principal amount of the 10.25% Notes and $236.1 million aggregate principal amount of the Notes were outstanding. As of March 8, 2010, Lionsgate’s consolidated total indebtedness was approximately $825.4 million (includes principal values for the 10.25% Notes and the Notes).

If Lionsgate is unable to negotiate an amendment to the Credit Facilities to increase the 20% change in control threshold to at least 30%, or obtain a forbearance or waiver for any default resulting from the Offeror’s acquisition of 29.9% of the outstanding Shares, Lionsgate would be required to repay all amounts then outstanding and would lose its primary source of liquidity to fund operations.

Lionsgate cannot assure shareholders that it would be able to obtain an amendment, forbearance or waiver of the default provisions of the Credit Facilities on reasonable terms. In addition, although Lionsgate had approximately $103 million in cash and cash equivalents available as of March 8, 2010 to fund the repayment and termination of the outstanding borrowings under the Credit Facilities, it would need to immediately seek a replacement source of funding in order to continue to operate its business in the ordinary course. Lionsgate cannot assure shareholders that a replacement credit facility would be available on reasonable terms, if at all.

In short, if the Offer were successfully completed and the Icahn Group acquired 29.9% of the outstanding Shares, Lionsgate’s liquidity and ability to operate its business could be materially and adversely impacted.

•	Risks associated with the Icahn Group’s relative lack of industry experience. As noted above, if the Offer was successful, the Board believes that it would result in a substantial amount of control and influence being acquired by the Icahn Group. To the knowledge of Lionsgate, the Icahn Group is comprised primarily of financial investors and has limited experience in operating a business in Lionsgate’s industry.

Notwithstanding this lack of demonstrated experience, in its discussions with Lionsgate representatives, the Icahn Group has sought to use the threat of a tender offer and/or proxy contest to require the formation of three new Board Committees — each consisting of three directors, one of whom would be Brett Icahn — including a “Investments in Films and Television Programs” Capital Allocation Committee. The Icahn Group proposed that such committee “would be authorized to evaluate capital expenditures on developing and producing content.”

•	The Offer is structurally coercive. The Offer is a “partial bid,” meaning it is an offer to acquire less than all of the Shares — in this case only up to 13,164,420 Shares, which represents approximately 18.67% of the outstanding Shares (excluding the Shares currently beneficially owned by management, the Board and the Icahn Group). If more than the Maximum Number of Shares are tendered, the Shares to be purchased under the Offer would be determined on a pro rata basis (based on the number of Shares tendered by each holder). If all shareholders tendered all of their Shares into the Offer, they would only be able to sell approximately 18.67% of their Shares and would retain 81.33% of their Shares.

This “partial bid” structure is inherently coercive because it forces shareholders to decide whether to accept the Offer (and in respect of how many Shares), reject such Offer, sell into the market or maintain their position without knowing whether and to what extent other shareholders would accept the Offer, knowing the price at which the Shares will trade after the Offer and the role that the Icahn Group would play at Lionsgate following the Offer and the impact of that role on the value of the Shares. A shareholder may feel compelled to tender Shares in a partial bid, even if the shareholder considers the bid price to be inadequate, out of concern that in failing to do so, if the partial bid is completed, the shareholder may suffer adverse consequences including:

•	a reduced price reflective of a minority discount resulting from ownership being concentrated in a small group of large shareholders and the Icahn Group having the ability to frustrate other potential offers to acquire all of the Shares;

•	a potential default by the Company under the Credit Facilities and its other indebtedness or the need to secure alternate financing arrangements that may be less advantageous to Lionsgate; and

•	holding an investment in a company that is under the influence of a shareholder with effective control that has articulated no clear plans or direction for the Company.

If shareholders deposit their Shares under the Offer as a result of this coercion, they may reduce the risks associated with those Shares that are acquired under the Offer (after proration), but would expose their remaining holdings to these increased uncertainties.

•	The Offer is highly conditional. The Offer is highly conditional for the benefit of the Offeror, resulting in substantial uncertainty for shareholders as to whether the Offer would be completed. Each of the numerous conditions to the Offer must be satisfied or waived before the Offeror would be obligated to take up any Shares deposited under the Offer. Several of the conditions provide the Offeror with broad discretion to determine whether the conditions have or have not been satisfied. For example, the Offeror can decide not to proceed with the Offer if there is any change or development that has occurred or been threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations, or the prospects for the business of Lionsgate which is outside the ordinary course of business.

•	All of Lionsgate’s directors and executive officers have informed Lionsgate that they do not currently intend to tender their Shares into the Offer. As of March 8, 2010, Lionsgate’s directors and executive officers set forth on Annex B hereto beneficially owned an aggregate of 25,875,459 Shares (excluding any Shares issuable to Lionsgate’s directors and executive officers pursuant to the vesting of any Lionsgate restricted stock or performance share awards). 23,165,278 of these Shares were beneficially owned by Mark H. Rachesky, M.D., a Lionsgate director.

Accordingly, the Board recommends that shareholders reject the Offer and NOT tender their Shares pursuant to the Offer.

The foregoing discussion of factors considered by the Board and the Special Committee is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Offer, the Board and the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the factors summarized above in reaching their recommendations. In addition, individual members of the Board and the Special Committee may have assigned different weights to different factors. However, after weighing all of the various factors, the Board and the Special Committee made their respective recommendations by unanimous vote of the directors present.

Intent to Tender

To the knowledge of Lionsgate after making reasonable inquiry, none of Lionsgate’s directors, executive officers, affiliates or subsidiaries intends to tender any Shares held of record or beneficially owned by such person pursuant to the Offer.

ITEM 5.	PERSONS/ASSETS RETAINED, EMPLOYED, COMPENSATED OR USED

The Company has retained Morgan Stanley to act as the Company’s financial advisor in connection with, among other things, the Board’s analysis and consideration of, and response to, the Offer. Morgan Stanley will be paid customary fees for such services, reimbursed for its reasonable out-of-pocket expenses and indemnified against certain liabilities relating to or arising out of the engagement.

The Special Committee has retained Perella Weinberg to act as the Special Committee’s financial advisor in connection with the Special Committee’s analysis and consideration of, and recommendation to the Board of a response to, the Offer. Perella Weinberg will be paid customary fees for such services, including a fee for rendering a financial opinion to the Special Committee, as well as a retainer fee and a work fee, neither of which is conditional on the delivery of an opinion or the outcome of the Offer, and will be reimbursed for its reasonable out-of-pocket expenses and indemnified against certain liabilities relating to or arising out of the engagement.

Lionsgate has engaged MacKenzie to assist it in connection with Lionsgate’s communications with its shareholders in connection with the Offer. Lionsgate has agreed to pay customary compensation to MacKenzie for such services. In addition, Lionsgate has agreed to reimburse MacKenzie for its reasonable out-of-pocket expenses and to indemnify it and certain related persons against certain liabilities relating to or arising out of the engagement.

Lionsgate has also retained Joele Frank, Wilkinson Brimmer Katcher (“Joele Frank”) as its public relations advisor in connection with the Offer. Lionsgate has agreed to pay customary compensation to Joele Frank for such services. In addition, Lionsgate has agreed to reimburse Joele Frank for its reasonable out-of-pocket expenses and to indemnify it and certain related persons against certain liabilities relating to or arising out of the engagement.

Except as set forth above, neither Lionsgate nor any person acting on its behalf has or currently intends to employ, retain or compensate any person to make solicitations or recommendations to the shareholders of Lionsgate on its behalf with respect to the Offer.

ITEM 6.	INTEREST IN SECURITIES OF THE SUBJECT COMPANY

Securities Transactions

No transactions with respect to Shares have been effected by Lionsgate or, to Lionsgate’s knowledge after making reasonable inquiry, by any of its executive officers, directors, affiliates or subsidiaries during the 60 days prior to the date of this Statement, except as set forth below:

		Number	Price Per	Nature of
Name of Person	Transaction Date	of Shares	Share	Transaction

James Keegan	February 5, 2010	3,975	$4.85	Withholding of Shares(1)
Michael Burns	February 3, 2010	915	$5.11	Withholding of Shares(1)
Michael Burns	February 3, 2010	36,963	$0	Vesting of Equity Awards(2)
Jon Feltheimer	January 9, 2010	19,966	$5.84	Withholding of Shares(1)
Jon Feltheimer	January 9, 2010	42,808	$0	Vesting of Equity Award(2)

(1)	Represents common shares withheld by Lionsgate to satisfy certain tax withholding obligations upon the vesting of restricted share units. Pursuant to the Lions Gate Entertainment Corp. 2004 Incentive Plan and Lionsgate’s policies, Shares were automatically canceled to cover certain of the reporting person’s tax obligations. No Shares were sold by Lionsgate or the reporting person.

(2)	Amount includes restricted share units granted by Lionsgate pursuant to the terms of an employment agreement with the reporting person, which are payable in an equal number of Shares.

ITEM 7.	PURPOSES OF THE TRANSACTION AND PLANS OR PROPOSALS

Consistent with its business plan, which the Board believes to be in the best interest of Lionsgate, the shareholders and the other stakeholders of Lionsgate, Lionsgate routinely maintains contact with other participants in its industry regarding a wide range of business transactions. It has not ceased, and has no intention of ceasing, such activity as a result of the Offer. Lionsgate’s policy has been, and continues to be, not to disclose the existence or content of any such discussions with third parties (except as may be required by law) as any such disclosure could jeopardize any future negotiations that Lionsgate may conduct.

Except as described in the preceding paragraph or otherwise set forth in this Statement (including in the Exhibits to this Statement) or as incorporated in this Statement by reference, Lionsgate is not currently undertaking or engaged in any negotiations in response to the Offer that relate to, or would result in, (i) a tender offer for, or other acquisition of, Shares by the Icahn Group, any of their subsidiaries or any other person, (ii) any extraordinary transaction, such as a merger, reorganization or liquidation, involving Lionsgate or any of its subsidiaries, (iii) any purchase, sale or transfer of a material amount of assets of Lionsgate or any of its subsidiaries or (iv) any material change in the present dividend rate or policy, or indebtedness or capitalization, of Lionsgate.

Except as described above or otherwise set forth in this Statement (including in the Exhibits to this Statement) or as incorporated in this Statement by reference, there are no transactions, resolutions of the Board, agreements in principle or signed contracts in response to the Offer that relate to, or would result in, one or more of the events referred to in the preceding paragraph. Notwithstanding the foregoing, the Board may in the future engage in negotiations in response to the Offer that could have one or more of the effects specified in the preceding paragraph. The Board has determined that disclosure with respect to the parties to, and the possible terms of, any transactions or proposals of the type referred to in the preceding paragraph might jeopardize any discussions or negotiations that Lionsgate may conduct. Accordingly, Lionsgate does not intend to disclose the possible terms of any such transaction or proposals until an agreement in principal relating thereto has been reached or as otherwise may be required by law.

ITEM 8.	ADDITIONAL INFORMATION

Effect of the Offer on Lionsgate’s Outstanding Indebtedness

The agreements governing certain of Lionsgate’s long-term indebtedness contain “change in control” provisions that are triggered when any of Lionsgate shareholders, directly or indirectly, acquires ownership or control in excess of a certain percentage of Lionsgate’s Shares.

The Credit Facilities both define a “change in control” to include, subject to certain limited exceptions, any person or group who acquires ownership or control in excess of 20% of Lionsgate’s equity securities having voting power to vote in the election of the Board. The Credit Facilities provide that a “change in control” would be an event of default that permits the lenders to accelerate the maturity of borrowings thereunder and to enforce security interests in the collateral securing such debt. As of March 8, 2010, Lionsgate had borrowings of approximately $10 million outstanding under the Senior Revolving Facility and borrowings of approximately $34 million outstanding under the 2009 Facility.

In addition, if the Credit Facilities were accelerated following an event of default, holders of the Notes and the 10.25% Notes would have the right to accelerate the debts thereunder. As of March 8, 2010, $236.0 million principal amount of the 10.25% Notes and $236.1 million aggregate principal amount of the Notes were outstanding. As of March 8, 2010, Lionsgate’s consolidated total principal amount of indebtedness was approximately $825.4 million (includes principal values for the 10.25% Notes and the Notes).

If Lionsgate were unable to negotiate an amendment to the Credit Facilities to increase the 20% change-in-control threshold to 30%, or obtain a forbearance or waiver for any default resulting from the Offeror’s acquisition of 29.9% of the outstanding Shares, Lionsgate would be required to repay all amounts then outstanding and would lose its primary source of liquidity to fund operations.

Lionsgate cannot assure shareholders that it would be able to obtain an amendment, forbearance or waiver of the default provisions of the Credit Facilities on reasonable terms. In addition, although Lionsgate had approximately $103 million in cash and cash equivalents available as of March 8, 2010 to fund the repayment and termination of the outstanding borrowings under the Credit Facilities, it would need to immediately seek a replacement source of funding in order to continue to operate its business in the ordinary course. Lionsgate cannot assure shareholders that a replacement credit facility would be available on reasonable terms, if at all.

In short, if the Offer were successfully completed and the Icahn Group acquired 29.9% of the outstanding Shares, Lionsgate’s liquidity and ability to operate its business could be materially and adversely impacted.

The foregoing summary of the Credit Facilities and the Notes is necessarily subject to and qualified in its entirety by reference to the full text of the agreements and indentures filed as Exhibits (e)(19), (e)(20), (e)(21), (e)(22), (e)(23) and (e)(24) to this Statement and incorporated herein by reference.

Canadian Securities Laws

As a result of its merger with Beringer Gold Corp., Lionsgate is a reporting issuer in five Provinces in Canada. The securities laws of those Provinces impose certain requirements on Lionsgate and its shareholders in respect of, among other things, disclosure of holdings of Shares and the conduct of take-over bids.

Appraisal Rights

The Lionsgate shareholders do not have statutory appraisal rights in connection with the Offer.

Regulatory Approvals

The Offeror states that the Offer is subject to notification pursuant to the Competition Act (Canada) (the “Competition Act”). Under the Competition Act, a notifiable transaction may not be consummated until certain information has been provided to the Commissioner of Competition (the “Commissioner”) by the parties to the proposed transaction and a required waiting period has expired or has been terminated or waived. In certain cases, a request to the Commissioner for an Advance Ruling Certificate (“ARC”) can be made. The issuance of an ARC exempts a transaction from notification and provides that the Commissioner cannot seek an order from the Competition Tribunal under the merger provisions of the Competition Act in respect of that transaction solely on the basis of information that is the same or substantially the same as the information on the basis of which the ARC was issued.

To the knowledge of Lionsgate, the Offeror has not submitted a notification to the Commissioner under the Competition Act and accordingly, the statutory waiting period has not commenced. The Offeror’s Schedule TO states that the Offeror has requested an ARC in respect of the Offer. The issuance of an ARC and any related exemptions from notification requested thereto is within the discretion of the Commissioner. The Competition Act does not require the Commissioner to issue an ARC within a specified time period. It is possible that the Commissioner may not issue an ARC, requiring the parties to submit notifications in respect of the Offer.

In the case of an unsolicited bid in which a notification is required, an initial waiting period of 30 calendar days begins to run after the day the Commissioner receives a complete filing from the bidder. The target of such a transaction is then required to submit a filing to the Commissioner within 10 days after being notified by the Commissioner that a complete notification has been received from the bidder. Pursuant to section 114(2) of the Competition Act, the Commissioner may issue a request for supplemental information that is relevant to her assessment of the proposed transaction within this initial 30 day period. In the event that the Commissioner issues such a request, the proposed transaction is subject to a second 30 day waiting period after the Commissioner receives the requested information from the bidder. A proposed transaction that has been notified under the Competition Act may be completed before the end of the applicable waiting period if the Commissioner informs the parties that she does not, at such time, intend to challenge the transaction.

Shareholder Rights Plan and Issuance of Share Purchase Rights

As part of its mandate, the Special Committee considered, with the benefit of advice from its legal and financial advisors, whether it was in the best interests of Lionsgate, its shareholders and other stakeholders to adopt a shareholder rights plan in the context of the Offer. The Special Committee unanimously determined that it was in the best interests of Lionsgate, its shareholders and other stakeholders to do so in order to limit the potential adverse impact on the Company, its shareholders and other stakeholders of an accumulation of a significant interest in the Shares that was effected through a creeping bid, a partial bid or other means that resulted in coercive or unfair attempts to take over Lionsgate without affording all shareholders the opportunity to sell all of their Shares for fair value.

On March 11, 2010, after careful consideration, including consideration of the unanimous recommendation of the Special Committee and consultation with their financial and legal advisors, the Board, by unanimous vote of the directors present determined that it was in the best interests of Lionsgate, its shareholders and other stakeholders to adopt a shareholder rights plan, and authorized the execution of the Shareholder Rights Plan Agreement, dated as of March 12, 2010, between the Company and CIBC Mellon Trust Company, as rights agent (the “Rights Plan”), and the issuance of one share purchase right (a “Right”) per Share to shareholders of record at the close of business on March 22, 2010, in accordance with the Rights Plan.

The adoption of the Rights Plan does not affect the fiduciary duties of the Board.

The following is a summary of the principal terms of the Rights Plan, which summary is qualified by and is subject to the full terms and conditions of the Rights Plan. A copy of the Rights Plan is attached hereto as Exhibit (a)(5). Except as otherwise defined herein, defined terms used below have the meanings ascribed thereto in the Rights Plan.

Issue of Rights.  Under the Rights Plan, which became effective on March 12, 2010, one Right will be issued to shareholders of record on March 22, 2010 and will be attached to each outstanding Share. One Right will also be issued and attach to each Share issued thereafter, subject to the limitations set forth in the Rights Plan.

Acquiring Person.  An “Acquiring Person” is a person that Beneficially Owns 20% or more of the outstanding Voting Shares or, if Lionsgate has completed an offering of its securities after March 12, 2010 and in connection with that offering the Board has so determined, 24.9% of the outstanding Voting Shares. However, an Acquiring Person does not include the Company or any subsidiary of the Company, or any person that would otherwise become an Acquiring Person as a result of certain exempt transactions. These exempt transactions include, among others: (i) specified acquisitions of securities of the Company, (ii) acquisitions pursuant to a Permitted Bid or Competing Permitted Bid (as described below), (iii) specified distributions of securities of the Company, (iv) certain other specified exempt acquisitions, and (v) transactions to which the application of the Rights Plan has been waived by the Board.

Rights Exercise Privilege.  The Rights will separate from the Shares to which they are attached and will become exercisable at the later of (a) the close of business on the tenth Business Day after the earliest of: (i) the first date of public announcement that an Acquiring Person has become an Acquiring Person; (ii) the date of commencement of, or first public announcement of the intent of any person to commence, a take-over bid, other than a Permitted Bid or a Competing Permitted Bid, (iii) the date upon which a Permitted Bid or a Competing Permitted Bid ceases to be such, or (b) in the event that any of the circumstances in (a) occurred more than ten Business Days prior to the issuance of the Rights, the close of business on March 22, 2010, or in each case such later date as the Board of Directors may determine (the “Separation Time”). As a result of the public announcement by the Offeror on February 16, 2010 of its intention to make the Offer, the Separation Time would have occurred at the close of business on March 22, 2010. However, the Board of Directors has determined that it is in the best interests of Lionsgate, its shareholders and other stakeholders to defer the Separation Time. Subject to adjustment as provided in the Rights Plan, following the Separation Time, each Right will entitle the holder to purchase one Share for an exercise price (the “Exercise Price”) equal to four times the prevailing market price of a Share as at the Separation Time.

A transaction in which a person becomes an Acquiring Person is referred to as a “Flip-in Event”. Any Rights Beneficially Owned by an Acquiring Person (or any transferee of such Rights) on or after the earlier of the Separation Time or the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, will become void upon the occurrence of a Flip-in Event. After the close of business on the tenth business day after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, the Rights (other than those Beneficially Owned by the Acquiring Person or any transferee of such Rights) will entitle the holder to purchase, for the Exercise Price, that number of Shares having an aggregate market price (based on the prevailing market price at the time of the consummation or occurrence of the Flip-in Event) equal to twice the Exercise Price, subject to adjustment in certain circumstances.

Impact Once Rights Plan is Triggered.  Upon the occurrence of a Flip-in Event and the Rights separating from the attached Shares, reported earnings per Share on a fully diluted or non-diluted basis may be affected. Holders of Rights who do not exercise their Rights upon the occurrence of a Flip-in Event may suffer substantial dilution.

By permitting holders of Rights other than Rights Beneficially Owned by an Acquiring Person (or any transferee of such Rights) to acquire Shares of the Company at a discount to market value, the Rights may cause substantial dilution to a person or group that becomes an Acquiring Person other than by way of a Permitted Bid or a Competing Permitted Bid or other than in circumstances where the Rights are redeemed or the Board waives the application of the Rights Plan.

Certificates and Transferability.  Prior to the Separation Time, certificates for Shares will also evidence one Right for each Share represented by the certificate. Certificates evidencing Shares issued after March 22, 2010 will bear a legend to this effect. Rights are also attached to Shares outstanding on March 22, 2010, although share certificates already outstanding on that date will not bear such a legend.

Prior to the Separation Time, Rights will not be transferable separately from the attached Shares. From and after the Separation Time, the Rights will be evidenced by Rights certificates which will be transferable and traded separately from the Shares.

Permitted Bids and Competing Permitted Bids.  The Rights Plan is not triggered if an offer would, among other things, allow sufficient time for the shareholders to consider and react to the offer and would allow shareholders to decide to tender or not tender without the concern that they will be left with illiquid Voting Shares should they not tender.

A “Permitted Bid” is a take-over bid where the bid is made by way of a take-over bid circular to all holders of Voting Shares, other than the offeror, for all outstanding Voting Shares and the bid is subject to irrevocable and unqualified conditions that (A) no Voting Shares shall be taken up or paid for prior to a date which is not less than 60 days after the date of the bid and then only if more than 50% of the outstanding Voting Shares held by Independent Shareholders have been tendered to the bid and not withdrawn, (B) Voting Shares may be deposited pursuant to the bid (unless the bid is withdrawn) at any time prior to the close of business on the date Voting Shares are first taken up and paid for under the bid, (C) any Voting Shares deposited pursuant to the bid may be withdrawn until taken up and paid for, and (D) if the 50% condition set forth in (A) above is satisfied, that fact will be publicly announced and the bid will be extended for at least 10 Business Days following such announcement.

A “Competing Permitted Bid” is a take-over bid made after a Permitted Bid or another Competing Bid has been made and prior to the expiry of that Permitted Bid or Competing Permitted Bid and that satisfies all the criteria of a Permitted Bid except that since it is made after a Permitted Bid has been made, the minimum deposit period and the time period for the take-up of and payment for shares tendered under a Competing Permitted Bid is not 60 days, but is instead the later of (i) the last day on which a take-over bid must be open for acceptance after the date of such bid under applicable securities legislation, and (ii) the earliest date for take-up and payment of shares under any other Permitted Bid or Competing Permitted Bid then in existence.

Neither a Permitted Bid nor a Competing Permitted Bid is required to be approved by the Board and such bids may be made directly to shareholders. Acquisitions of Voting Shares made pursuant to a Permitted Bid or a Competing Permitted Bid do not give rise to a Flip-in Event.

Waiver, Redemption and Amendment.  With the prior consent of the holders of Voting Shares, the Board may, at any time prior to the occurrence of a Flip-in Event that would occur by reason of an acquisition of Voting Shares otherwise than pursuant to a take-over bid made by means of a take-over bid circular to all holders of record of Voting Shares (or otherwise as outlined in the paragraph below), waive the application of the Rights Plan to such Flip-in Event. In such event, the Board shall extend the Separation Time to a date at least 10 Business Days subsequent to the meeting of shareholders called to approve such waiver.

The Board may waive the application of the Rights Plan to a Flip-in Event provided that the Board has determined that the Acquiring Person became an Acquiring Person by inadvertence without any intention to become or knowledge that it would become, an Acquiring Person and such Acquiring Person has reduced its beneficial ownership of Voting Shares such that at the time of the waiver it is no longer an Acquiring Person. Similarly, the Board may waive the application of the Rights Plan to a Flip-in Event provided that the Acquiring Person has reduced or has contractually agreed to reduce its beneficial ownership of Shares such that it would no longer be an Acquiring Person. The Board may also, prior to the occurrence of a Flip-In Event, waive the application of the Rights Plan to a particular Flip-In Event which would occur as a result of a take-over bid made under a circular prepared in accordance with applicable securities laws to all holders of Voting Shares. In such event, the Board shall be deemed also to have waived the application of the Rights Plan to any other Flip-In Event occurring as a result of any other takeover bid made under a circular prepared in accordance with applicable securities laws to all holders of Voting Shares prior to the expiry of any take-over bid for which the Rights Plan has been waived or deemed to have been waived.

Until the occurrence of a Flip-in Event, the Board may, at any time prior to the Separation Time, with the approval of holders of the Voting Shares (or with the approval of holders of Rights if the Separation Time has occurred), elect to redeem all but not less than all of the then outstanding Rights at $0.00l per Right. In the event that, prior to the occurrence of a Flip-In Event, a person acquires Voting Shares pursuant to a Permitted Bid, a Competing Permitted Bid or pursuant to a transaction for which the Board has waived the application of the Rights Plan, then the Board shall, immediately upon the consummation of such acquisition, without further formality, be deemed to have elected to redeem the Rights at the redemption price.

Directors’ Circular

The information set forth under the headings “Material Changes in the Affairs of Lionsgate”, “Other Information”, “Currency”, “Directors’ Circular”, “Approval of Directors’ Circular” and “Statutory Rights” in the Directors’ Circular, which is filed as Exhibit (a)(4) to this Statement, is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Statement may constitute “forward-looking” statements. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, actions taken by the Icahn Group, actions taken by shareholders in respect of the Offer, the possible effect of the Offer on Lionsgate’s business (including, without limitation, on the Credit Facilities and the Notes), the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by Lionsgate’s credit facilities, unpredictability of the commercial success of Lionsgate’s motion pictures and television programming, the cost of defending Lionsgate’s intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors found under the heading “Risk Factors” in Lionsgate’s 2009 Annual Report on Form 10-K filed with the SEC on June 1, 2009, as updated in Exhibit 99.1 to Lionsgate’s Current Report on Form 8-K filed with the SEC on October 13, 2009, and Lionsgate’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2009 filed with the SEC on February 9, 2010, which risk factors are incorporated herein by reference. As a result, these statements speak only as of the date they were made and Lionsgate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless such updates or revisions are required by applicable law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements.

ITEM 9.	EXHIBITS

The following Exhibits are filed herewith or incorporated herein by reference:

Exhibit
Number	Description

(a)(1)	Press release issued by Lionsgate, dated February 16, 2010.
(a)(2)	Press release issued by Lionsgate, dated March 12, 2010.

Exhibit
Number	Description

(a)(3)	Letter to shareholders of Lionsgate, dated March 12, 2010.
(a)(4)	Canadian Directors’ Circular, dated March 12, 2010.
(a)(5)	Letter to employees of Lionsgate dated March 12, 2010.
(a)(6)	Lionsgate employee frequently asked questions.
(a)(7)	Shareholder Rights Plan Agreement, dated as of March 12, 2010, by and between the Company and CIBC Mellon Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to Lionsgate’s Current Report on Form 8-K filed with the SEC on March 12, 2010).
(e)(1)	Excerpts from Lionsgate Definitive Proxy Statement on Schedule 14A relating to the 2009 Annual Meeting of Shareholders filed with the SEC on August 17, 2009.
(e)(2)	Lionsgate 2004 Performance Incentive Plan (incorporated by reference to Appendix A to Lionsgate’s Definitive Proxy Statement on Form DEF 14A, dated July 28, 2006).
(e)(3)	Form of Incentive Plan Stock Option Agreement (incorporated by reference to Exhibit 10.2 to Lionsgate’s Registration Statement on Form S-2 under the Securities Act of 1933 dated April 30, 2003).
(e)(4)	Form of 2004 Performance Incentive Plan Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.19 to Lionsgate’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005 as filed on June 29, 2005).
(e)(5)	Amendment of Employment Agreement, dated as of November 2, 2009, by and between the Company and Michael Burns (incorporated by reference to Exhibit 10.69 to Lionsgate’s Current Report on Form 8-K as filed on November 6, 2009).
(e)(6)	Employment Agreement between Lions Gate Films, Inc. and Wayne Levin dated April 6, 2009 (incorporated by reference to Exhibit 10.64 to Lionsgate’s Current Report on Form 8-K as filed on April 10, 2009).
(e)(7)	Employment Agreement between Lionsgate and James Keegan dated January 14, 2009 (incorporated by reference to Exhibit 10.55 to the Company’s Current Report on Form 8-K filed on January 16, 2009).
(e)(8)	Amended and Restated Employment Agreement between Lionsgate and Jon Feltheimer dated December 15, 2008 (incorporated by reference to Exhibit 10.57 to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2008).
(e)(9)	Amended and Restated Employment Agreement between Lionsgate and Michael Burns dated December 15, 2008 (incorporated by reference to Exhibit 10.58 to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2008).
(e)(10)	Amended and Restated Employment Agreement between Lionsgate and Steven Beeks dated December 15, 2008 (incorporated by reference to Exhibit 10.59 to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2008).
(e)(11)	Amended and Restated Employment Agreement between Lionsgate and James Keegan dated December 15, 2008 (incorporated by reference to Exhibit 10.60 to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2008).
(e)(12)	Amended and Restated Employment Agreement between Lionsgate and Wayne Levin dated December 15, 2008 (incorporated by reference to Exhibit 10.61 to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2008).
(e)(13)	Employment Agreement by and between Lions Gate Films, Inc. and Joe Drake dated September 10, 2007 (incorporated by reference to Exhibit 10.46 to Lionsgate’s Current Report on Form 8-K as filed on September 10, 2007).
(e)(14)	Form of Director Indemnity Agreement (incorporated by reference to Exhibit 10.62 to Lionsgate’s Quarterly Report on Form 10-Q for the period ended December 31, 2008).
(e)(15)	Articles (incorporated by reference to Exhibit 3.1 to Lionsgate’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005 as filed on June 29, 2005).
(e)(16)	Notice of Articles (incorporated by reference to Exhibit 3.2 to Lionsgate’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009 as filed on November 9, 2009).
(e)(17)	Letter Agreement between Lionsgate and Mark H. Rachesky, dated July 9, 2009 (incorporated by reference to Exhibit 10.65 to Lionsgate’s Current Report on Form 8-K as filed on July 10, 2009).

Exhibit
Number	Description

(e)(18)	Registration Rights Agreement by and among Lionsgate, MHR Fund Management LLC and certain other entities affiliated with Dr. Mark H. Rachesky, dated October 22, 2009 (incorporated by reference to Exhibit 10.68 to Lionsgate’s Current Report on Form 8-K as filed on October 23, 2009).
(e)(19)	Second Amended and Restated Credit, Security, Guaranty and Pledge Agreement, dated as of July 25, 2008, among Lions Gate Entertainment Inc., Lions Gate UK Limited, Lions Gate Australia Pty Limited, the Guarantors referred to therein, the Lenders referred to therein, JPMorgan Chase Bank, N.A. and Wachovia Bank, N.A. (incorporated by reference to Exhibit 10.51 to Lionsgate’s Quarterly Report on Form 10-Q for the period ended June 30, 2008 and as filed on August 8, 2008).
(e)(20)	Credit, Security, Guaranty and Pledge Agreement, dated as of October 6, 2009, among Lions Gate Mandate Financing Vehicle Inc., certain Borrowers referred to therein, certain Guarantors referred to therein, certain Lenders referred to therein, JPMorgan Chase Bank, N.A., Union Bank, N.A. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.72 to Lionsgate’s Quarterly Report on Form 10-Q for the period ended December 31, 2009 and as filed on February 9, 2010).
(e)(21)	Indenture (10.25% Senior Secured Second-Priority Notes Due 2016), dated as of October 21, 2009, among Lions Gate Entertainment Inc., Lions Gate Entertainment Corp., certain Guarantors named therein and U.S. Bank National Association (incorporated by reference to Exhibit 10.73 to Lionsgate’s Quarterly Report on Form 10-Q for the period ended December 31, 2009 and as filed on February 9, 2010).
(e)(22)	Indenture (2.9375% Convertible Senior Subordinated Notes Due 2024), dated as of October 4, 2024, among Lions Gate Entertainment Inc., Lions Gate Entertainment Corp and J.P. Morgan Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Lionsgate’s Current Report on Form 8-K on October 4, 2004).
(e)(23)	Indenture (3.625% Convertible Senior Subordinated Notes Due 2025), dated as of February 24, 2005, among Lions Gate Entertainment Inc., Lions Gate Entertainment Corp and J.P. Morgan Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Lionsgate’s Current Report on Form 8-K on February 25, 2005).
(e)(24)	Form of Indenture (3.625% Convertible Senior Subordinated Notes Due 2025), dated as of April 27, 2009, among Lions Gate Entertainment Inc., Lions Gate Entertainment Corp and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit T3C to Form T-3 as filed on April 20, 2009).

SIGNATURE

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Statement is true, complete and correct.

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ James Keegan
Name:     James Keegan

Title:	Chief Financial Officer

Dated: March 12, 2010

EXHIBIT INDEX

Exhibit
Number	Description

(a)(1)	Press release issued by Lionsgate, dated February 16, 2010.
(a)(2)	Press release issued by Lionsgate, dated March 12, 2010.
(a)(3)	Letter to shareholders of Lionsgate dated March 12, 2010.
(a)(4)	Canadian Directors’ Circular, dated March 12, 2010.
(a)(5)	Letter to employees of Lionsgate dated March 12, 2010.
(a)(6)	Lionsgate employee frequently asked questions.
(a)(7)	Shareholder Rights Plan Agreement, dated as of March 12, 2010, by and between the Company and CIBC Mellon Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to Lionsgate’s Current Report on Form 8-K filed with the SEC on March 12, 2010).
(e)(1)	Excerpts from Lionsgate Definitive Proxy Statement on Schedule 14A relating to the 2009 Annual Meeting of Shareholders filed with the SEC on August 17, 2009.
(e)(2)	Lionsgate 2004 Performance Incentive Plan (incorporated by reference to Appendix A to Lionsgate’s Definitive Proxy Statement on Form DEF 14A, dated July 28, 2006).
(e)(3)	Form of Incentive Plan Stock Option Agreement (incorporated by reference to Exhibit 10.2 to Lionsgate’s Registration Statement on Form S-2 under the Securities Act of 1933 dated April 30, 2003).
(e)(4)	Form of 2004 Performance Incentive Plan Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.19 to Lionsgate’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005 as filed on June 29, 2005).
(e)(5)	Amendment of Employment Agreement, dated as of November 2, 2009, by and between the Company and Michael Burns (incorporated by reference to Exhibit 10.69 to Lionsgate’s Current Report on Form 8-K as filed on November 6, 2009).
(e)(6)	Employment Agreement between Lions Gate Films, Inc. and Wayne Levin dated April 6, 2009 (incorporated by reference to Exhibit 10.64 to Lionsgate’s Current Report on Form 8-K as filed on April 10, 2009).
(e)(7)	Employment Agreement between Lionsgate and James Keegan dated January 14, 2009 (incorporated by reference to Exhibit 10.55 to the Company’s Current Report on Form 8-K filed on January 16, 2009).
(e)(8)	Amended and Restated Employment Agreement between Lionsgate and Jon Feltheimer dated December 15, 2008 (incorporated by reference to Exhibit 10.57 to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2008).
(e)(9)	Amended and Restated Employment Agreement between Lionsgate and Michael Burns dated December 15, 2008 (incorporated by reference to Exhibit 10.58 to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2008).
(e)(10)	Amended and Restated Employment Agreement between Lionsgate and Steven Beeks dated December 15, 2008 (incorporated by reference to Exhibit 10.59 to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2008).
(e)(11)	Amended and Restated Employment Agreement between Lionsgate and James Keegan dated December 15, 2008 (incorporated by reference to Exhibit 10.60 to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2008).
(e)(12)	Amended and Restated Employment Agreement between Lionsgate and Wayne Levin dated December 15, 2008 (incorporated by reference to Exhibit 10.61 to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2008).
(e)(13)	Employment Agreement by and between Lions Gate Films, Inc. and Joe Drake dated September 10, 2007 (incorporated by reference to Exhibit 10.46 to Lionsgate’s Current Report on Form 8-K as filed on September 10, 2007).
(e)(14)	Form of Director Indemnity Agreement (incorporated by reference to Exhibit 10.62 to Lionsgate’s Quarterly Report on Form 10-Q for the period ended December 31, 2008).
(e)(15)	Articles (incorporated by reference to Exhibit 3.1 to Lionsgate’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005 as filed on June 29, 2005).

Exhibit
Number	Description

(e)(16)	Notice of Articles (incorporated by reference to Exhibit 3.2 to Lionsgate’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009 as filed on November 9, 2009).
(e)(17)	Letter Agreement between Lionsgate and Mark H. Rachesky, dated July 9, 2009 (incorporated by reference to Exhibit 10.65 to Lionsgate’s Current Report on Form 8-K as filed on July 10, 2009).
(e)(18)	Registration Rights Agreement by and among Lionsgate, MHR Fund Management LLC and certain other entities affiliated with Dr. Mark H. Rachesky, dated October 22, 2009 (incorporated by reference to Exhibit 10.68 to Lionsgate’s Current Report on Form 8-K as filed on October 23, 2009).
(e)(19)	Second Amended and Restated Credit, Security, Guaranty and Pledge Agreement, dated as of July 25, 2008, among Lions Gate Entertainment Inc., Lions Gate UK Limited, Lions Gate Australia Pty Limited, the Guarantors referred to therein, the Lenders referred to therein, JPMorgan Chase Bank, N.A. and Wachovia Bank, N.A. (incorporated by reference to Exhibit 10.51 to Lionsgate’s Quarterly Report on Form 10-Q for the period ended June 30, 2008 and as filed on August 8, 2008).
(e)(20)	Credit, Security, Guaranty and Pledge Agreement, dated as of October 6, 2009, among Lions Gate Mandate Financing Vehicle Inc., certain Borrowers referred to therein, certain Guarantors referred to therein, certain Lenders referred to therein, JPMorgan Chase Bank, N.A., Union Bank, N.A. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.72 to Lionsgate’s Quarterly Report on Form 10-Q for the period ended December 31, 2009 and as filed on February 9, 2010).
(e)(21)	Indenture (10.25% Senior Secured Second-Priority Notes Due 2016), dated as of October 21, 2009, among Lions Gate Entertainment Inc., Lions Gate Entertainment Corp., certain Guarantors named therein and U.S. Bank National Association (incorporated by reference to Exhibit 10.73 to Lionsgate’s Quarterly Report on Form 10-Q for the period ended December 31, 2009 and as filed on February 9, 2010).
(e)(22)	Indenture (2.9375% Convertible Senior Subordinated Notes Due 2024), dated as of October 4, 2024, among Lions Gate Entertainment Inc., Lions Gate Entertainment Corp and J.P. Morgan Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Lionsgate’s Current Report on Form 8-K on October 4, 2004).
(e)(23)	Indenture (3.625% Convertible Senior Subordinated Notes Due 2025), dated as of February 24, 2005, among Lions Gate Entertainment Inc., Lions Gate Entertainment Corp and J.P. Morgan Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Lionsgate’s Current Report on Form 8-K on February 25, 2005).
(e)(24)	Form of Indenture (3.625% Convertible Senior Subordinated Notes Due 2025), dated as of April 27, 2009, among Lions Gate Entertainment Inc., Lions Gate Entertainment Corp and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit T3C to Form T-3 as filed on April 20, 2009).

ANNEX A

Conditions to the Offer

According to the Offer, notwithstanding any other provision thereof and subject to applicable law, the Icahn Group shall have the right to withdraw the Offer and not take up and pay for, or extend the period of time during which the Offer is open for acceptance and postpone taking up and paying for, any Shares deposited under the Offer unless each of the following conditions is satisfied or waived by the Offeror prior to the Expiry Time. Capitalized terms used in this Annex A and not otherwise defined in this Statement (including this Annex A) shall have the meanings ascribed to them in the Schedule TO.

•	all government or regulatory approvals, waiting or suspensory periods, waivers, permits, consents, reviews, orders, rulings, decisions, and exemptions (including, among others, those required by any antitrust or foreign investment laws, and those of any stock exchanges or other securities or regulatory authorities) that, in the Offeror’s reasonable judgment, are necessary or desirable to complete the Offer, shall have been obtained or concluded or, in the case of waiting or suspensory periods, expired or been terminated, each on terms and conditions satisfactory to the Offeror in its reasonable judgment;

•	the Commissioner will have issued an advance ruling certificate in respect of the purchase of the Shares pursuant to Section 102 of the Competition Act, or the applicable waiting period related to merger pre-notification under Part IX of the Competition Act will have expired or been waived and the Commissioner will have advised the Offeror in writing (which advice will not have been rescinded or amended), to the satisfaction of the Offeror, in its reasonable judgment, that she does not then have grounds on which to initiate proceedings before the Competition Tribunal under the merger provisions of the Competition Act for an order in respect of the purchase of the Shares under the Offer;

•	there will not have occurred any actual or threatened change to the Tax Act or the regulations thereunder or the Code or the regulations thereunder, or to the administration thereof (including any proposal to amend the Tax Act or the regulations thereunder or the Code or the regulations thereunder or any announcement, governmental or regulatory initiative, condition, event or development involving a change or a prospective change to the Tax Act or the regulations thereunder or the Code or the regulations thereunder, or to the administration thereof) that, in the reasonable judgment of the Offeror, directly or indirectly, has or may have a material adverse effect on the current or anticipated Canadian or U.S. tax position of any of Lionsgate or its entities because of an increase in taxes payable, a reduction of, or limitation on, available tax losses, tax credits or other tax attributes, or a loss of entitlement to claim (or a requirement to repay) any tax credits or similar tax incentives;

•	there shall not have occurred, developed or come into effect or existence any event, action, state, condition or financial occurrence of national or international consequence or any law, regulation, action, government regulation, inquiry or other occurrence of any nature whatsoever which has or would be reasonably likely to have a material adverse effect upon the general economic, financial, currency exchange or securities industries in the United States or Canada;

•	there shall not have occurred:

•	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States or Canada;

•	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Canada;

•	any limitation by any governmental authority on, or other event which might affect, the extension of credit by lending institutions or result in any imposition of currency controls in the United States or Canada;

•	a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States or Canada or any attack on, or outbreak or act of terrorism involving the United States or Canada;

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•	a material change in the United States, Canadian or other currency exchange rates or a suspension or a limitation on the markets thereof; or

•	in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

•	in the event that Lionsgate implements a shareholder rights plan (also known as a “poison pill”) (the “Plan”), the Offeror shall have determined, acting reasonably, that:

•	the Plan does not and will not adversely affect the Offer or the Offeror either before or on consummation of the Offer;

•	the board of directors of Lionsgate shall have redeemed all rights issued under the Plan (the “Rights”) or have waived the application of the Plan to the purchase of Lionsgate Shares by the Offeror under the Offer;

•	a binding and non-appealable cease trading order or an injunction shall have been issued that has the effect of prohibiting or preventing the exercise of the Rights or the issue of Lionsgate Shares upon the exercise of the Rights;

•	a court of competent jurisdiction shall have ordered that the Rights are illegal, of no force or effect or may not be exercised in relation to the Offer and such order shall have become non-appealable; or

•	the Rights and the Plan shall otherwise have been held unexercisable or unenforceable in relation to the purchase by the Offeror of Lionsgate Shares under the Offer;

•	there shall not exist any untrue statement of a material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made and at the date it was made (after giving effect to all subsequent filings prior to the date of the Offer in relation to all matters covered in earlier filings), in any document filed by or on behalf of the Company or any of its entities prior to the date of the Offer with any securities commission or similar securities regulatory authority in any of the provinces of Canada or in the United States, including any prospectus, annual information form, financial statement, material change report, management proxy circular, press release or in any document so filed or released by the Company or its entities to the public (all of the foregoing, the “Prior Lionsgate Public Filings”) which is adverse to the Company and its entities;

•	there shall not have occurred since August 17, 2009, other than as has been Publicly Disclosed by Lionsgate, any change in the compensation paid or payable by the Company or its entities to their directors, officers or employees, including the granting of additional shares, stock options or bonuses, in each case outside the ordinary course of business or not consistent with past practice, or the adoption of additional severance or other payments payable in the event of termination of employment or change of control;

•	no preliminary or permanent injunction or other order of any domestic or foreign court, government or governmental authority or agency shall have been issued and shall remain in effect which:

•	makes illegal, delays or otherwise directly or indirectly restrains or prohibits the making of the Offer or the acceptance for payment, purchase of or payment for any Lionsgate Shares by the Offeror;

•	imposes or confirms limitations on the ability of the Offeror effectively to exercise full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by the Offeror pursuant to the Offer or otherwise on all matters properly presented to the Shareholders;

•	imposes or confirms limitations on the ability of the Offeror to fully exercise the voting rights conferred pursuant to its appointment as proxy in respect of all deposited Shares which it accepts for payment; or

•	requires divestiture by the Offeror of any Shares;

•	there shall not be any action taken, or any statute, rule, regulation or order proposed, enacted, enforced, promulgated, issued or deemed applicable to the Offer by any domestic or foreign court, government or governmental authority or agency, in any jurisdiction, which might, directly or indirectly, result in any of the consequences referred to in the paragraph above;

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•	no change or development shall have occurred or been threatened since the date of the Offer to Purchase in the business, properties, assets, liabilities, financial condition, operations, results of operations, or the prospects for the business of Lionsgate which is outside the ordinary course of the Lionsgate business or may be materially adverse to Lionsgate, nor shall the Offeror have become aware of any fact that has not been previously Publicly Disclosed by Lionsgate that has or may have a material adverse effect on the value of the Shares;

•	no action or proceeding before any domestic or foreign court or governmental agency or other regulatory or administrative agency or commission shall have been threatened, instituted or pending by any Person challenging the acquisition of any Shares pursuant to the Offer or otherwise directly or indirectly relating to the Offer which has or if successfully asserted would be reasonably likely to have an adverse effect on the Offer, the Offeror or the Shareholders;

•	Lionsgate shall not have:

•	issued, or authorized or proposed the issuance of, any Lionsgate securities of any class, or any securities convertible into, or rights, warrants or options to acquire, any such securities or other convertible securities, other than pursuant to the exercise or conversion of currently outstanding stock options or convertible securities the existence of which has been disclosed in the Prior Lionsgate Public Filings;

•	issued or authorized or proposed the issuance of any other securities, in respect of, in lieu of, or in substitution for, all or any of the presently outstanding Shares; or

•	declared or paid any distribution on the Shares; and

•	neither Lionsgate, nor its board of directors nor any of Lionsgate’s subsidiary entities nor any governing body thereof shall have authorized, proposed, agreed to, or announced its intention to propose any material change to its articles of incorporation or bylaws, any merger, consolidation or business combination or reorganization transaction, acquisition of assets for consideration of more than U.S. $100 million, sale of all or substantially all of its assets or material change in its capitalization, or any comparable event not in the ordinary course of business.

According to the Offer, the foregoing conditions are for the exclusive benefit of the Offeror and may be asserted by the Offeror regardless of the circumstances giving rise to any of the conditions (other than any intentional action or inaction by the Offeror giving rise to any such conditions) or may be waived by the Offeror in its reasonable discretion in whole or in part, at any time and from time to time, prior to the Expiry Time without prejudice to any other rights which the Offeror may have. The Offer states that each of the foregoing conditions is independent of and in addition to each other of such conditions and may be asserted irrespective of whether any other of such conditions may be asserted in connection with any particular event, occurrence or state of facts or otherwise. The Offer further states that the failure by the Offeror at any time prior to the Expiry Time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted by the Offeror at any time and from time to time prior to the Expiry Time. Also according to the Offer, any determination by the Offeror concerning any event or other matter described in the foregoing conditions will be final and binding upon all parties; and depending on the materiality of the waived condition and the number of days remaining in the Offer, under applicable law the Offeror may be required to extend the Offer and re-circulate the new disclosure to Shareholders.

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ANNEX B

Directors, Executive Officers and Affiliates
of Lions Gate Entertainment Corp.

Directors

Norman Bacal
Arthur Evrensel
Morley Koffman
Harald H. Ludwig
G. Scott Paterson
Mark H. Rachesky, M.D.
Daryl D. Simm
Hardwick Simmons
Brian V. Tobin
Phyllis Yaffe

Executive Officers

John Feltheimer*
Michael Burns*
Steven Beeks
Joseph Drake
James Keegan
Wayne Levin

*	Also a director

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ANNEX C

OPINION OF PERELLA WEINBERG PARTNERS LP

March 10, 2010

The Special Committee of The Board of Directors
Lions Gate Entertainment Corp.
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404

Members of the Special Committee of the Board of Directors:

We understand that on March 1, 2010, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, High River Limited Partnership, Icahn Fund S.à r.l., and Daazi Holding B.V. (collectively, the “Offeror”), commenced an offer to purchase (the “Offer”) up to 13,164,420 of the issued and outstanding common shares (the “Shares”) of Lions Gate Entertainment Corp. (“Lions Gate” or the “Company”) for U.S.$6.00 per Share in cash (the “Offer Consideration”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 1, 2010 (the “Offer to Purchase”), and in the accompanying Circular and Letter of Acceptance and Transmittal (together with the Offer to Purchase, the “Offer Documents”). We understand that if Offeror acquires the maximum number of Shares that it is offering to purchase in the Offer, Offeror will own approximately 29.9% of the Company’s outstanding Shares.

You have asked for our opinion as to whether the Offer Consideration is adequate, from a financial point of view, to the holders of Shares other than Offeror and Offeror’s affiliates.

For purposes of the opinion set forth herein, we have, among other things:

1.	reviewed the Offer Documents and certain related documents;

2.	reviewed and discussed with Company representatives a draft, dated the date of this opinion, of the Solicitation/Recommendation Statement of the Company to be filed on Schedule 14D–9;

3.	reviewed certain publicly available business and financial information relating to the Company;

4.	reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with us by the management of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company (such forecasts, the “Company Forecasts”);

5.	discussed the past and current business, operations, financial condition and prospects of, and certain strategic alternatives considered from time to time by, the Company with members of senior management of the Company;

6.	compared certain financial terms of the Offer to financial terms, to the extent publicly available, of other transactions we deemed relevant;

7.	reviewed the current and historical market prices of the Shares and compared them with those of certain publicly traded securities of such other companies that we deemed relevant; and

8.	conducted such other financial studies, analyses and investigations, and considered such other factors, as we have deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information supplied or otherwise made available to us (including information that is available from generally recognized public sources) for purposes of this opinion and have further assumed, with your consent, that information furnished by the Company for purposes of our analysis does not contain any material omissions or misstatements of material fact. With respect to the Company Forecasts, we have been advised by the management of the Company, and have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company and the other matters covered thereby and we express no view as to the assumptions on which they are based. Management of the Company has provided to us, in a certificate delivered as of the date hereof, representations regarding, among other things, the accuracy of the information, data and other material (financial or otherwise) provided to us by or on behalf of the Company and the absence of changes thereto.

In arriving at our opinion, we have not made or prepared any independent valuation (including, without limitation, “a “formal valuation” of the Company, as such term is defined in the Canadian Securities Administrators’ Multilateral Instrument 61-101 (“MI 61-101”)) or appraisal of the securities, assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, and our opinion should not be construed as any such valuation or appraisal. Furthermore, the Company has informed us that there have not been any “prior valuations,” as such term is defined in MI 61-101, of the Company, its material assets or its securities in the past twenty-four month period. In addition, we have not evaluated the solvency of the Company or Offeror under any U.S. or Canadian federal, state or provincial laws relating to bankruptcy, insolvency or similar matters. We have not been engaged to review any legal, tax or accounting aspects of the Offer and have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

This opinion addresses only our view, as of the date hereof, of whether the Offer Consideration is adequate, from a financial point of view, to the holders of Shares other than Offeror and Offeror’s affiliates, and does not address any other term or aspect of the Offer. Our opinion does not address the relative merits of the Offer as compared to any strategic alternatives that may be available to the Company. In addition, we do not express any view on, and our opinion does not address, the adequacy of the Offer Consideration or any other term or aspect of the Offer to, or any consideration received in connection therewith by, Offeror and any of its affiliates, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the adequacy or fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons in connection with the Offer, whether relative to the Offer Consideration or otherwise.

We have acted as financial advisor to the Special Committee of the Board of Directors of the Company with respect to this opinion and will receive fees for our services in connection with the delivery of this opinion. In addition, the Company has agreed to indemnify us for certain liabilities and other items arising out of our engagement. During the two year period prior to the date hereof, no material relationship existed between Perella Weinberg Partners LP and its affiliates and the Company or Offeror pursuant to which compensation was received by Perella Weinberg Partners LP or its affiliates; however Perella Weinberg Partners LP and its affiliates may in the future provide investment banking and other financial services to the Company or Offeror and their respective affiliates for which they would expect to receive compensation. In the ordinary course of our business activities, Perella Weinberg Partners LP or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company or Offeror or any of their respective affiliates. The issuance of this opinion was approved by a fairness opinion committee of Perella Weinberg Partners LP.

It is understood that this opinion is for the information and assistance of the Special Committee of the Board of Directors of the Company, in its capacity as the Special Committee of the Board of Directors of the Company, in connection with, and for the purposes of its evaluation of, the Offer, may not be used or relied upon by any other person, other than the Board of Directors of the Company, in its capacity as the Board of Directors of the Company, and may not be reproduced, disseminated, quoted from or referred to, in whole or in part, without our prior written consent, except as contemplated by the terms of our engagement letter, dated March 3, 2010. This opinion is not intended to be and does not constitute a recommendation as to whether or not any holder of Shares should tender such Shares in connection with the Offer or any other matter. This opinion does not in any manner address the prices at which the Shares will trade at any time. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and the assumptions used in preparing it, and we do not have any obligation to update, revise, or reaffirm this opinion.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, on the date hereof, the Offer Consideration is inadequate, from a financial point of view, to the holders of Shares other than Offeror and Offeror’s affiliates.

Very truly yours,

PERELLA WEINBERG PARTNERS LP

Exhibit (a)(1)

LIONSGATE CONFIRMS RECEIPT OF UNSOLICITED
TENDER OFFER FROM CARL ICAHN

SANTA MONICA, CA, and VANCOUVER, BC, February 16, 2010 — Lionsgate (NYSE: LGF), today announced that it has received an unsolicited tender offer from Carl Icahn to acquire up to 13,164,420 common shares of Lionsgate which, together with the common shares he already owns, would constitute approximately 29.9% of the outstanding common shares of Lionsgate. The purchase price will be USD $6.00 per share in cash.

Consistent with its fiduciary duties and in consultation with its financial and legal advisors, Lionsgate’s Board of Directors will review Mr. Icahn’s proposal and will make its recommendation to shareholders promptly. Lionsgate noted that there is no need for shareholders to take any action at this time.

Morgan Stanley is serving as financial advisor to Lionsgate and Wachtell, Lipton, Rosen & Katz is serving as legal advisor.

Lionsgate will file a Solicitation/Recommendation Statement on Schedule 14D-9 in the event that Icahn and/or affiliates of Icahn commence a tender offer for outstanding shares of Lionsgate. Lionsgate shareholders are strongly encouraged to read any Solicitation/Recommendation Statement when it becomes available, as it will contain important information. Shareholders will be able to obtain any Solicitation/Recommendation Statement, any amendments or supplements thereto and other documents filed by Lionsgate with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Lionsgate’s website at www.lionsgate.com or by writing to Lionsgate at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404.

About Lionsgate

Lionsgate (NYSE: LGF) is the leading next generation studio with a strong and diversified presence in the production and distribution of motion pictures, television programming, home entertainment, family entertainment, video-on-demand and digitally delivered content. The Company has built a strong television presence in production of prime time cable and broadcast network series, distribution and syndication of programming through Debmar-Mercury and an array of channel assets. Lionsgate currently has nearly 20 shows on 10 different networks spanning its prime time production, distribution and syndication businesses, including such critically-acclaimed hits as “Mad Men”, “Weeds” and “Nurse Jackie” along with new series such as “Blue Mountain State” and the syndication successes “Tyler Perry’s House Of Payne”, its spinoff “Meet The Browns” and “The Wendy Williams Show”. Its feature film business has generated more than $400 million at the North American box office in the past year, including the recent critically-acclaimed hit PRECIOUS, which has garnered nearly $50 million at the North American box office and earned six Academy Award (R) nominations, including Best Picture.

The Company’s home entertainment business has grown to more than 7% market share and is an industry leader in box office-to-DVD revenue conversion rate. Lionsgate handles a prestigious and prolific library of approximately 12,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate brand remains synonymous with original, daring, quality entertainment in markets around the world.

www.lionsgate.com

Contact:

Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

Andrea Priest / Annabelle Rinehart
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Exhibit (a)(2)

For Immediate Release

LIONSGATE’S BOARD OF DIRECTORS REJECTS ICAHN’S UNSOLICITED PARTIAL TENDER OFFER

SANTA MONICA, CA, and VANCOUVER, BC, March 12, 2010 — Lionsgate (NYSE: LGF) today announced that its Board of Directors, in consultation with its financial and legal advisors, has determined, by unanimous vote of the directors present, that the unsolicited partial tender offer from Carl Icahn and certain of his affiliated entities (the “Icahn Group”) to purchase up to 13,164,420 common shares of Lionsgate for $6.00 per share is financially inadequate and coercive and is not in the best interests of Lionsgate and its shareholders and other stakeholders. The Board strongly recommends that Lionsgate shareholders not tender their shares into the Icahn Group offer.

The basis for the Board’s recommendation with respect to the Icahn Group’s unsolicited partial tender offer, which followed a thorough review of the offer by a Special Committee of the Board, is set forth in Lionsgate’s Schedule 14D-9 filed today with the Securities and Exchange Commission (the “SEC”) and directors’ circular filed with Canadian securities regulators.

“The Lionsgate Board of Directors strongly believes that the unsolicited partial offer by the Icahn Group is inadequate from a financial point of view and doesn’t reflect the full value of Lionsgate shares,” said Lionsgate Co-Chairman and Chief Executive Officer Jon Feltheimer. “Lionsgate is a strong and diversified Company with a focused strategy that we expect to generate far greater value for shareholders. We have built the Company piece by piece over the past 10 years through a patient, consistent and disciplined approach to both internal growth and external acquisitions. The Board and the Company’s management is committed to continuing to take all appropriate and necessary actions to build value for Lionsgate’s shareholders. We are confident we can better serve our shareholders by continuing to execute our strategic business plan, and the acquisition of effective control by the Icahn Group would significantly jeopardize that plan.”

The reasons for Lionsgate Board’s recommendation to reject the Icahn Group’s offer are detailed in the Schedule 14D-9 filing and directors’ circular (which will be mailed to Lionsgate shareholders), and include:

•	The Icahn Group’s offer is inadequate from a financial point of view and does not reflect the full value of the Lionsgate shares. The price offered by the Icahn Group does not reflect significant value for Lionsgate that senior management, under the direction of the Board, has built over the past 10 years. Nor does it reflect the significant additional value that the Board and senior management believe would result from the continued implementation of Lionsgate’s business plan, including continued growth of Lionsgate’s theatrical, library and television businesses. Additionally, the Icahn Group’s offer price of $6.00 per share is a 28.5% discount to the average price targets of Wall Street analysts for Lionsgate shares as of March 4, 2010.

•	As the owner of 29.9% of Lionsgate’s outstanding shares, the Icahn Group would likely have the power to effectively veto certain significant transactions and other matters requiring approval by a special resolution of shareholders. The Icahn Group has indicated that it is making the offer “in the hope of having a greater opportunity to participate in decisions regarding major acquisitions and other matters that would affect Shareholders.” If the Icahn Group acquires the additional shares for which the offer is made, it would have the ability to effectively “veto” matters that need to be approved by a special resolution of shareholders, which consist of several fundamental decisions including certain acquisitions, business combinations and reorganizations.

•	The purchase price offered by the Icahn Group represents an effort to acquire control of Lionsgate without paying a control premium. As noted above, if the offer is successfully completed, the Icahn Group would acquire the ability, without having paid an appropriate control premium, to effectively control a range of significant decisions that may be made by Lionsgate, without paying an appropriate control premium. In effect, the Icahn Group is seeking to acquire control of Lionsgate for a total offer price of less than $80 million.

•	The acquisition by the Icahn Group of 29.9% of Lionsgate’s outstanding shares would constitute an event of default under Lionsgate’s credit facilities. Under the terms of Lionsgate’s credit facilities, the Icahn Group’s acquisition would constitute an event of default that would permit the lenders to accelerate the maturity of outstanding borrowings. Furthermore, if such event of default were not waived or cured, the holders of certain outstanding notes issued by Lionsgate’s wholly owned subsidiary would have the right to accelerate the repayment of such notes. As of March 8, 2010, $472.1 million in total principal amount of such notes were outstanding and Lionsgate had borrowings of approximately $44 million outstanding under the credit facilities.

•	The Icahn Group lack industry experience. To the knowledge of Lionsgate, the Icahn Group has limited experience in operating a business in Lionsgate’s industry. Despite this, the Icahn Group is seeking “a greater opportunity to participate in decisions regarding major acquisitions and other matters that would affect Shareholders”, including through the formation of, and representation on, a new “investment in films and television programs” capital allocation committee of the Board.

•	The Icahn Group’s “partial bid” is inherently coercive to other shareholders. The Icahn Group’s offer forces shareholders to decide whether to accept the offer, reject the offer, sell into the market or maintain their position, without knowing the extent to which other shareholders will accept the offer or the price at which the shares will trade after the offer, the role that the Icahn Group would play following the offer and the impact of that role on the value of the shares.

•	The offer is highly conditional and creates substantial uncertainty for Lionsgate’s shareholders. There are numerous conditions to the offer, many of which provide the Icahn Group with broad discretion to determine whether to proceed with the offer.

To limit the potential adverse impact on Lionsgate, its shareholders and other stakeholders of an accumulation of a significant interest in the shares through a transaction like the Icahn Group’s partial bid or other means that would result in coercive or unfair attempts to take over Lionsgate without affording all shareholders the opportunity to sell all of their shares for fair value, the Board has also determined that it is in the best interests of Lionsgate, its shareholders and other stakeholders to adopt a shareholder rights plan and has authorized the issuance of one share purchase right for each outstanding common share as of March 22, 2010 (and each share issued thereafter), as provided in the rights plan. A copy of the rights plan will be available on the SEC’s website, www.sec.gov, and at www.sedar.com. The Board has authorized the convening of a special meeting of shareholders on May 4, 2010 to confirm the implementation of the rights plan.

The Schedule 14D-9 filing is available on the SEC’s website, www.sec.gov and the directors circular is available at www.sedar.com. In addition, the Schedule 14D-9 filing, the directors’ circular, this press release and other materials related to the Icahn Group’s unsolicited partial offer are available in the “Investor” section of Lionsgate’s website at www.lionsgate.com. Copies will also be available at no charge by writing to Lionsgate at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404.

Morgan Stanley is serving as financial advisor to Lionsgate and Heenan Blaikie LLP is serving as legal advisor. Perella Weinberg Partners LP is serving as financial advisor to the Special Committee of the Lionsgate Board of Directors and Wachtell, Lipton, Rosen & Katz is serving as U.S. legal advisor and Goodmans LLP is serving as Canadian legal advisor.

About Lionsgate

Lionsgate (NYSE: LGF) is the leading next generation studio with a strong and diversified presence in the production and distribution of motion pictures, television programming, home entertainment, family entertainment, video-on-demand and digitally delivered content. The Company has built a strong television presence in production of prime time cable and broadcast network series, distribution and syndication of programming through Debmar-Mercury and an array of channel assets. Lionsgate currently has nearly 20 shows on 10 different networks spanning its prime time production, distribution and syndication businesses, including such critically-acclaimed hits as “Mad

2

Men”, “Weeds” and “Nurse Jackie” along with new series such as “Blue Mountain State” and the syndication successes “Tyler Perry’s House Of Payne”, its spinoff “Meet The Browns” and “The Wendy Williams Show”. Its feature film business has generated more than $400 million at the North American box office in the past year, including the recent critically-acclaimed hit PRECIOUS, which has garnered nearly $50 million at the North American box office and won two Academy Awards®. The Company’s home entertainment business has grown to more than 7% market share and is an industry leader in box office-to-DVD revenue conversion rate. Lionsgate handles a prestigious and prolific library of approximately 12,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate brand remains synonymous with original, daring, quality entertainment in markets around the world.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. Lionsgate has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission and a directors’ circular with Canadian securities regulators. Any Solicitation/Recommendation Statement and directors’ circular filed by Lionsgate that is required to be mailed to shareholders will be mailed to shareholders of Lionsgate. In addition, Lionsgate will file a proxy statement with the SEC and Canadian securities regulators in connection with the special meeting of shareholders. Any definitive proxy statement will be mailed to shareholders of Lionsgate. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC OR CANADIAN SECURITIES REGULATORS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN CERTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the Solicitation/Recommendation Statement, the directors’ circular, any amendments or supplements thereto, the proxy statement, when available, and other documents filed by Lionsgate with the SEC and Canadian securities regulators related to the Icahn Group’s unsolicited partial tender offer for no charge in the “Investors” section of Lionsgate’s website at www.lionsgate.com or at the SEC’s website at www.sec.gov or at www.sedar.com. Copies will also be available at no charge by writing to Lionsgate at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404.

Certain Information Regarding Participants

Lionsgate and certain of its directors and executive officers may be deemed to be participants under the rules of the SEC. Shareholders may obtain information regarding the names, affiliations and interests of Lionsgate’s directors and executive officers in Lionsgate’s Annual Report on Form 10-K filed with the SEC on June 1, 2009, as updated in Exhibit 99.1 to Lionsgate’s Current Report on Form 8-K filed with the SEC on October 13, 2009, and its proxy statement for the 2009 Annual Meeting filed with the SEC on August 17, 2009. To the extent that holders of Lionsgate securities have changed since the amounts printed in the proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available. These documents (when available) can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, actions taken by the Icahn Group, actions taken by shareholders in respect of the offer, the possible effect of the offer on Lionsgate’s business (including, without limitation, on Lionsgate’s credit facilities and notes), the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by Lionsgate’s credit facilities, unpredictability of the commercial success of Lionsgate’s motion pictures and television programming, the cost of defending Lionsgate’s intellectual

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property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors found under the heading “Risk Factors” in Lionsgate’s 2009 Annual Report on Form 10-K filed with the SEC on June 1, 2009, as updated in Exhibit 99.1 to Lionsgate’s Current Report on Form 8-K filed with the SEC on October 13, 2009, and Lionsgate’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2009 filed with the SEC on February 9, 2010. As a result, these statements speak only as of the date they were made and Lionsgate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless such updates or revisions are required by applicable law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements.

Contact:

Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

Andrea Priest / Annabelle Rinehart
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

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Exhibit (a)(4)

This document is important and requires your immediate attention. If you are in doubt as to how to respond to the Offer described in this Directors’ Circular, you should consult with your investment dealer, stockbroker, bank manager, lawyer or other professional advisor.

LIONS GATE ENTERTAINMENT CORP.

DIRECTORS’ CIRCULAR

RECOMMENDING

REJECTION

OF THE PARTIAL OFFER BY

ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN
PARTNERS MASTER FUND II LP, ICAHN PARTNERS MASTER FUND III LP,
HIGH RIVER LIMITED PARTNERSHIP, ICAHN FUND S.A.R.L AND DAAZI
HOLDING B.V.

TO PURCHASE UP TO 13,164,420 COMMON SHARES OF

LIONS GATE ENTERTAINMENT CORP.

For

U.S$6.00 in Cash Per Share

RECOMMENDATION TO SHAREHOLDERS

The Board of Directors of Lionsgate recommends that Shareholders REJECT the Offer and NOT TENDER their Shares.

Any Shareholder who has tendered his or her Shares under the Offer should WITHDRAW those Shares.

March 12, 2010

FORWARD-LOOKING STATEMENTS

Certain statements in this Directors’ Circular may constitute “forward-looking” statements. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, actions taken by the Icahn Group (as defined herein), actions taken by shareholders in respect of the Offer (as defined herein), the possible effect of the Offer on Lions Gate Entertainment Corp.’s (“Lionsgate” or the “Company”) business (including, without limitation, on its credit facilities and notes), the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by Lionsgate’s credit facilities, unpredictability of the commercial success of Lionsgate’s motion pictures and television programming, the cost of defending Lionsgate’s intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors found under the heading “Risk Factors” in Lionsgate’s 2009 Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on June 1, 2009, as updated in Exhibit 99.1 to Lionsgate’s Current Report on Form 8-K filed with the SEC on October 13, 2009 and Lionsgate’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2009 filed with the SEC on February 9, 2010 (each of which is available on SEDAR at www.sedar.com), which risk factors are incorporated herein by reference. As a result, these statements speak only as of the date they were made and Lionsgate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless such updates or revisions are required by applicable law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements.

CURRENCY

All dollar references in this Directors’ Circular are in United States dollars, unless otherwise indicated. On March 11, 2010, the noon rate of exchange as reported by the Bank of Canada was C$1.00 = US$0.9742 and US$1.00 = C$1.0265.

ENQUIRIES

This document is important and requires your immediate attention. If you are in doubt as to how to respond to the Offer, you should consult with your investment dealer, broker, lawyer or other professional advisor. Enquiries concerning information in this document should be directed to Lionsgate’s information agent, MacKenzie Partners, Inc. at 1-800-322-2885 (toll free in North America), 1-212-929-5500 (collect outside North America) or lionsgate@mackenziepartners.com.

AVAILABILITY OF DISCLOSURE DOCUMENTS

Although the market for the securities of Lionsgate is the New York Stock Exchange, Lionsgate is a reporting issuer the Canadian provinces of British Columbia, Alberta, Manitoba, Ontario and Quebec and files its continuous disclosure documents and other documents with the Canadian securities regulatory authorities in each such province and with the SEC. Continuous disclosure documents are available at www.sedar.com and www.sec.gov.

SUMMARY

The information set out below is intended as a summary only and is qualified in its entirety by the more detailed information appearing elsewhere in this Directors’ Circular. This Directors’ Circular should be read carefully and in its entirety as it provides important information regarding Lionsgate and the Offer.

DIRECTORS’ RECOMMENDATION

After careful consideration, including a thorough review of the terms and conditions of the Offer by the Special Committee of the Board of Directors of Lionsgate (the “Board”) and by the Board in consultation with their financial and legal advisors, the Board, by unanimous vote of the directors present at a meeting held on March 11, 2010, and upon the unanimous recommendation of the Special Committee, determined that the Offer is financially inadequate and coercive and is not in the best interests of Lionsgate, its shareholders and other stakeholders.

Accordingly, for the reasons described in more detail below, the Board recommends that Lionsgate’s shareholders reject the Offer and NOT tender their Shares (as defined herein) to the Offeror (as defined herein) in the Offer. Please see “Reasons for Recommendation” below for further detail.

REASONS FOR THE RECOMMENDATION

The Board and the Special Committee took into account numerous factors in reaching that determination including, but not limited to, the reasons set forth below:

•	The Offer does not reflect the full value of the Shares.

•	The Offer is financially inadequate.

•	As the owner of 29.9% of the Company’s outstanding Shares, the Icahn Group (as defined herein) would likely have the power to effectively veto certain significant transactions and other matters requiring approval by a special resolution of shareholders.

•	The purchase price offered by the Icahn Group represents an effort by the Icahn Group to acquire control of Lionsgate without paying a control premium.

•	The acquisition by the Icahn Group of 29.9% of the outstanding Shares would constitute an event of default under Lionsgate’s Credit Facilities (as defined herein).

•	Risks associated with the Icahn Group’s relative lack of industry experience.

•	The Offer is structurally coercive.

•	The Offer is highly conditional.

•	All of Lionsgate’s directors and executive officers have informed Lionsgate that they do not currently intend to tender their Shares into the Offer.

The Board of Directors of Lionsgate recommends that Shareholders REJECT the Offer and NOT TENDER their Shares.
Any Shareholder who has tendered his or her Shares under the Offer should WITHDRAW those Shares.

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DIRECTORS’ CIRCULAR

The Offer

This directors’ circular (the “Directors’ Circular”) relates to the unsolicited offer by Icahn Partners LP, a limited partnership governed by the laws of Delaware, Icahn Partners Master Fund LP, a limited partnership governed by the laws of the Cayman Islands, Icahn Partners Master Fund II LP, a limited partnership governed by the laws of the Cayman Islands, Icahn Partners Master Fund III LP, a limited partnership governed by the laws of the Cayman Islands, High River Limited Partnership, a limited partnership governed by the laws of Delaware, Icahn Fund S.à r.l., a limited liability company governed by the laws of Luxembourg, and Daazi Holding B.V., a limited liability company governed by the laws of The Netherlands (together, the “Offeror”), each of which is indirectly controlled by Mr. Carl C. Icahn, to purchase up to 13,164,420 Shares (the “Maximum Number”) for U.S.$6.00 per Share in cash (the “Offer Price”) on the terms and subject to the conditions set forth in the Offer to Purchase and the Offeror’s circular (the “Offeror’s Circular”), dated March 1, 2010 and the related letter of transmittal and notice of guaranteed delivery (which, together with any amendments or supplements thereto from time to time, collectively constitute the “Offer”). The Offeror has indicated that if more than the Maximum Number of Shares are deposited in the Offer and not withdrawn, the Shares to be purchased under the Offer will be determined on a pro rata basis, disregarding fractions by rounding down to the nearest whole number of Shares.

As a result of Carl C. Icahn’s relationship with the Offeror, Hopper Investments LLC, Barberry Corp., Icahn Onshore LP, Icahn Offshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc. and Beckton Corp., each of Mr. Icahn, Hopper Investments LLC, Barberry Corp., Icahn Onshore LP, Icahn Offshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc. and Beckton Corp. are deemed to be co-bidders with the Offeror (Mr. Icahn and such entities, together with the Offeror, as applicable, the “Icahn Group”).

All cash payable under the Offer will be denominated in U.S. dollars. However, holders of Shares (the “shareholders”) may elect to receive payment in Canadian dollars based on the Bank of Canada noon spot exchange rate on the date following expiry of the Offer on which funds are provided to the depositary to pay for Shares purchased under the Offer.

The Offer is described in the Offeror’s Circular filed by the Offeror with the securities regulators in Canada on March 1, 2010. According to the Offeror’s Circular, the Offer will expire at 8:00 p.m., New York Time, on April 6, 2010, unless the Offeror extends the Offer. The Offeror has indicated that it will not provide a subsequent offering period after it takes up Shares deposited in the Offer.

According to the Offeror’s Circular, as of March 1, 2010, the Offeror was the beneficial owner of 22,107,571 Shares (including approximately 130,382 Shares that may be deemed to be beneficially owed by the Offeror as a result of their ownership of $1,154,000 in aggregate principal amount of 2.9375% Convertible Senior Subordinated Notes due 2024 issued by Lionsgate Entertainment Inc., a wholly owned subsidiary of Lionsgate (“LGEI”) in October 2004 (the “2024 Notes”) and $429,000 in aggregate principal amount of 3.625% Convertible Senior Subordinated Notes due 2025 issued by LGEI in February 2005 (the “2025 Notes”), which represents approximately 18.74% of the total number of Shares outstanding as of March 8, 2010. As a result, if the Maximum Number of Shares are purchased by the Offeror in the Offer, the Offeror would beneficially own 35,271,991 Shares representing approximately 29.91% of the total number of Shares outstanding as of March 8, 2010.

The Offer is subject to numerous conditions, which include the following, among others:

•	Lionsgate shall not have authorized, proposed, agreed to, or announced its intention to propose any material change to its articles of incorporation or bylaws, any merger, consolidation or business combination or reorganization transaction, acquisition of assets for consideration of more than U.S.$100 million, sale of all or substantially all of its assets or material change in its capitalization, or any comparable event not in the ordinary course of business;

•	Lionsgate shall not have issued, or authorized or proposed the issuance of, any Lionsgate securities of any class, or any securities convertible into, or rights, warrants or options to acquire, any such securities or other

1

convertible securities, other than pursuant to the exercise or conversion of currently outstanding stock options or convertible securities;

•	in the event that Lionsgate implements a shareholder rights plan, the Offeror shall have determined, acting reasonably, that:

(i)	the shareholder rights plan does not and will not adversely affect the Offer or the Offeror either before or on consummation of the Offer;

(ii)	the Board of Directors of Lionsgate (the “Board”) shall have redeemed all rights issued under the shareholder rights plan or have waived the application of the shareholder rights plan to the purchase of Shares by the Offeror under the Offer;

(iii)	a binding and non-appealable cease trading order or an injunction shall have been issued that has the effect of prohibiting or preventing the exercise of the rights issued under the shareholder rights plan or the issue of Shares upon the exercise of such rights;

(iv)	a court of competent jurisdiction shall have ordered that the rights issued under the shareholder rights plan are illegal, of no force or effect or may not be exercised in relation to the Offer and such order shall have become non-appealable; or

(v)	the rights issued under the shareholder rights plan and the shareholder rights plan shall otherwise have been held unexercisable or unenforceable in relation to the purchase by the Offeror of Shares under the Offer;

•	no change or development shall have occurred or been threatened since the date of the Offer to Purchase in the business, properties, assets, liabilities, financial condition, operations, results of operations, or the prospects for the business of Lionsgate which is outside the ordinary course of the Lionsgate business or may be materially adverse to Lionsgate;

•	all government or regulatory approvals, waiting or suspensory periods that, in the Offeror’s reasonable judgment, are necessary or desirable to complete the Offer, shall have been obtained or concluded or, in the case of waiting or suspensory periods, expired or been terminated, each on terms and conditions satisfactory to the Offeror in its reasonable judgment; and

•	there shall not have occurred since August 17, 2009 any change in the compensation paid or payable by the Company to its directors, officers or employees, including the granting of additional shares, stock options or bonuses, in each case outside the ordinary course of business or not consistent with past practice, or the adoption of additional severance or other payments payable in the event of termination of employment or change of control, other than as previously disclosed by Lionsgate in a public filing made by it on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) or by way of a press release made through a nationally recognized news wire service prior to the date hereof.

The Offer to Purchase states that the foregoing conditions are for the exclusive benefit of the Offeror and may be asserted by the Offeror regardless of the circumstances giving rise to any of the conditions (other than any intentional action or inaction by the Offeror giving rise to any such conditions) or may be waived by the Offeror in its reasonable discretion in whole or in part, at any time and from time to time, prior to the expiration of the Offer.

For a full description of the conditions to the Offer, please see Appendix “A” attached hereto. The foregoing summary of certain conditions to the Offer does not purport to be complete and is qualified in its entirety by reference to the contents of Appendix “A” attached hereto.

Relationship with the Offeror

According to the Offeror’s Circular, as of March 1, 2010, the Offeror was the beneficial owner of 22,107,571 Shares (including approximately 130,382 Shares that may be deemed to be beneficially owed by the Offeror as a result of their ownership of $1,154,000 in aggregate principal amount of the 2024 Notes and $429,000 in aggregate principal amount of the 2025 Notes), which represents approximately 18.74% of Lionsgate’s outstanding Shares as of March 8, 2010.

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On March 20, 2009, the Offeror and certain of its affiliates commenced a tender offer to purchase for cash any and all of the $150 million aggregate principal amount of the 2024 Notes and any and all of the $175 million aggregate principal amount of the 2025 Notes. The Offeror indicated in a Schedule 13D amendment filed with the SEC on June 5, 2009 that a total of $154,000 in principal amount of the 2024 Notes and $429,000 in principal amount of the 2025 Notes were validly tendered and accepted for payment.

On June 16, 2009, Massify, LLC, of which Brett Icahn, son of Mr. Carl Icahn, is a co-founder, entered into an agreement with a subsidiary of Lionsgate pursuant to which Massify, LLC would create and manage an online short filmmaking contest. Pursuant to this agreement, the Lionsgate subsidiary and Massify, LLC would have certain exclusivity, production and negotiation rights with respect to the submitted films. The agreement sets forth the participation of the parties in revenues derived from feature-length movies or other productions based on the submitted films. In addition, under the agreement, Massify, LLC may be entitled to a producer fee of 2.5% of the budget of the first of certain feature-length movies (if any) produced by the Lionsgate subsidiary based on the contest submissions (or for a production other than a feature-length movie, a producer fee in an amount to be agreed).

On October 6, 2009, Lionsgate executed a letter agreement with Icahn Sourcing LLC (“ISL”), an entity that provides sourcing services to certain portfolio companies associated with the Icahn Group. Pursuant to the letter agreement, Lionsgate has agreed that ISL may disclose certain information about Lionsgate to potential suppliers of goods and services, but Lionsgate is not obligated to purchase any goods or services until such time as it enters into specific agreement with such supplier. No fees are paid by either ISL or Lionsgate in connection with the sourcing arrangement contemplated by the letter agreement.

DIRECTORS’ RECOMMENDATION

After careful consideration, including a thorough review of the terms and conditions of the Offer by the Special Committee of the Board and by the Board in consultation with their financial and legal advisors, the Board, by unanimous vote of the directors present at a meeting held on March 11, 2010, and upon the unanimous recommendation of the Special Committee, determined that the Offer is financially inadequate and coercive and is not in the best interests of Lionsgate, its shareholders and other stakeholders.

Accordingly, for the reasons described in more detail below, the Board recommends that Lionsgate’s shareholders reject the Offer and NOT tender their Shares to the Offeror in the Offer. Please see “Reasons for Recommendation” below for further detail.

If you have tendered your Shares, you can withdraw them. For assistance in withdrawing your Shares, you can contact your broker or Lionsgate’s information agent, MacKenzie Partners, Inc. (“MacKenzie”), at the address, phone number and email address below:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
Telephone: (800) 322-2885 (Toll-Free)
(212) 929-5500 (Collect)
Email: Lionsgate@mackenziepartners.com.

REJECTION OF THE OFFER

The Board of Directors of Lionsgate recommends that Shareholders REJECT the Offer and NOT TENDER their Shares.
Any Shareholder who has tendered his or her Shares under the Offer should WITHDRAW those Shares.

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To REJECT the Offer, you do not need to do anything. If you have tendered your Shares to the Offer, you can withdraw them until they are taken up under the Offer. The Board recommends that you withdraw any tendered Shares immediately. See “How to Withdraw Your Deposited Shares” in this Directors’ Circular.

Shareholders should consider the terms of the Offer and the recommendation of the Board contained in this Directors’ Circular carefully and come to their own decision whether to accept or reject the Offer. Shareholders who are in doubt as to how to respond to the Offer should consult with their own investment dealer, broker, lawyer or other professional advisor. Acceptance of the Offer may have tax consequences specific to the circumstances of individual shareholders and shareholders should consult their own professional tax advisors. Enquiries concerning information in this Directors’ Circular should be directed to Lionsgate’s information agent, MacKenzie Partners, Inc. at 1-800-322-2885 (toll free in North America), 1-212-929-5500 (collect outside North America) or lionsgate@mackenziepartners.com.

BACKGROUND TO THE OFFER

On October 20, 2008, Carl C. Icahn and certain members of the Icahn Group filed a Schedule 13D indicating that they beneficially owned 10,762,387 Shares, representing approximately 9.17% of the then outstanding Shares. The Icahn Group stated that it had “acquired the Shares in the belief that the Shares were undervalued.” Prior to that time, representatives of the Icahn Group had engaged in discussions with representatives of Lionsgate, and the Icahn Group indicated in the filing that they “intend from time to time to seek to continue to have discussions” with Lionsgate representatives.

In February 2009, the Icahn Group filed three amendments to its Schedule 13D indicating it had increased its ownership to 16,540,849 Shares, representing approximately 14.28% of the then outstanding Shares. It also indicated that it “may seek to add nominees” designated by the Icahn Group to Lionsgate’s board, “which could include expanding the size of the Board and/or removing individuals from the Board,” and that it might take such actions at Lionsgate’s next annual shareholders meeting or at a special meeting that the Icahn Group might call. The Icahn Group also indicated that it had acquired $1 million in aggregate principal amount of the 2024 Notes.

On February 25, 2009, Jon Feltheimer, Lionsgate’s Chief Executive Officer and Co-Chairman of the Board, and Michael Burns, Lionsgate’s Vice Chairman and a member of the Board, met with Messrs. Carl Icahn and Brett Icahn, to discuss the Icahn Group’s intentions, including Mr. Carl Icahn’s request to designate five of Lionsgate’s 12 Board members. On February 26, 2009, the Strategic Advisory Committee of the Board met to discuss these matters.

On February 27, 2009, legal advisors to the Icahn Group communicated to Lionsgate’s legal advisors certain corporate governance and other proposals made by the Icahn Group. The legal advisors to the Icahn Group indicated that, among other things, the Icahn Group expected that any settlement agreement between the Icahn Group and Lionsgate would provide the Icahn Group with the right to designate three Board members (constituting 25% of the Board seats, notwithstanding the fact that the Icahn Group then owned only approximately 14.28% of the outstanding Shares) and an unspecified number of board observers, and that such designees and observers would be permitted to discuss confidential matters related to Lionsgate with Mr. Icahn, notwithstanding the fact that Mr. Icahn was not proposed to be a member of the Board. The Icahn Group proposed that one of its designated appointees would be Mr. Brett Icahn, and that the Board size would be restricted to 12 directors. It also proposed that two consultants be engaged to conduct a review of Lionsgate’s cost structure, with one engaged by the Board and the other engaged by the Icahn Group. That day, the Board met to consider the Icahn Group’s proposals and determined to create a Special Committee of independent directors with authority to engage in negotiations with the Icahn Group. The members of the Special Committee initially consisted of Harald Ludwig and Brian V. Tobin, who were later joined by Morley Koffman and Hardwick Simmons, all independent members of the Board.

On March 2, 2009, Messrs. Tobin and Ludwig met with Mr. Icahn to discuss his proposal. Mr. Icahn indicated, among other things, that he was concerned with Lionsgate’s cost structure and, with regards to Lionsgate’s acquisition of TV Guide Network and certain related assets, Mr. Icahn suggested that Lionsgate’s capital would

4

have been put to better use by repurchasing Shares. On March 3, 2009, Mr. Feltheimer engaged in discussions with Mr. Icahn. The Board met again on March 3 and March 4, 2009, to further consider Mr. Icahn’s proposal.

On March 5, 2009, Mr. Burns, at the direction of the Board, discussed the terms of a potential settlement with Messrs. Carl Icahn and Brett Icahn. The Icahns threatened to conduct a proxy fight and replace the Board entirely if the Board did not agree to their terms by the end of the day. Later that day, the Board met to discuss Mr. Icahn’s demands, as well as the terms of a customary standstill provision which would restrict the Icahn Group from engaging in a proxy contest with Lionsgate or acquiring more than 19.9% of the Shares. The Board determined that Lionsgate should attempt to reach a mutually acceptable agreement with Mr. Icahn, within certain parameters authorized by the Board, and directed the Special Committee to present a proposal to Mr. Icahn.

Over the course of the day on March 6, 2009, Messrs. Tobin and Ludwig engaged in discussions with Mr. Icahn in an effort to reach agreement on the principal terms of a settlement. During the period commencing on March 6, 2009 until March 11, 2009, the parties exchanged drafts of a settlement agreement and their representatives engaged in negotiations regarding the terms thereof. The Special Committee met on several occasions to consider continuing and new demands made by the Icahn Group and potential responses and courses of action to address those demands.

On March 10, 2009, a Board meeting was held to review the open points in the settlement negotiations, including (1) the Icahn Group’s rejection of a one-year standstill that Lionsgate proposed would not be terminated with respect to the acquisition of shares even if its designated Board appointees resigned from the Board or otherwise ceased to be members of the Board, unless the Icahn Group tendered for 100% of the Shares, (2) the Icahn Group’s rejection of a limitation beyond Lionsgate policy upon any of its designated Board appointees that would prevent them from seeking strategic acquisitions of Lionsgate by third parties, (3) the Icahn Group’s request for a “most favored nation” provision, and (4) the Icahn Group’s request that its designated Board appointees be nominated and supported for two one-year terms. Thereafter, Messrs. Tobin and Ludwig each discussed the open points with Mr. Icahn. Representatives of the Icahn Group had previously requested, and Lionsgate had agreed, that the standstill obligations would be subject to several exceptions and would generally terminate prior to the 2010 Annual General Meeting of shareholders, or earlier if certain of the Icahn Group’s proposed Board designees had resigned or otherwise ceased to be Board members. Mr. Icahn continued to demand, among other things, that the Icahn Group be granted “most favored nation” treatment so that if Lionsgate entered into a similar type of agreement with any other Lionsgate shareholder holding at least 16,500,000 Shares, even in the context of a strategic business arrangement or a strategic acquisition, the Icahn Group could elect to receive the benefit of any less restrictive standstill provisions in that agreement.

A Board meeting was held the next day, on March 11, 2009, to consider the Icahn Group’s proposed standstill and other settlement terms. Following the meeting, at the direction of the Board, Wachtell, Lipton, Rosen and Katz (“Wachtell Lipton”), sent a revised settlement agreement to the Icahn Group’s legal advisors which did not have the “most favored nation” provision but contained various board representation and other governance rights.

Shortly thereafter, Mr. Icahn issued a press release, and the Icahn Group filed an amendment to the Icahn Group’s Schedule 13D, with the following statement:

We have recently been engaged in discussions with Lions Gate regarding the possibility of having a number of our designees added to Lions Gate’s board of directors. Those discussions have been terminated because agreement could not be reached concerning certain aspects of the standstill agreement that Lions Gate demanded as a condition to installing those board members.

The following day, on March 12, 2009, Mr. Icahn issued a press release announcing that certain of his affiliated entities intended to commence a tender offer to purchase for cash any and all of the 2024 Notes and the 2025 Notes (the “Debt Tender Offer”). On March 17, 2009, Mr. Icahn issued a press release announcing that the offer price for the Debt Tender Offer was $750 for each $1,000 principal amount of 2024 Notes tendered, and $730 for each $1,000 principal amount of 2025 Notes tendered, in each case plus accrued but unpaid interest.

On March 20, 2009, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP and High River Limited Partnership (collectively, the “Icahn Debt Offerors”) commenced the Debt Tender Offer and filed the Offer to Purchase in a Schedule 13D amendment.

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On March 26, 2009, LGEI, the issuer of the 2024 Notes and the 2025 Notes, issued a press release in response to the Debt Tender Offer that included the following statement:

[LGEI] noted that its Board believes that each noteholder should make its decision as to whether to tender on an individual rather than a collective basis, based on that noteholder’s particular circumstances. It further indicated that its Board believes the determination of whether to tender is a financial decision to be made by each noteholder based on the terms of the tender offer and the cash price being offered by the Icahn Group. The Board of Directors of [LGEI’s] parent owes fiduciary duties to its shareholders, who may be affected by a noteholder’s decision to tender or not to tender notes. For these reasons, [LGEI] believes that it is not appropriate for it to make a recommendation to noteholders regarding the tender of their notes and expresses no opinion as to the course of action that noteholders should take.

In addition, in light of the fact that the 2024 Notes and the 2025 Notes are convertible into Shares in certain circumstances, LGEI noted in the press release that the terms of its Second Amended and Restated Credit, Security, Guaranty and Pledge Agreement, dated as of July 25, 2008 (the “Senior Revolving Facility”) generally provide that the acquisition of ownership or control of more than 20% of the equity of Lionsgate by any person or group may constitute a “change in control” that could result in an event of default and acceleration of the indebtedness outstanding under the Senior Revolving Facility, which could in turn result in a cross-default and acceleration of LGEI’s payment obligations under other outstanding indebtedness. Lionsgate had entered into the Senior Revolving Facility in 2003, years before the date the Icahn Group states that it began acquiring Shares. Lionsgate did not propose the change in control provisions in the Senior Revolving Facility. As is not uncommon, the lenders under the credit agreement negotiated for, among other things, the change in control provision because of the unknown consequences to the Senior Revolving Facility or ownership of the Company in the event of a “change in control.”

On March 30, 2009, Mr. Icahn issued a press release which included the following statement:

In the event of a “Change in Control”, the Company’s payment obligations under both the $325 million in notes and any amount drawn on the revolver could be accelerated. If this occurred, the company would face either a refinancing or restructuring. Because any consideration of refinancing must take into account the difficult state of the current credit markets, one is left to speculate how the company would meet this demand without restructuring?

If the company is forced to restructure, we believe that much of the company’s equity would end up being owned by the debt holders, and that in the long run, due primarily to the company’s library assets, these assets would provide the noteholders full “recovery value” if managed properly. The other noteholders, when considering my tender, should ask themselves whether or not they believe the same.

In April 2009, Lionsgate and certain holders of the 2025 Notes discussed the potential debt exchange offer. Negotiations ensued and, on April 20, 2009, LGEI, entered into Refinancing Exchange Agreements with certain existing holders of the 2025 Notes which provided that the holders would exchange $66.6 million aggregate principal amount of the 2025 Notes for new 3.625% convertible senior subordinated secured notes due 2025 (the “New 2025 Notes”) in the same aggregate principal amount. The New 2025 Notes had a conversion price that was lower than the conversion price applicable to the 2025 Notes; however, the dates on which holders of the New 2025 Notes could require LGEI to repurchase the notes were extended by three years, as compared to the repurchase dates for the 2025 Notes. The extension of the date on which holders could require the Company to repurchase the notes provided the Company with additional flexibility with respect to its liquidity position. Shortly after the exchange was completed, the New 2025 Notes were trading at approximately the same price as the 2025 Notes, suggesting that the market did not view the New 2025 Notes as having terms more favorable to the holders, in the aggregate.

On April 21, 2009, the Icahn Debt Offerors extended the expiration date of the Debt Tender Offer from April 20, 2009 to May 1, 2009. Following the expiration of the Debt Tender Offer on May 1, 2009, the Icahn Group disclosed that a total of only $154,000 principal amount of the 2024 Notes and $429,000 principal amount of the 2025 Notes had been validly tendered and not withdrawn from the offer.

On April 24, 2009, Lionsgate filed an application with the British Columbia Securities Commission to cease to be a reporting issuer in Canada, recognizing that the Shares had been delisted from the Toronto Stock Exchange in 2006, primarily due to the low trading volume of the Shares on such exchange (which represented less than 1% of

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the volume of Shares traded on the NYSE for the year ended December 31, 2005) and the reality that compliance with U.S. disclosure obligations provided shareholders with substantively the same information required under Canadian disclosure obligations. Legal counsel to Mr. Icahn, who is not Canadian, made a submission to the British Columbia Securities Commission, dated May 8, 2009, opposing this application on behalf of Mr. Icahn. To Lionsgate’s knowledge, no other shareholders expressed similar opposition to Lionsgate ceasing to be a reporting issuer. Shortly thereafter, Lionsgate determined to withdraw its application.

In addition, Lionsgate has, from time to time, considered potential advantages and disadvantages of relocating to the United States, including with respect to taxes and applicable laws (including applicable corporate laws). Lionsgate has also recognized, among other things, the fact that the overwhelming majority of its shareholders are located in the U.S. and considered the potential benefits of qualifying as a U.S. company for inclusion in stock indices such as the Russell 2000.

In May and June 2009, representatives of Lionsgate had several discussions with the Icahns regarding Lionsgate’s interest in a potential acquisition of Metro-Goldwyn-Meyer Inc., including the Icahns’ potential participation in providing financing for the transaction. Mr. Burns reiterated to the Icahns that Lionsgate takes a disciplined approach to acquisition opportunities, basing its evaluation of such opportunities on specified financial and business guidelines. On June 5, 2009, the Icahn Group filed an amendment to its Schedule 13D indicating that they beneficially owned 18,233,712 Shares, representing approximately 15.56% of the then outstanding Shares.

On June 10, 2009, the Special Committee again met to discuss the possibility of nominating an individual recommended by the Icahn Group for election to the Board at the 2009 Annual Meeting (as defined herein), in exchange for the Icahn Group’s agreement to vote the Shares it beneficially owned in favor of Lionsgate’s slate of directors at the meeting. During subsequent discussion with Mr. Icahn, including meetings on July 18 and July 19, 2009, Lionsgate did not require any standstill provisions from Mr. Icahn in connection with nominating the individual recommended by the Icahn Group. The Nominating and Corporate Governance Committee of the Board began its review of the individual’s qualifications and credentials. Ultimately, though, Mr. Icahn determined not to proceed with the nomination, stating that he did not want to limit his options. Moreover, during such discussions, Mr. Burns indicated that if Mr. Icahn was not to be the designee, it would be desirable for the Icahn Group’s designee to be a Canadian resident in order to facilitate compliance with certain Canadian cultural and governance requirements. In response, Mr. Icahn suggested that Lionsgate should consider leaving Canada.

Around substantially the same time that Lionsgate offered to nominate a designee of the Icahn Group to the Board, Lionsgate made a similar proposal to another of its significant and long-time shareholders, the MHR Group (as defined herein), a 19.9% owner of the then outstanding Shares. Following discussions of the terms of the proposal, Dr. Rachesky and Lionsgate entered into a letter agreement, dated July 9, 2009, that provided that Lionsgate would nominate Dr. Rachesky for election to the Board, and Dr. Rachesky would vote the shares held by the MHR Group in favor of Lionsgate’s slate of directors at the 2009 Annual Meeting.

On June 17, 2009, the Icahn Group filed an amendment to its Schedule 13D indicating that it had purchased additional Shares to increase its beneficial ownership amount to 19,752,312 Shares, which represented approximately 16.86% of the then outstanding Shares.

The 2009 Annual Meeting was held on September 15, 2009. Shareholders voted to elect all of the 12 director candidates nominated by Lionsgate, including Dr. Rachesky. To Lionsgate’s knowledge, all of the Shares held by the Icahn Group were withheld in the election of all directors. The following day, Mr. Burns again met with Messrs. Carl Icahn and Brett Icahn to discuss their suggestions with respect to Lionsgate. Mr. Burns also met with Mr. Brett Icahn on October 2, 2009.

On October 6, 2009, Lionsgate executed a letter agreement with ISL, an entity that provides sourcing services to certain portfolio companies associated with the Icahn Group. Pursuant to the letter agreement, Lionsgate agreed that ISL may disclose certain information about Lionsgate to potential suppliers of goods and services, but Lionsgate is not obligated to purchase any goods or services until such time as it enters into specific agreement with such supplier. No fees are paid by either Lionsgate or ISL in connection with the sourcing arrangement contemplated by the letter agreement.

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Mr. Feltheimer and Mr. Burns continued to meet with Messrs. Carl and Brett Icahn from time to time to hear their views.

On February 5, 2010, the Icahn Group filed an amendment to its Schedule 13D to disclose that it beneficially owned 21,162,432 Shares, representing approximately 18.06% of the then outstanding Shares.

On February 11, 2010, the Icahns informed Mr. Burns that they were considering commencing a tender offer to increase their interest in Lionsgate to approximately 29.9%. They also explained to Mr. Burns that they would seek greater influence over Lionsgate’s decisions with respect to any major transactions.

On February 12 and February 14, 2010, Mr. Burns met with the Icahns, who provided Mr. Burns with a list of demands that included, among other things, the appointment of Brett Icahn to the Board and the creation of three new Board committees — a Transaction Committee, a Consultant Committee and an “Investments in Films and Television Programs” Capital Allocation Committee — which would each be limited in size to three directors and would each include Brett Icahn as a member. The Icahns also demanded that (1) any acquisition of assets in excess of $200 million be approved by holders of at least 40% of the Shares, (2) if any backstopped rights offering was undertaken, each shareholder owning more than 10% of the outstanding Shares be offered an opportunity to compete to provide the backstop, and (3) the Icahn Group be granted the same rights that Lionsgate had agreed to give Dr. Rachesky and the MHR Group, including with respect to the rights set out in the July 9, 2009 letter agreement. The Icahns proposed that the Icahn Group be subject to a one year standstill provision without specifying what actions would be prohibited.

On February 15, 2010, a U.S. federal holiday, Mr. Brett Icahn sent Mr. Burns a list of these demands and demanded that Mr. Burns immediately execute a letter agreement which provided that, as a demonstration of its good faith, Lionsgate would agree not to issue, authorize or engage in discussions regarding the issuance of any securities (other than issuances pursuant to the exercise or conversion of currently outstanding stock options or convertible securities). The letter also provided that this restriction would terminate on February 20, 2010 or such earlier date, if any, that Mr. Icahn or his affiliates publicly announced a tender offer to acquire Shares. Moreover, the Icahns threatened to commence a tender offer the next day if Mr. Burns did not immediately sign the letter agreement. Mr. Burns discussed the letter with Wachtell Lipton that night. After that discussion, Mr. Burns indicated to Brett Icahn that he would discuss the request with members of the Board as soon as possible, but obviously could not agree to execute the letter that night without consultation with the Board.

The following day, on February 16, 2010, without engaging in further settlement discussions with Lionsgate regarding his written demands delivered the day before, Mr. Icahn issued a press release indicating that certain of his affiliates intended to commence a tender offer to acquire up to 13,164,420 Shares which, together with the Shares already owned by the Icahn Group, would result in the Icahn Group beneficially owning approximately 29.9% of the then outstanding Shares. The press release indicated that it was the Icahn Group’s belief that, if the acquisition of more than 20% of the outstanding Shares by the Icahn Group would constitute an event of default under Lionsgate’s senior revolving credit facility, such an event of default could be avoided through a waiver by the lenders thereunder or through Lionsgate’s prepayment or elimination of the senior revolving credit facility. That same day, the Special Committee met to discuss the proposed tender offer, and Lionsgate issued a press release confirming that the Board would review the Icahn Group’s proposed tender offer.

From February 16, 2010 through March 12, 2010, members of the Special Committee and the Special Committee’s legal advisors met with members of the Board to discuss the terms of the Offer and potential responses and courses of action to address the Offer, including the advantages and disadvantages of, and legal considerations with respect to, the potential adoption of a shareholder rights plan.

The Icahn Group also filed on February 16, 2010, an amendment to its Schedule 13D indicating it had purchased an additional 945,139 Shares on February 9 and February 10, 2010, thereby increasing its beneficial ownership to 22,107,571 Shares, which represented approximately 18.87% of the total outstanding Shares.

On February 17, 2010, Lionsgate completed the filing of a shelf registration statement with the SEC that would allow it and LGEI to sell, from time to time, up to $750 million in Shares, certain debt securities, or a combination thereof. The registration statement was declared effective by the SEC on March 3, 2010.

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On February 18, 2010, Mr. Burns spoke with Mr. Brett Icahn, regarding the Icahns’ demands. On February 19, 2010, the Special Committee and the Strategic Advisory Committee of the Board met jointly with members of Lionsgate’s senior management team and legal and financial advisors to consider the Icahn Group’s proposed tender offer and related matters, including the applicable legal framework, potential responses and courses of action to address the proposed tender offer.

On February 22, 2010, the Icahns discussed their tender offer with Mr. Burns and suggested, among other things, that notwithstanding public statements made by Mr. Icahn less than a year earlier in the context of the Debt Tender Offer, they were confident the administrative agent (JPMorgan Chase Bank, N.A. (“JPMorgan”)) for Lionsgate’s revolving credit facility would waive the “change in control” default trigger and allow the Offeror to increase its shareholding amount to 29.9% or, alternatively, Lionsgate could avoid the default by prepaying and terminating the facility. Mr. Burns indicated that Lionsgate was evaluating a response to the Offer that would be in the best interests of the Company, the shareholders and the Company’s other stakeholders, but remained very concerned about the potential default and liquidity problems that could result from the Offer. He also told the Icahns that he had commenced preliminary discussions with JPMorgan about the Senior Revolving Facility and Lionsgate’s Credit, Security, Guaranty and Pledge Agreement, dated as of October 6, 2009 (the “2009 Facility” and, together with the Senior Revolving Facility, the “Credit Facilities”) and the possibility of increasing the “change in control” threshold, but that JPMorgan had not indicated that it would agree to such an amendment in connection with the Offer.

Later that day, Brett Icahn forwarded Mr. Burns a draft of sections of the Offer to Purchase regarding the background and purpose of the Offer and requested that Mr. Burns send him an email with the following statement: “I have reviewed the attached draft disclosure with legal counsel and hereby confirm, on behalf of Lions Gate Entertainment Corp. and its subsidiaries, that it accurately reflects our discussions in all material respects.” Following review with legal counsel, Mr. Burns concluded and conveyed to Brett Icahn his belief that the Icahns’ draft omitted numerous facts that the shareholders might consider important in deciding whether to tender their Shares, which facts are presented herein.

On February 26, 2010, the Board determined that the Special Committee formed in February 2009 would continue to be constituted to consider, evaluate, negotiate (if necessary) and make recommendations to the Board in connection with any initiatives by the Icahn Group, including the formulation of Lionsgate’s recommendation to be filed on Schedule 14d-9 with respect to any tender offer by the Icahn Group and the corresponding Canadian Directors’ Circular, and any other transactions, proposals, expressions of interest or strategic alternatives that may be available to Lionsgate. Thereafter, members of the Special Committee were actively engaged in discussions with members of the Board, senior management, and legal and financial advisors to the Board and the Special Committee, and also received the perspectives of shareholders, including Dr. Rachesky and the MHR Group, directly and through their representatives.

On March 1, 2010, the Offeror commenced the Offer and, on that same day, Lionsgate issued a press release requesting that shareholders take no action in response to the Offer and informing shareholders that the Board, in consultation with its financial and legal advisors, would review the Offer and make its recommendation to shareholders.

On March 1, 2010, the Special Committee met with its U.S. legal advisor, Wachtell Lipton, and its Canadian legal advisor, Goodmans LLP, and discussed the terms of the Offer, the applicable legal framework and potential responses to and courses of action in the context of the Offer, including the advantages and disadvantages of, and legal considerations with respect to, the potential adoption of a shareholder rights plan. Goodmans LLP reviewed with the Special Committee its fiduciary duties in this context. The Special Committee also discussed with its legal advisors the advisability of engaging, in addition to the Company’s financial advisor, an independent financial advisor to the Special Committee.

On March 2, 2010, the Special Committee met with several financial advisors, including Perella Weinberg Partners LP (“Perella Weinberg”), to discuss their independence and expertise in connection with advising companies with respect to the types of matters under consideration by the Special Committee. Following those meetings, the Special Committee determined to engage Perella Weinberg as its financial advisor.

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On March 3, 2010, the Special Committee met with its legal and financial advisors. During the meeting, the Special Committee considered presentations from Messrs. Burns and Feltheimer and Levin regarding the Offer and their views on the possible implications of, and actions that might be taken in the context of, the Offer, including an update on their views with respect to a possible amendment or waiver of the “change in control” provision in both Credit Facilities. Mr. Burns also discussed the potential views of certain of the Company’s significant shareholders with respect to the possible adoption of a shareholder rights plan. Following presentations from senior management, the Special Committee met in executive session with its legal and financial advisors to consider, among other things, senior management’s presentation, Perella Weinberg’s preliminary views concerning the Offer, and the potential adoption of a shareholder rights plan.

On March 4 and March 5, 2010, the Special Committee again met with its legal and financial advisors. During the meetings, the Special Committee considered, among other things, additional presentations from Messrs. Burns, Feltheimer and Levin. At each meeting, the Special Committee met in executive session. Following presentations from management on March 5, 2010, the Special Committee met in executive session with its legal and financial advisors to discuss the work undertaken to date by the financial advisors, including their meetings with management, and to further consider whether to recommend the adoption of a shareholder rights plan and the possible interaction between the change in control provision of the Credit Facilities and the “significant interest” threshold under the shareholder rights plan, if one was adopted. The Special Committee also discussed the implications of alternative percentages of the outstanding Shares that could be considered to define a “significant interest” for purposes of a shareholder rights plan. Following those discussions, the members of the Special Committee unanimously determined to pursue the possible implementation of a shareholder rights plan and related amendment of the “change in control provision” in the Credit Facilities and asked that the legal advisors continue their work on the possible implementation of a shareholder rights plan.

On March 10, 2010, the Special Committee met with its financial and legal advisors as well as the Company’s management and financial and legal advisors. During the meeting, the Special Committee considered and discussed, among other things, presentations from Messrs. Burns, Feltheimer and Levin regarding their views on the potential implications of the Offer, the adoption of a shareholder rights plan, and other responses and courses of action that might be taken in the context of the Offer. The Special Committee and its advisors also considered and discussed a presentation by Morgan Stanley, the Company’s financial advisor, with respect to, among other things: the potential impact of the Offer on effective control of the Company; factors currently affecting the market price of the Shares and shares of the Company’s peers; the value implications of the current business plan and outlook and strategic initiatives of the Company, (including with respect to the Company’s theatrical segment, television segment, TV Guide Network and EPIX, the Company’s joint venture creating a premium television channel and subscription video-on-demand service); the adequacy of the consideration in the Offer when assessed against a range of relevant metrics, and considerations relevant to the potential adoption of a shareholder rights plan. The Special Committee also considered and discussed a presentation by the Company’s legal advisor with respect to the potential adoption of a shareholder rights plan and the calling of a special meeting of shareholders to confirm such shareholder rights plan. The Special Committee then excused Company’s management and the Company’s advisors and considered and discussed, among other things, a presentation from Perella Weinberg and focused particularly on Perella Weinberg’s financial analysis of the Offer Price when assessed against a range of relevant metrics. At the conclusion of its presentation, Perella Weinberg orally delivered its opinion, which has subsequently been confirmed in writing as attached in Appendix “B”, to the effect that as of March 10, 2010 and based upon and subject to the matters stated in its opinion, the consideration to be paid in the Offer is inadequate, from a financial point of view, to the shareholders of the Company (other than the Icahn Group and its affiliates). The Special Committee also discussed with its financial and legal advisors the Company’s current business strategy to maximize shareholder value, including with respect to the Company’s theatrical segment, television segment, TV Guide Network and EPIX, as well as the responses and courses of action that might be taken in the context of the Offer, including the adoption of a shareholder rights plan, and its fiduciary duties and the interests of the Company, its shareholders and other stakeholders. Following this discussion, the Special Committee unanimously determined to recommend to the Board that the Board recommend that shareholders reject the Offer and not tender any Shares pursuant to the Offer, and that the Board implement a shareholder rights plan, which would be subject to confirmation by the shareholders at a special meeting of shareholders.

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On March 11, 2010, the Board met with its financial and legal advisors as well as the Company’s management and the Special Committee’s financial and legal advisors. The Board considered and discussed, among other things, presentations from Messrs. Burns, Feltheimer and Levin regarding their views on the potential implications of the Offer, the adoption of a shareholder rights plan, and other responses and courses of action that might be taken in the context of the Offer. The Board discussed with management the Company’s business plan and its strategy to maximize shareholder value, including with respect to the Company’s theatrical segment, television segment, TV Guide Network and EPIX. The Board also considered and discussed a presentation by Morgan Stanley, the Company’s financial advisor, with respect to, among other things: the potential impact of the Offer on effective control of the Company; factors currently affecting the market price of the Shares and shares of the Company’s peers; the value implications of the Company’s business plan and outlook and strategic initiatives of the Company; the adequacy of the consideration in the Offer when assessed against a range of relevant metrics; and considerations relevant to the potential adoption of a shareholder rights plan. The Board considered and discussed a presentation from Perella Weinberg, including Perella Weinberg’s financial analysis of the Offer Price when assessed against a range of relevant metrics. Perella Weinberg advised the Board that on March 10, 2010, it had delivered its opinion, to the Special Committee, to the effect that, as of March 10, 2010 and based upon and subject to the matters stated in its opinion, the consideration to be paid in the Offer is inadequate, from a financial point of view, to the shareholders (other than the Icahn Group and its affiliates). The Chairman of the Special Committee advised the Board of the determinations and recommendations of the Special Committee with respect to the Offer and the adoption of a shareholder rights plan. The Board considered and discussed with its advisors matters relevant to the adoption of a rights plan, including the mechanics of a plan, events that could trigger a plan, the possible effect of such plan on future transactions and the material terms of the plan that was proposed to be implemented.. The Board also considered and discussed with its advisors the calling of a special meeting of shareholders to confirm such shareholder rights plan. Following this discussion and further deliberation, and upon receiving the recommendation of the Special Committee as noted above and further deliberation, the Board determined, by unanimous vote of the directors present, to recommend that shareholders reject the Offer and not tender any Shares pursuant to the Offer, to adopt a shareholder rights plan in the form presented to the Board, and to convene a special meeting of shareholders to confirm such shareholder rights plan as soon as reasonable practicable after its adoption, on May 4, 2010.

REASONS FOR THE RECOMMENDATION

After careful consideration, including a thorough review of the terms and conditions of the Offer by the Special Committee and by the Board, in consultation with their financial and legal advisors, the Board, by unanimous vote of the directors present at a meeting held on March 11, 2010, and upon the unanimous recommendation of the Special Committee, determined that the Offer is financially inadequate and coercive and is not in the best interests of Lionsgate, its shareholders and other stakeholders, and to recommend that shareholders should reject the Offer and not tender their Shares to the Offer.

The Board and the Special Committee took into account numerous factors in reaching that determination including, but not limited, to the reasons set forth below:

•	The Offer does not reflect the full value of the Shares. The $6.00 per Share price offered by the Offeror does not reflect significant value that senior management under the direction of the Board has built over the past 10 years and the significant additional value that the Board and senior management believe would result from the continued implementation of Lionsgate’s business plan. Among other things:

•	Lionsgate has created one of the only motion picture businesses with a significant presence in the action, horror, African-American, independent and prestige segments of the market. Lionsgate’s theatrical business acquires, produces and releases approximately 12 to 15 films per year under a disciplined financial model. In addition, Lionsgate has been successful in releasing highly regarded hits such as the Academy Award winning films Crash and Precious, and in creating long-term, valuable franchises such as the Tyler Perry and Saw franchises. Lionsgate’s film business has achieved profitability approximately 70% of its theatrical releases over the past 10 years, one of the highest success rates in the industry.

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•	Through a series of successful acquisitions and additions from recent television and theatrical productions, Lionsgate has built a premier 12,000-title library that has generated an average of $267 million in annual revenue over the past three years.

•	Lionsgate has diversified its business through a combination of organic growth and acquisitions, including acquisitions in television programming. The television programming business has achieved an approximately 40% compounded annual growth rate over the past 11 years. Lionsgate has been focused on financial discipline in developing new television product. The television programming business has been led by such hit shows as “Mad Men,” “Weeds” and “Nurse Jackie,” which have achieved critical acclaim, cult followings and economic success.

The Board and senior management believe that the significant additional value that would result from the continued implementation of Lionsgate’s business plan, and the inadequacy of the Offer, is supported by the views of analysts. The Offer price per Share of $6.00 and the $5.35 weighted average value per Share implied by the Offer (see below for calculation assumptions) value the Shares at a 28.5% discount and a 36.2% discount, respectively, to the average price targets of analysts (as indicated in the chart below) for the Shares at March 11, 2010.

Analyst Targets
As of March 11, 2010
Lionsgate Share Price ($)

Source  Bloomberg

(1)	Long-term price target.

(2)	The “weighted average value to shareholders” is calculated based on the weighted average of 13 million Shares at $6.00 and the balance of float shares which would not be acquired pursuant to the Offer, after giving effect to the Offer, at $5.20, being the 20-day volume weighted unaffected share price of the Shares prior to the announcement of the intention to make the Offer. Float shares is defined to be all outstanding shares excluding management, Board and Icahn positions.

•	The Offer is financially inadequate. In connection with its review of the Offer, the Special Committee has received, and the Board has considered the analysis of, a written opinion dated March 10, 2010 from Perella Weinberg, the financial advisor to the Special Committee, to the effect that as of such date and based upon and subject to the matters stated in its opinion, the consideration to be paid in the Offer is inadequate, from a financial point of view, to the shareholders (other than the Icahn Group and its affiliates). A copy of the opinion of Perella Weinberg to the Special Committee is attached as Appendix “B”. Shareholders are urged to read the opinion carefully and in its entirety for a description of the procedures followed, matters considered and limitations on the use thereof and the review undertaken in connection therewith. The opinion does not constitute a recommendation to Lionsgate shareholders as to whether they should tender their Shares pursuant to the Offer.

•	As the owner of 29.9% of the Company’s outstanding Shares, the Icahn Group would likely have the power to effectively veto certain significant transactions and other matters requiring approval by a

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special resolution of shareholders. The Icahn Group has indicated in its Offer to Purchase that it is making the Offer to acquire additional Shares “in the hope of having a greater opportunity to participate in decisions regarding major acquisitions and other matters that would affect the Shareholders.” The nature of the conditions contained in the Offer suggest that the Icahn Group may be seeking to exert its influence in respect of a very wide range of matters, including any changes in the business properties, assets or operations of Lionsgate outside of the ordinary course of business. If the Icahn Group acquires 29.9% of the Shares, it would be able to exert considerable influence over Lionsgate’s affairs and, in some circumstances, would likely be able to exercise negative control over Lionsgate. For example, many significant transactions, including matters which require approval by way of a “special resolution” under the BC Act, require approval by two-thirds of the votes cast by shareholders at the relevant meeting of shareholders. Such matters include certain changes to Lionsgate’s Articles, including share capital rights and restrictions, governance issues such as shareholder meeting and proxy procedures, and certain acquisitions, business combinations, and reorganizations. As the holder of 29.9% of the outstanding Shares, the Icahn Group would have a veto right over such transactions if less than 89.73% of the outstanding Shares were voted on the matter or if all of the outstanding Shares were voted and one or more shareholders holding only 3.42% of the outstanding Shares voted in the same manner as the Icahn Group. In such situations, the decision-making rights of shareholders on some of the most fundamental matters affecting Lionsgate would be usurped by the Icahn Group. This veto right could effectively frustrate a party that sought to acquire all of the Shares, as doing so would in most cases require support of at least two-thirds of the shareholders.

If the Icahn Group were to have the ability to exercise such negative control, it could hinder the ability of the Company to enter into or consummate future transactions intended to deliver a control premium or other value to the shareholders.

The Icahn Group has not articulated a clear strategy or vision for Lionsgate, other than general criticism of its ongoing growth initiatives. The Board and management of Lionsgate, on the other hand, have been actively exploring several strategic acquisitions since prior to the Offer that they believe could create significant value for shareholders. Based on statements made by Mr. Icahn which suggest he is seeking to increase his shareholding in Lionsgate in order to exert greater influence over decisions about strategic acquisitions, as well as statements he has made to Lionsgate’s representatives in which he has criticized certain strategic acquisitions that Lionsgate has recently completed as well as potential future acquisitions, the Board believes that the ultimate purpose of the Offer may be to undermine Lionsgate’s growth strategy by impeding its ability to pursue strategic acquisitions and other significant transactions.

•	The purchase price offered by the Icahn Group represents an effort by the Icahn Group to acquire control of Lionsgate without paying a control premium. As noted above, if the Offer is successfully completed, the Icahn Group would acquire the ability to effectively control a range of significant decisions that may be made by Lionsgate, without paying an appropriate premium for such control (and without any premium for the 81.33% of the Shares for which the Offer is not being made). In effect, the Icahn Group is seeking to acquire control of Lionsgate for a total offer price of less than $80 million.

The Board believes that the premium represented by the Offer is insufficient for the acquisition of effective control of Lionsgate. The Offer price of $6.00 per Share represents a premium of only 14.7% to the previous day’s closing price, 15.4% over the unaffected 20-day value-weighted average price of the Shares (“VWAP”) of $5.20, and a premium of only 8.7% to the one-year VWAP of $5.52 per Share, in each case, calculated based on a price or VWAP of the Shares prior to the announcement of the Icahn Group’s intention to make the Offer on February 16, 2010.

A comparison of the Offer price of $6.00 per Share to average takeover bid premiums in the U.S. market illustrates that the Offer provides for a substantially below-market premium for effective control of Lionsgate. For example, The Walt Disney Company’s acquisition of Marvel Entertainment, Inc., a transaction involving a change of control in late 2009, had a one-day announced premium of 29.4%, significantly higher than the 14.7% premium being offered by the Offeror for only a portion of the Shares (based on the $6.00 per Share price). As shown in the chart below, the average 1-day announced premium in transactions from January 1, 2008 to February 16, 2010 (the date Offeror the commenced the Offer) involving a change of control was

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39.8%, compared to the premium being offered by the Offeror. Moreover, the premium offered by the Offeror is also less than the 41.7% average one-day announced premium in transactions from January 1, 2009 to February 16, 2010 involving a change of control.

Announced One-Day Premiums in U.S. (1)

Source Thomson

(1)	Premiums based on all cash deals with consideration greater than $500 million

(2)	The “weighted average value to shareholders” is calculated based on the weighted average of 13 million Shares at $6.00 and the balance of float shares which would not be acquired pursuant to the Offer, after giving effect to the Offer, at $5.27, being the 20-day volume weighted unaffected share price of the Shares prior to the announcement of the intention to make the Offer. Float shares is defined to be all outstanding shares excluding management, Board and Icahn positions.

•	The acquisition by the Icahn Group of 29.9% of the outstanding Shares would constitute an event of default under the Credit Facilities. As the Icahn Group has repeatedly noted, the Credit Facilities both define a “change in control” to include, subject to certain limited exceptions, any person or group who acquires ownership or control in excess of 20% of Lionsgate’s equity securities having voting power to vote in the election of the Board. The Credit Facilities provide that a “change in control” would be an event of default that permits the lenders to accelerate the maturity of borrowings thereunder and to enforce security interests in the collateral securing such debt. As of March 8, 2010, Lionsgate had borrowings of approximately $10 million outstanding under the Senior Revolving Facility and borrowings of approximately $34 million outstanding under the 2009 Facility.

In addition, if the Credit Facilities were accelerated following an event of default that is not waived or cured, holders of the 2024 Notes, the 2025 Notes, the New 2025 Notes (collectively, “the Notes”) and the 10.25% Senior Secured Second-Priority Notes due 2016 (the “10.25% Notes”) would have the right to accelerate the debts thereunder. As of March 8, 2010, $236.0 million principal amount of the 10.25% Notes and $236.1 million aggregate principal amount of the Notes were outstanding. As of March 8, 2010, Lionsgate’s consolidated total indebtedness was approximately $825.4 million (includes principal values for the 10.25% Notes and the Notes).

If Lionsgate is unable to negotiate an amendment to the Credit Facilities to increase the 20% change in control threshold to at least 30%, or obtain a forbearance or waiver for any default resulting from the Offeror’s acquisition of 29.9% of the outstanding Shares, Lionsgate would be required to repay all amounts then outstanding and would lose its primary source of liquidity to fund operations.

Lionsgate cannot assure shareholders that it would be able to obtain an amendment, forbearance or waiver of the default provisions of the Credit Facilities on reasonable terms. In addition, although Lionsgate had

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approximately $103 million in cash and cash equivalents available as of March 8, 2010 to fund the repayment and termination of the outstanding borrowings under the Credit Facilities, it would need to immediately seek a replacement source of funding in order to continue to operate its business in the ordinary course. Lionsgate cannot assure shareholders that a replacement credit facility would be available on reasonable terms, if at all.

In short, if the Offer were successfully completed and the Icahn Group acquired 29.9% of the outstanding Shares, Lionsgate’s liquidity and ability to operate its business could be materially and adversely impacted.

•	Risks associated with the Icahn Group’s relative lack of industry experience. As noted above, if the Offer was successful, the Board believes that it would result in a substantial amount of control and influence being acquired by the Icahn Group. To the knowledge of Lionsgate, the Icahn Group is comprised primarily of financial investors and has limited experience in operating a business in Lionsgate’s industry.

Notwithstanding this lack of demonstrated experience, in its discussions with Lionsgate representatives, the Icahn Group has sought to use the threat of a tender offer and/or proxy contest to require the formation of three new Board Committees, each consisting of three directors, one of whom would be Brett Icahn, including an “Investments in Films and Television Programs” Capital Allocation Committee. The Icahn Group proposed that such committee “would be authorized to evaluate capital expenditures on developing and producing content.”

•	The Offer is structurally coercive. The Offer is a “partial bid,” meaning it is an offer to acquire less than all of the Shares, in this case only up to 13,164,420 Shares, which represents approximately 18.67% of the outstanding Shares (excluding the Shares currently beneficially owned by management, the Board and the Icahn Group). If more than this Maximum Number of Shares are tendered, the Shares to be purchased under the Offer would be determined on a pro rata basis (based on the number of Shares tendered by each holder). If all shareholders tendered all of their Shares into the Offer, they would only be able to sell approximately 18.67% of their Shares and would retain 81.33% of their Shares.

This “partial bid” structure is inherently coercive because it forces shareholders to decide whether to accept the Offer (and in respect of how many Shares), reject such Offer, sell into the market or maintain their position without knowing whether and to what extent other shareholders would accept the Offer, knowing the price at which the Shares will trade after the Offer and the role that the Icahn Group would play at Lionsgate following the Offer and the impact of that role on the value of the Shares. A shareholder may feel compelled to tender Shares in a partial bid, even if the shareholder considers the bid price to be inadequate, out of concern that in failing to do so, if the partial bid is completed, the shareholder may suffer the following adverse consequences, including:

•	a reduced price reflective of a minority discount resulting from ownership being concentrated in a small group of large shareholders and the Icahn Group having the ability to frustrate other potential offers to acquire all of the Shares;

•	a potential default by the Company under the Credit Facilities and its other indebtedness on the need to secure alternative financing arrangements that may be less advantageous to Lionsgate; and

•	holding an investment in a company that is under the influence of a shareholder with effective control that has articulated no clear plans or direction for the Company.

If shareholders deposit their Shares under the Offer as a result of this coercion, they may reduce the risks associated with those Shares that are acquired under the Offer (after proration), but would expose their remaining holdings to these increased uncertainties.

•	The Offer is highly conditional. The Offer is highly conditional for the benefit of the Offeror, resulting in substantial uncertainty for shareholders as to whether the Offer would be completed. Each of the numerous conditions to the Offer must be satisfied or waived before the Offeror would be obligated to take up any Shares deposited under the Offer. Several of the conditions provide the Offeror with broad discretion to determine whether the conditions have or have not been satisfied. For example, the Offeror can decide not to proceed with the Offer if there is any change or development that has occurred or been threatened in the

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business, properties, assets, liabilities, financial condition, operations, results of operations, or the prospects for the business of Lionsgate which is outside the ordinary course of business.

•	All of Lionsgate’s directors and executive officers have informed Lionsgate that they do not currently intend to tender their Shares into the Offer. As of March 8, 2010, Lionsgate’s directors and executive officers beneficially owned an aggregate of 25,875,459 Shares (excluding any Shares issuable to Lionsgate’s directors and executive officers pursuant to the vesting of any Lionsgate restricted stock or performance share awards). 23,165,278 of these Shares were beneficially owned by Mark H. Rachesky, M.D., a Lionsgate director.

Accordingly, the Board recommends that shareholders reject the Offer and NOT tender their Shares pursuant to the Offer.

The foregoing discussion of factors considered by the Board and the Special Committee is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Offer, the Board and the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the factors summarized above in reaching their recommendations. In addition, individual members of the Board and the Special Committee may have assigned different weights to different factors. However, after weighing all of the various factors, the Board and the Special Committee made their respective recommendations by unanimous vote of the directors present.

CONCLUSION AND RECOMMENDATION

After careful consideration, including a thorough review of the terms and conditions of the Offer by the Special Committee of the Board and by the Board in consultation with their financial and legal advisors, the Board, by unanimous vote of the directors present at a meeting held on March 11, 2010, and upon the unanimous recommendation of the Special Committee, determined that the Offer is financially inadequate and coercive and is not in the best interests of Lionsgate, its shareholders and other stakeholders.

The Board of Directors of Lionsgate recommends that Shareholders REJECT the Offer and NOT TENDER their Shares.
Any Shareholder who has tendered his or her Shares under the Offer should WITHDRAW those Shares.

HOW TO WITHDRAW YOUR DEPOSITED SHARES

Shareholders who have tendered their Shares to the Offer can withdraw them at any time: (a) before their Shares have been taken up by the Offeror pursuant to the Offer; (b) if their Shares have not been paid for by the Offeror within 3 business days after having been taken up by the Offeror; and (c) before the expiration of ten days from the day the Offeror mails a notice announcing that it has changed or varied the Offer unless, among other things, prior to the filing of such notice the Offeror has taken up their Shares or the variation in the Offer consists solely of an increase in the consideration offered and the Offer is not extended for more than ten days.

Shareholders who hold Shares through a brokerage firm should contact their broker to withdraw Shares on their behalf. If the Shares have been deposited pursuant to the procedures for book-entry transfer, as set out in Section 3 of the Offer, “Manner of Acceptance”, any notice of withdrawal must specify the name and number of the account at CDS Clearing and Depositary Services Inc. (“CDS”) or the Depository Trust Company (“DTC”), as applicable, to be credited with the withdrawn Shares and otherwise comply with the procedures of CDS or DTC, as applicable.

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OPINION OF PERELLA WEINBERG

The Special Committee has received, and the Board has considered the analysis of, a written opinion dated March 10, 2010 from Perella Weinberg, the financial advisor to the Special Committee, to the effect that as of such date and based upon and subject to the matters stated in its opinion, the consideration to be paid in the Offer is inadequate, from a financial point of view, to the shareholders (other than the Icahn Group and its affiliates). A copy of the opinion of Perella Weinberg to the Special Committee is attached as Appendix “B”. Shareholders are urged to read the opinion carefully and in its entirety for a description of the procedures followed, matters considered and limitations on the use thereof and review undertaken in connection therewith. The opinion does not constitute a recommendation to Lionsgate shareholders as to whether they should tender their Shares pursuant to the Offer.

Perella Weinberg has advised Lionsgate that it is not an insider, associate or affiliate (as those terms are defined in the Securities Act (British Columbia)) of Lionsgate, the Offeror or any of their respective associates or affiliates. Other than an engagement letter, there are no understandings, agreements or commitments between either Perella Weinberg, on the one and, and Lionsgate, on the other, or any of their respective associates or affiliates with respect to any future business dealings. Perella Weinberg may in the future, in the ordinary course of business, perform financial advisory or investment banking services for Lionsgate or any of its associates or affiliates for which services it each would expect to receive compensation. In the ordinary course of business, Perella Weinberg and its affiliates may actively trade or hold securities of Lionsgate for its own account or for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Pursuant to the terms of its engagement letter with Lionsgate, Perella Weinberg is to be paid customary fees for its services as financial advisor, including a fee for rendering a financial opinion to the Special Committee as well as a retainer fee and a work fee, neither of which are conditional on the delivery of an opinion or the outcome of the Offer, and will be reimbursed for its reasonable out-of-pocket expenses. Lionsgate has also agreed to indemnify Perella Weinberg against certain liabilities relating to or arising out of the engagement.

LIONS GATE ENTERTAINMENT CORP.

Lionsgate is the leading next generation studio with a diversified presence in the production and distribution of motion pictures, television programming, home entertainment, family entertainment, video-on-demand and digitally delivered content. Lionsgate is a Canadian company existing under the Business Corporations Act (British Columbia).

Recent Developments

Except as otherwise described in this Directors’ Circular or information publicly disclosed by Lionsgate, Lionsgate’s directors and officers are not aware of any information that indicates any material change in the affairs of the Company since the date of its last published financial statements, being its interim unaudited financial statements as at and for the three month and nine months ended December 31, 2009.

OWNERSHIP OF SECURITIES OF LIONSGATE

The following table sets out the names and positions with Lionsgate of each director and senior officer of Lionsgate and the number, designation and percentage of outstanding Shares of Lionsgate beneficially owned, directly or indirectly, or over which control or direction is exercised by each such person and, where known after reasonable enquiry, by the associates and affiliates of any insider of Lionsgate, the associates and affiliates of Lionsgate, any insider of Lionsgate other than a director or senior officer and each person acting jointly or in concert with Lionsgate (other than options to acquire Shares) as of March 8, 2010:

			Percentage of
		No. of Shares Owned or Over Which	Outstanding
Name	Position Held	Control of or Direction is Exercised	Shares(1)

Norman Bacal	Director	23,854	0.02%
Steven Beeks	President and Co-Chief Operating Officer	127,727	0.11%

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			Percentage of
		No. of Shares Owned or Over Which	Outstanding
Name	Position Held	Control of or Direction is Exercised	Shares(1)

Michael Burns	Vice-Chairman and Director	558,780	0.47%
Joseph Drake	Co-Chief Operating Officer and President — Motion Picture Group	340,614	0.29%
Arthur Evrensel	Director	27,512	0.02%
Jon Feltheimer	Chief Executive Officer, Co-Chairman and Director	1,081,032	0.92%
James Keegan	Chief Financial Officer and Chief Administrative Officer	31,700	0.03%
Morley Koffman	Director	44,245	0.04%
Wayne Levin	Executive Vice-President — Corporate Operations and General Counsel	41,786	0.04%
Harald Ludwig	Director	81,332	0.07%
Offeror	Insider	22,107,571	18.74%
G. Scott Paterson	Director	239,807	0.20%
Mark H. Rachesky, M.D.	Director	23,165,278	19.64%
Daryl Simm	Director	32,908	0.03%
Hardwick Simmons	Director	54,300	0.05%
Brian V. Tobin	Director	24,584	0.02%
Phyllis Yaffe	Director	0	0.00%

Notes:

(1)	There were 117,945,360 Shares outstanding as of March 8, 2010.

The following directors and senior officers of Lionsgate hold options (including vested and outstanding obligations to grant options), granted pursuant to Lionsgate’s Stock Option Plan, to purchase the Shares indicated beside his name:

		No. of Options to
Name	Position Held	Purchase Shares

Norman Bacal	Director	50,000
Steven Beeks	President and Co-Chief Operating Officer	212,500
Michael Burns	Vice-Chairman and Director	787,500
Joseph Drake	Co-Chief Operating Officer and President — Motion Picture Group	200,000
Jon Feltheimer	Chief Executive Officer, Co-Chairman and Director	787,500

INTENTION OF DIRECTORS AND OFFICERS WITH RESPECT TO THE PARTIAL OFFER

The Board has made reasonable enquiries of each director and officer of Lionsgate and their respective associates. Each of the directors and officers of Lionsgate together with their respective associates has indicated his or her intention to reject the Offer and not tender any of his or her Shares (including Shares underlying options held immediately prior to the expiry time of the Offer) to the Offer.

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PRINCIPAL HOLDERS OF SECURITIES OF LIONSGATE

To the knowledge of the directors and senior officers of Lionsgate, after reasonable enquiry, as at March 11, 2010, other than a director or officer of Lionsgate, no person owned, directly or indirectly, or exercised control or direction over 10% or more of any class of securities of Lionsgate and no person acting jointly or in concert with Lionsgate owned any securities of Lionsgate other than:

	No. of Shares Owned or Over Which
Name	Control of or Direction is Exercised	Percentage of Outstanding Shares

Capital Research Global Investors	12,250,000	10.4%
Offeror	22,107,571	18.64%

TRADING IN SECURITIES OF LIONSGATE

Except as set out below, during the six months preceding the date hereof, none of Lionsgate, the directors or senior officers of Lionsgate or, to the knowledge of the directors and senior officers of Lionsgate, after reasonable enquiry, any associate of an insider of Lionsgate, any affiliate or associate of Lionsgate or any person acting jointly or in concert with Lionsgate, has traded any Shares.

Name	Date of Trade	No. of Shares	Price per Share	Nature of Transaction

Joseph Drake	September 9, 2009	28,490	$6.38	Disposition
	September 9, 2009	2,800	$6.39	Disposition
	September 9, 2009	7,910	$6.40	Disposition
	September 9, 2009	4,700	$6.41	Disposition
	September 9, 2009	9,000	$6.42	Disposition
	September 9, 2009	6,300	$6.43	Disposition
	September 9, 2009	1,200	$6.44	Disposition
	September 9, 2009	200	$6.45	Disposition
	September 9, 2009	1,200	$6.46	Disposition
	September 9, 2009	700	$6.47	Disposition
	September 10, 2009	37,748	$6.45	See Note 1
	October 12, 2009	5,400	$5.98	Disposition
	October 12, 2009	6,700	$5.99	Disposition
	October 12, 2009	6,988	$6.00	Disposition
	October 12, 2009	100	$6.01	Disposition
	October 12, 2009	400	$6.02	Disposition
	October 13, 2009	2,400	$5.98	Disposition
	October 13, 2009	800	$5.89	Disposition
	October 13, 2009	12,869	$5.90	Disposition
	October 13, 2009	2,243	$5.91	Disposition
	October 13, 2009	4,900	$5.92	Disposition
	October 13, 2009	100	$5.93	Disposition
	October 13, 2009	9,100	$5.94	Disposition
	October 13, 2009	9,200	$5.95	Disposition
	October 13, 2009	1,100	$5.96	Disposition
	October 13, 2009	200	$5.97	Disposition
Offeror	February 11, 2010	317,000	5.16	Acquisition
	February 10, 2010	100,000	5.04	Acquisition
	February 10, 2010	254,800	5.06	Acquisition
	February 9, 2010	273,339	5.14	Acquisition
	February 5, 2010	291,799	4.97	Acquisition
	July 3, 2009	17,600	5.35	Acquisition
	June 29, 2009	597,500	5.43	Acquisition
	June 26, 2009	10,739	5.26	Acquisition
	June 25, 2009	172,882	5.22	Acquisition
	June 24, 2009	160,000	5.25	Acquisition
	June 23, 2009	159,600	5.38	Acquisition
	June 17, 2009	1,000,000	5.26	Acquisition
	June 17, 2009	64,300	5.29	Acquisition
	June 16, 2009	263,000	5.36	Acquisition
	June 15, 2009	107,900	5.40	Acquisition
	June 12, 2009	18,500	5.49	Acquisition
	June 11, 2009	15,000	5.49	Acquisition
	June 10, 2009	38,200	5.50	Acquisition

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Name	Date of Trade	No. of Shares	Price per Share	Nature of Transaction

	June 9, 2009	11,700	5.51	Acquisition
	June 5, 2009	493,805	5.47	Acquisition
	June 4, 2009	500,000	5.46	Acquisition
	June 3, 2009	318,400	5.37	Acquisition
	March 2, 2009	50,276	5.00	Acquisition

Notes:

(1)	Represents shares withheld by Lionsgate to satisfy certain tax withholding obligations upon the vesting of restricted share units. Pursuant to the Lions Gate Entertainment Corp. 2004 Incentive Plan and Lionsgate’s policies, Shares were automatically cancelled to cover certain of the reporting person’s tax obligations. No Shares were sold by Lionsgate or the reporting person.

ISSUANCES OF SECURITIES OF LIONSGATE

No Shares (or securities convertible into Shares) have been issued to the directors, senior officers and any other insiders of Lionsgate during the two years preceding the date of the Offer except as set out below:

Name	Date of Trade	No. of Shares	Price per Share	Nature of Transaction

Norman Bacal	October 1, 2009	4,732	$6.30	Acquisition
	September 15, 2009	12,500	See Note 1	Acquisition
	April 1, 2009	6,795	$5.21	Acquisition
	October 1, 2008	2,633	$9.19	Acquisition
	April 1, 2008	2,340	$9.74	Acquisition
Michael Burns	September 9, 2008	100,000	$9.62	Acquisition
	September 22, 2008	137,143	See Note 1	Acquisition
	November 2, 2009	229,018	See Note 1	Acquisition
	November 30, 2009	1,000	$4.92	Acquisition
	November 30, 2009	1,600	$4.93	Acquisition
	November 30, 2009	2,030	$4.94	Acquisition
	November 30, 2009	5,370	$4.95	Acquisition
	February 3, 2010	36,693	See Note 1	Acquisition
Joseph Drake	August 6, 2009	20,000	See Note 1	Acquisition
Arthur Evrensel	April 1, 2008	1,786	$9.74	Acquisition
	October 1, 2008	1,970	$9.19	Acquisition
	April 1, 2009	4,280	$5.21	Acquisition
	October 1, 2009	3,430	$6.30	Acquisition
Jon Feltheimer	June 4, 2008	80,000	$9.96	Acquisition
	October 8, 2008	458,036	See Note 1	Acquisition
	January 9, 2009	46,382	$5.39	Acquisition
	April 8, 2009	50,302	$4.97	Acquisition
	July 8, 2009	43,630	$5.73	Acquisition
	October 8, 2009	41,667	$6.00	Acquisition
	January 9, 2010	42,808	$5.84	Acquisition
James Keegan	June 13, 2009	60,000	See Note 1	Acquisition
Morley Koffman	April 1, 2008	1,786	$9.74	Acquisition
	September 9, 2008	12,500	See Note 1	Acquisition
	October 1, 2008	2,198	$9.19	Acquisition
	April 1, 2009	4,415	$5.21	Acquisition
	October 1, 2009	5,462	$6.30	Acquisition
Harald Ludwig	April 1, 2008	4,537	$9.74	Acquisition
	September 9, 2008	12,500	See Note 1	Acquisition
	October 1, 2008	4,396	$9.19	Acquisition
	April 1, 2009	12,246	$5.21	Acquisition
	October 1, 2009	8,717	$6.30	Acquisition

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Name	Date of Trade	No. of Shares	Price per Share	Nature of Transaction

G. Scott Paterson	April 1, 2008	3,685	$9.74	Acquisition
	September 9, 2008	12,500	See Note 1	Acquisition
	October 1, 2008	1,855	$9.19	Acquisition
	April 3, 2009	7,334	$5.21	Acquisition
	October 1, 2009	5,109	$6.30	Acquisition
Mark H. Rachesky, M.D.	March 17, 2008	1,864	$9.11	Acquisition
	July 24, 2008	72,400	$9.49	Acquisition
	July 25, 2008	11,847	$9.50	Acquisition
	July 28, 2008	61,575	$9.48	Acquisition
	September 11, 2008	41,100	$9.45	Acquisition
	September 12, 2008	76,600	$9.44	Acquisition
	September 15, 2008	198,900	$9.43	Acquisition
	September 16, 2008	155,500	$9.35	Acquisition
	September 17, 2008	169,600	$9.29	Acquisition
	September 18, 2008	80,000	$9.39	Acquisition
	September 29, 2008	104,300	$8.79	Acquisition
	September 30, 2008	117,800	$8.67	Acquisition
	October 1, 2008	9,400	$8.89	Acquisition
	October 13, 2008	6,100	$6.20	Acquisition
	October 15, 2008	215,000	$6.37	Acquisition
	October 28, 2008	230,000	$6.23	Acquisition
	November 4, 2008	19,700	$6.63	Acquisition
	November 5, 2008	165,954	$6.65	Acquisition
	November 6, 2008	240,000	$6.43	Acquisition
	November 13, 2008	6,100	$6.20	Acquisition
	November 15, 2008	215,000	$6.37	Acquisition
	February 10, 2009	1,200,000	$3.99	Acquisition
	February 11, 2009	300,000	$4.13	Acquisition
	February 12, 2009	8,900	$4.09	Acquisition
	February 12, 2009	220,000	$4.20	Acquisition
	February 25, 2009	31,600	$4.46	Acquisition
	February 25, 2009	49,700	$4.55	Acquisition
	February 26, 2009	488,200	$5.01	Acquisition
	February 26, 2009	344,800	$5.06	Acquisition
	February 27, 2009	349,700	$5.02	Acquisition
	March 2, 2009	394,521	$4.98	Acquisition
	March 3, 2009	418,300	$4.99	Acquisition
	March 4, 2009	20,600	$4.98	Acquisition
	March 5, 2009	300	$5.00	Acquisition
	March 5, 2009	199,054	$5.12	Acquisition
	March 6, 2009	19,000	$5.12	Acquisition
	March 6, 2009	150,000	$5.15	Acquisition
	March 10, 2009	360,000	$5.33	Acquisition
	September 15, 2009	12,500	See Note 1	Acquisition
Daryl Simm	April 1, 2008	1,673	$9.74	Acquisition
	October 1, 2008	1,850	$9.19	Acquisition
	April 1, 2009	3,935	$5.21	Acquisition
	September 15, 2009	12,500	See Note 1	Acquisition
	October 1, 2009	5,176	$6.30	Acquisition
Hardwick Simmons	April 1, 2008	1,386	$9.74	Acquisition
	October 1, 2008	2,078	$9.19	Acquisition
	April 1, 2009	3,666	$5.21	Acquisition
	October 1, 2009	4,621	$6.30	Acquisition

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Name	Date of Trade	No. of Shares	Price per Share	Nature of Transaction

Brian V. Tobin	April 1, 2008	1,458	$9.74	Acquisition
	October 1, 2008	1,850	$9.19	Acquisition
	April 1, 2009	3,935	$5.21	Acquisition
	September 15, 2009	12,500	See Note 1	Acquisition
	October 1, 2009	5,192	$6.30	Acquisition
Phyllis Yaffe	September 15, 2009	12,500	See Note 1	Acquisition

Note:

(1)	Restricted Stock Units granted but not yet vested.

ARRANGEMENTS BETWEEN LIONSGATE AND
ITS DIRECTORS AND SENIOR OFFICERS

Other than as described in this Directors’ Circular, no agreement, commitment or understanding has been made, or is proposed to be made, between Lionsgate and any of its directors or senior officers relating to any matter, including arrangements or agreements with respect to compensation for loss of office or as to their remaining in or retiring from office if the Offer is successful.

Employment Agreements

The employment agreements of Jon Feltheimer, Michael Burns, Steven Beeks, Joseph Drake and Wayne Levin each contain certain “change of control” benefits and severance benefits if any such individual’s employment is terminated in connection with a “change of control.” Lionsgate does not believe the Offer, if consummated, would in itself constitute a “change in control” for purposes of the employment agreements with the foregoing executive officers. For more information about potential “change of control” benefits, see the information set forth in “Executive Compensation Information — Severance and Other Benefits Upon Termination of Employment” and “Potential Payments Upon Termination or Change In Control” in Lionsgate’s Proxy Statement on Schedule 14A in connection with its annual general meeting of shareholders held on September 15, 2009.

Agreements with Dr. Mark H. Rachesky and/or Affiliated Entities

On July 9, 2009, Lionsgate entered into a letter agreement with Dr. Rachesky in which Lionsgate agreed, among other things, to nominate Dr. Rachesky for election to the Board at the 2009 Annual Meeting of Shareholders (the “2009 Annual Meeting”) and to recommend the election and solicit proxies for the election of Dr. Rachesky. The letter agreement also provides, subject to certain terms and conditions, that (i) Dr. Rachesky and his affiliated entities (collectively, the “MHR Group”) that owned, beneficially or of record, Shares as of the record date for the 2009 Annual Meeting, would vote for Lionsgate’s director nominees at the 2009 Annual Meeting, (ii) Lionsgate would enter into a registration rights agreement with the MHR Group, and (iii) in the event Lionsgate enters into an agreement with any other person, or invites or receives a proposal, in either case which relates to the matters addressed by the letter agreement and that has terms or conditions that are more favorable to such person or more restrictive to Lionsgate than the terms or conditions set forth in the letter agreement or the registration rights agreement, then the Company will offer the MHR Group the opportunity to enter into an agreement on the same terms and conditions or, as the case may be, make a competing proposal which shall be considered by Lionsgate in good faith before deciding whether to execute any other agreement.

On September 15, 2009, Dr. Rachesky was elected to the Board. On October 22, 2009, Lionsgate entered into a registration rights agreement with MHR Fund Management LLC and certain other members of the MHR Group. The agreement provides for, among other things, the registration under the United States Securities Act of 1933, as amended, of certain Shares held by the MHR Group.

On December 1, 2009, Lionsgate entered into a confidentiality agreement with Dr. Rachesky which provides, among other things, that Dr. Rachesky and MHR Fund Management LLC are subject to certain confidentiality and non-disclosure obligations relating to information concerning Lionsgate. In addition Dr. Rachesky and Lionsgate

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have entered into a director indemnity agreement, dated September 16, 2010, that is substantively similar to the indemnity agreements between Lionsgate and its other directors.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the letter agreement and registration rights agreement as filed on SEDAR.

OWNERSHIP OF SECURITIES OF THE OFFEROR

None of Lionsgate or the directors or senior officers of Lionsgate or, to their knowledge after reasonable enquiry, any associate or affiliate of an insider of Lionsgate, any affiliate or associate of Lionsgate, any insider of Lionsgate who is not a director or senior officer of Lionsgate or any person acting jointly or in concert with Lionsgate, beneficially owns, or exercises control or direction over, any securities of the Offeror.

INTEREST OF DIRECTORS AND OFFICERS
IN MATERIAL TRANSACTIONS OF THE OFFEROR

None of the directors or senior officers of Lionsgate and their associates nor, to the knowledge of the directors and officers of Lionsgate after reasonable inquiry, no person who owns more than 10% of any class of equity securities of Lionsgate has any interest in any material transaction to which the Offeror is a party or is a party.

None of the directors or senior officers of Lionsgate is a director or senior officer of the Offeror or any of its subsidiaries.

MATERIAL CHANGES IN THE AFFAIRS OF LIONSGATE

Except as noted below or as publicly disclosed, the directors and senior officers of Lionsgate are not aware of any information that indicates any material change in the affairs, activities, financial position or prospects of Lionsgate since the date of its last published financial statements, being its interim unaudited financial statements as at and for the three months and nine months ended December 31, 2009.

Shareholder Rights Plan

As part of its mandate, the Special Committee considered, with the benefit of advice from its legal and financial advisors, whether it was in the best interests of Lionsgate, its shareholders and other stakeholders to adopt a shareholder rights plan in the context of the Offer. The Special Committee unanimously determined that it was in the best interests of Lionsgate, its shareholders and other stakeholders to do so in order to limit the potential adverse impact on the Company, its shareholders and other stakeholders of an accumulation of a significant interest in the Shares that was effected through a creeping bid, a partial bid or other means that resulted in coercive or unfair attempts to take over Lionsgate without affording all shareholders the opportunity to sell all of their Shares for fair value.

On March 11, 2010, after careful consideration, including consideration of the unanimous recommendation of the Special Committee and consultation with their financial and legal advisors, the Board, by unanimous vote of the directors present, determined that it was in the best interests of Lionsgate, its shareholders and other stakeholders to adopt a shareholder rights plan, and authorized the execution of the Shareholder Rights Plan Agreement, dated as of March 12, 2010, between the Company and CIBC Mellon Trust Company, as rights agent (the “Rights Plan”), and the issuance of one share purchase right (a “Right”) per Share payable to shareholders of record at the close of business on March 22, 2010, in accordance with the Rights Plan.

The adoption of the Rights Plan does not affect the fiduciary duties of the Board.

The following is a summary of the principal terms of the Rights Plan, which summary is qualified by and is subject to the full terms and conditions of the Rights Plan. A copy of the Rights Plan is available from the Secretary of the Company upon written request and is available on SEDAR at www.sedar.com. Except as otherwise defined herein, defined terms used below have the meanings ascribed thereto in the Rights Plan.

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Issue of Rights.  Under the Rights Plan, which became effective on March 12, 2010, one Right will be payable to shareholders of record on March 22, 2010 and will be attached to each outstanding Share. One Right will also be issued and attached to each Share issued thereafter, subject to the limitations set forth in the Rights Plan.

Acquiring Person.  An Acquiring Person is a person that Beneficially Owns 20% or more of the outstanding Voting Shares or, if Lionsgate has completed an offering of its securities after March 12, 2010 and in connection with that offering the Board has so determined, 24.9% of the outstanding Voting Shares. However, an Acquiring Person does not include the Company or any subsidiary of the Company, or any person that would otherwise become an Acquiring Person as a result of certain exempt transactions. These exempt transactions include, among others: (i) specified acquisitions of securities of the Company, (ii) acquisitions pursuant to a Permitted Bid or Competing Permitted Bid (as described below), (iii) specified distributions of securities of the Company, (iv) certain other specified exempt acquisitions, and (v) transactions to which the application of the Rights Plan has been waived by the Board.

Rights Exercise Privilege.  The Rights will separate from the Shares to which they are attached and will become exercisable at the later of (a) the close of business on the tenth Business Day after the earliest of: (i) the first date of public announcement that an Acquiring Person has become an Acquiring Person; (ii) the date of commencement of, or first public announcement of the intent of any person to commence a take-over bid, other than a Permitted Bid or a Competing Permitted Bid, (iii) the date upon which a Permitted Bid or a Competing Permitted Bid ceases to be such, or (b) in the event that any of the circumstances in (a) occurred more than ten Business Days prior to the issuance of the Rights, the close of business on March 22, 2010, or in each case such later date as the Board of Directors may determine (the “Separation Time”). As a result of the public announcement by the Offeror on February 16, 2010 of its intention to make the Offer, the Separation Time would have occurred at the close of business on March 22, 2010. However, the Board of Directors has determined that it is in the best interests of Lionsgate, its shareholders and other stakeholders to defer the Separation Time. Subject to adjustment as provided in the Rights Plan, following the Separation Time, each Right will entitle the holder to purchase one Share for an exercise price (the “Exercise Price”) equal to four times the prevailing market price of a Share as at the Separation Time.

A transaction in which a person becomes an Acquiring Person is referred to as a “Flip-in Event”. Any Rights Beneficially Owned by an Acquiring Person (or any transferees of such Rights) on or after the earlier of the Separation Time or the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, will become void upon the occurrence of a Flip-in Event. After the close of business on the tenth business day after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, the Rights (other than those Beneficially Owned by the Acquiring Person or any transferee of such Rights) will entitle the holder to purchase, for the Exercise Price, that number of Shares having an aggregate market price (based on the prevailing market price at the time of the consummation or occurrence of the Flip-in Event) equal to twice the Exercise Price, subject to adjustment in certain circumstances.

Impact Once Rights Plan is Triggered.  Upon the occurrence of a Flip-in Event and the Rights separating from the attached Shares, reported earnings per Share on a fully diluted or non-diluted basis may be affected. Holders of Rights who do not exercise their Rights upon the occurrence of a Flip-in Event may suffer substantial dilution.

By permitting holders of Rights other than Rights Beneficially Owned by an Acquiring Person (or any transferee of such Rights) to acquire Shares of the Company at a discount to market value, the Rights may cause substantial dilution to a person or group that becomes an Acquiring Person other than by way of a Permitted Bid or a Competing Permitted Bid or other than in circumstances where the Rights are redeemed or the Board waives the application of the Rights Plan.

Certificates and Transferability.  Prior to the Separation Time, certificates for Shares will also evidence one Right for each Share represented by the certificate. Certificates evidencing Shares issued after March 22, 2010 will bear a legend to this effect. Rights are also attached to Shares outstanding on March 22, 2010, although share certificates already outstanding on that date will not bear such a legend.

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Prior to the Separation Time, Rights will not be transferable separately from the attached Shares. From and after the Separation Time, the Rights will be evidenced by Rights certificates which will be transferable and traded separately from the Shares.

Permitted Bids and Competing Permitted Bids.  The Rights Plan is not triggered if an offer would, among other things, allow sufficient time for the shareholders to consider and react to the offer and would allow shareholders to decide to tender or not tender without the concern that they will be left with illiquid Voting Shares should they not tender.

A Permitted Bid is a take-over bid where the bid is made by way of a take-over bid circular to all holders of Voting Shares, other than the offeror, for all outstanding Voting Shares and the bid is subject to irrevocable and unqualified conditions that (A) no Voting Shares shall be taken up or paid for prior to a date which is not less than 60 days after the date of the bid and then only if more than 50% of the outstanding Voting Shares held by Independent Shareholders have been tendered to the bid and not withdrawn, (B) Voting Shares may be deposited pursuant to the bid (unless the bid is withdrawn) at any time prior to the close of business on the date Voting Shares are first taken up and paid for under the bid, (C) any Voting Shares deposited pursuant to the bid may be withdrawn until taken up and paid for, and (D) if the 50% condition set forth in (A) above is satisfied, that fact will be publicly announced and the bid will be extended for at least 10 Business Days following such announcement.

A Competing Permitted Bid is a take-over bid made after a Permitted Bid or another Competing Bid has been made and prior to the expiry of that Permitted Bid or Competing Permitted Bid and that satisfies all the criteria of a Permitted Bid except that since it is made after a Permitted Bid has been made, the minimum deposit period and the time period for the take-up of and payment for shares tendered under a Competing Permitted Bid is not 60 days, but is instead the later of (i) the last day on which a take-over bid must be open for acceptance after the date of such bid under applicable securities legislation, and (ii) the earliest date for take-up and payment of shares under any other Permitted Bid or Competing Permitted Bid then in existence.

Neither a Permitted Bid nor a Competing Permitted Bid is required to be approved by the Board and such bids may be made directly to shareholders. Acquisitions of Voting Shares made pursuant to a Permitted Bid or a Competing Permitted Bid do not give rise to a Flip-in Event.

Waiver, Redemption and Amendment.  With the prior consent of the holders of Voting Shares, the Board may, at any time prior to the occurrence of a Flip-in Event that would occur by reason of an acquisition of Voting Shares otherwise than pursuant to a take-over bid made by means of a take-over bid circular to all holders of record of Voting Shares (or otherwise as outlined in the paragraph below), waive the application of the Rights Plan to such Flip-in Event. In such event, the Board shall extend the Separation Time to a date at least 10 Business Days subsequent to the meeting of shareholders called to approve such waiver.

The Board may waive the application of the Rights Plan to a Flip-in Event provided that the Board has determined that the Acquiring Person became an Acquiring Person by inadvertence without any intention to become or knowledge that it would become, an Acquiring Person and such Acquiring Person has reduced its beneficial ownership of Voting Shares such that at the time of the waiver it is no longer an Acquiring Person. Similarly, the Board may waive the application of the Rights Plan to a Flip-in Event provided that the Acquiring Person has reduced or has contractually agreed to reduce its beneficial ownership of Shares such that it would no longer be an Acquiring Person. The Board may also, prior to the occurrence of a Flip-In Event, waive the application of the Rights Plan to a particular Flip-In Event which would occur as a result of a take-over bid made under a circular prepared in accordance with applicable securities laws to all holders of Voting Shares. In such event, the Board shall be deemed also to have waived the application of the Rights Plan to any other Flip-In Event occurring as a result of any other takeover bid made under a circular prepared in accordance with applicable securities laws to all holders of Voting Shares prior to the expiry of any take-over bid for which the Rights Plan has been waived or deemed to have been waived.

Until the occurrence of a Flip-in Event, the Board may, at any time prior to the Separation Time, with the approval of holders of the Voting Shares (or with the approval of holders of Rights if the Separation Time has occurred), elect to redeem all but not less than all of the then outstanding Rights at $0.00l per Right. In the event that, prior to the occurrence of a Flip-In Event, a person acquires Voting Shares pursuant to a Permitted Bid, a Competing

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Permitted Bid or pursuant to a transaction for which the Board has waived the application of the Rights Plan, then the Board shall, immediately upon the consummation of such acquisition, without further formality, be deemed to have elected to redeem the Rights at the redemption price.

OTHER TRANSACTIONS

There is no transaction, Board of Directors resolution, agreement in principle or signed contract of Lionsgate, other than as described or referred to in this Directors’ Circular, which has occurred in response to the Offer. Other than as described or referred to in the Offering Circular or this Directors’ Circular, no negotiations are underway in response to the Offer which relate to or would result in (a) an extraordinary transaction such as a merger or reorganization involving Lionsgate or a subsidiary, (b) the purchase, sale or transfer of a material amount of assets by Lionsgate or a subsidiary, (c) a competing take-over bid, (d) an issuer bid or other acquisition of securities by Lionsgate, or (e) any material change in the capitalization or dividend policy of Lionsgate.

Notwithstanding the foregoing, the Board may engage in negotiations in response to the Offer that could have one or more effects specified in the preceding paragraph and Lionsgate management may enter into discussions from time to time regarding one or more strategic initiatives.

OTHER INFORMATION

Except as noted below or as otherwise described or referred to in this Directors’ Circular, or otherwise publicly disclosed, no other information is known to the directors or senior officers of Lionsgate that would reasonably be expected to affect the decision of the shareholders to accept or reject the Offer.

Effect of the Offer on Lionsgate’s Outstanding Indebtedness

The agreements governing certain of Lionsgate’s long-term indebtedness contain “change in control” provisions that are triggered when any of Lionsgate shareholders, directly or indirectly, acquires ownership or control in excess of a certain percentage of Lionsgate’s Shares.

The Credit Facilities both define a “change in control” to include, subject to certain limited exceptions, any person or group who acquires ownership or control in excess of 20% of Lionsgate’s equity securities having voting power to vote in the election of the Board. The Credit Facilities provide that a “change in control” would be an event of default that permits the lenders to accelerate the maturity of borrowings thereunder and to enforce security interests in the collateral securing such debt. As of March 8, 2010, Lionsgate had borrowings of approximately $10 million outstanding under the Senior Revolving Facility and borrowings of approximately $34 million outstanding under the 2009 Facility.

In addition, if the Credit Facilities were accelerated following an event of default, holders of the Notes and the 10.25% Notes would have the right to accelerate the debts thereunder. As of March 8, 2010, $236.0 million principal amount of the 10.25% Notes and $236.1 million aggregate principal amount of the Notes were outstanding. As of March 8, 2010, Lionsgate’s consolidated total principal amount of indebtedness was approximately $825.4 million (includes principal values for the 10.25% Notes and the Notes).

If Lionsgate was unable to negotiate an amendment to the Credit Facilities to increase the 20% change-in-control threshold to 30%, or obtain a forbearance or waiver for any default resulting from the Offeror’s acquisition of 29.9% of the outstanding Shares, Lionsgate would be required to repay all amounts then outstanding and would lose its primary source of liquidity to fund operations.

Lionsgate cannot assure shareholders that it would be able to obtain an amendment, forbearance or waiver of the default provisions of the Credit Facilities on reasonable terms. In addition, although Lionsgate had approximately $103 million in cash and cash equivalents available as of March 8, 2010 to fund the repayment and termination of the outstanding borrowings under the Credit Facilities, it would need to immediately seek a replacement source of funding in order to continue to operate its business in the ordinary course. Lionsgate cannot assure shareholders that a replacement credit facility would be available on reasonable terms, if at all.

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In short, if the Offer were successfully completed and the Icahn Group acquired 29.9% of the outstanding Shares, Lionsgate’s liquidity and ability to operate its business could be materially and adversely impacted.

The foregoing summary of the Credit Facilities and the Notes is necessarily subject to and qualified in its entirety by reference to the full text of the agreements and indentures.

Regulatory Approvals

The Offeror states that the Offer is subject to notification pursuant to the Competition Act (Canada) (the “Competition Act”). Under the Competition Act, a notifiable transaction may not be consummated until certain information has been provided to the Commissioner of Competition (the “Commissioner”) by the parties to the proposed transaction and a required waiting period has expired or has been terminated or waived. In certain cases, a request to the Commissioner for an Advance Ruling Certificate (“ARC”) can be made. The issuance of an ARC exempts a transaction from notification and provides that the Commissioner cannot seek an order from the Competition Tribunal under the merger provisions of the Competition Act in respect of that transaction solely on the basis of information that is the same or substantially the same as the information on the basis of which the ARC was issued.

To the knowledge of Lionsgate, the Offeror has not submitted a notification to the Commissioner under the Competition Act and accordingly, the statutory waiting period has not commenced. The Offeror Circular states that the Offeror has requested an ARC in respect of the Offer. The issuance of an ARC and any related exemptions from notification requested thereto is within the discretion of the Commissioner. The Competition Act does not require the Commissioner to issue an ARC within a specified time period. It is possible that the Commissioner may not issue an ARC, requiring the parties to submit notifications in respect of the Offer.

In the case of an unsolicited bid in which a notification is required, an initial waiting period of 30 calendar days begins to run after the day the Commissioner receives a complete filing from the bidder. The target of such a transaction is then required to submit a filing to the Commissioner within 10 days after being notified by the Commissioner that a complete notification has been received from the bidder. Pursuant to section 114(2) of the Competition Act, the Commissioner may issue a request for supplemental information that is relevant to her assessment of the proposed transaction within this initial 30 day period. In the event that the Commissioner issues such a request, the proposed transaction is subject to a second 30 day waiting period after the Commissioner receives the requested information from the bidder. A proposed transaction that has been notified under the Competition Act may be completed before the end of the applicable waiting period if the Commissioner informs the parties that she does not, at such time, intend to challenge the transaction.

STATUTORY RIGHTS

Securities legislation in certain of the provinces and territories of Canada provides security holders of Lionsgate with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or notice that is required to be delivered to those security holders. However, such rights must be exercised within prescribed time limits. Security holders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult a lawyer.

APPROVAL OF DIRECTORS’ CIRCULAR

The content of this Directors’ Circular has been approved and the delivery thereof has been authorized by the Board.

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CONSENT OF PERELLA WEINBERG PARTNERS LP

To:	The Board of Directors of Lions Gate Entertainment Corp.

And To:	The Special Committee of the Board of Directors of Lions Gate Entertainment Corp.

We hereby consent to the references to the opinion dated March 10, 2010 of our firm under the captions “Directors’ Recommendation”, “Reasons for Recommendation” and “Inadequacy Opinions” and to the inclusion of the foregoing opinion in the circular of the Board of Directors of Lions Gate Entertainment Corp. (the “Company”) dated March 12, 2010. In providing such consent we do not intend that any person other than the Special Committee rely upon such opinion; provided that we do not consent that any person other than the Special Committee of the Board of Directors of the Company or the Board of Directors of the Company may rely upon such opinion.

Dated: March 12, 2010

Perella Weinberg Partners LP

/s/ Perella Weinberg Partners LP

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CERTIFICATE

Dated: March 12, 2010

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

On behalf of the Board of Directors:

/s/ Harald Ludwig	/s/ Morley Koffman

Director	Director

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APPENDIX “A”

CONDITIONS TO THE OFFER

According to the Offer, notwithstanding any other provision thereof and subject to applicable law, the Icahn Group shall have the right to withdraw the Offer and not take up and pay for, or extend the period of time during which the Offer is open for acceptance and postpone taking up and paying for, any Shares deposited under the Offer unless each of the following conditions is satisfied or waived by the Offeror prior to the Expiry Time. Capitalized terms used in this Appendix “A” and not otherwise defined in this Directors’ Circular (including this Appendix “A”) shall have the meanings ascribed to them in the Offeror’s Circular.

•	all government or regulatory approvals, waiting or suspensory periods, waivers, permits, consents, reviews, orders, rulings, decisions, and exemptions (including, among others, those required by any antitrust or foreign investment laws, and those of any stock exchanges or other securities or regulatory authorities) that, in the Offeror’s reasonable judgment, are necessary or desirable to complete the Offer, shall have been obtained or concluded or, in the case of waiting or suspensory periods, expired or been terminated, each on terms and conditions satisfactory to the Offeror in its reasonable judgment;

•	the Commissioner will have issued an advance ruling certificate in respect of the purchase of the Shares pursuant to Section 102 of the Competition Act, or the applicable waiting period related to merger pre-notification under Part IX of the Competition Act will have expired or been waived and the Commissioner will have advised the Offeror in writing (which advice will not have been rescinded or amended), to the satisfaction of the Offeror, in its reasonable judgment, that she does not then have grounds on which to initiate proceedings before the Competition Tribunal under the merger provisions of the Competition Act for an order in respect of the purchase of the Shares under the Offer;

•	there will not have occurred any actual or threatened change to the Tax Act or the regulations thereunder or the Code or the regulations thereunder, or to the administration thereof (including any proposal to amend the Tax Act or the regulations thereunder or the Code or the regulations thereunder or any announcement, governmental or regulatory initiative, condition, event or development involving a change or a prospective change to the Tax Act or the regulations thereunder or the Code or the regulations thereunder, or to the administration thereof) that, in the reasonable judgment of the Offeror, directly or indirectly, has or may have a material adverse effect on the current or anticipated Canadian or U.S. tax position of any of Lionsgate or its entities because of an increase in taxes payable, a reduction of, or limitation on, available tax losses, tax credits or other tax attributes, or a loss of entitlement to claim (or a requirement to repay) any tax credits or similar tax incentives;

•	there shall not have occurred, developed or come into effect or existence any event, action, state, condition or financial occurrence of national or international consequence or any law, regulation, action, government regulation, inquiry or other occurrence of any nature whatsoever which has or would be reasonably likely to have a material adverse effect upon the general economic, financial, currency exchange or securities industries in the United States or Canada;

•	there shall not have occurred:

•	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States or Canada;

•	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Canada;

•	any limitation by any governmental authority on, or other event which might affect, the extension of credit by lending institutions or result in any imposition of currency controls in the United States or Canada;

•	a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States or Canada or any attack on, or outbreak or act of terrorism involving the United States or Canada;

•	a material change in the United States, Canadian or other currency exchange rates or a suspension or a limitation on the markets thereof; or

•	in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

•	in the event that Lionsgate implements a shareholder rights plan (also known as a “poison pill”) (the “Plan”), the Offeror shall have determined, acting reasonably, that:

•	the Plan does not and will not adversely affect the Offer or the Offeror either before or on consummation of the Offer;

•	the board of directors of Lionsgate shall have redeemed all rights issued under the Plan (the “Rights”) or have waived the application of the Plan to the purchase of Lionsgate Shares by the Offeror under the Offer;

•	a binding and non-appealable cease trading order or an injunction shall have been issued that has the effect of prohibiting or preventing the exercise of the Rights or the issue of Lionsgate Shares upon the exercise of the Rights;

•	a court of competent jurisdiction shall have ordered that the Rights are illegal, of no force or effect or may not be exercised in relation to the Offer and such order shall have become non-appealable; or

•	the Rights and the Plan shall otherwise have been held unexercisable or unenforceable in relation to the purchase by the Offeror of Lionsgate Shares under the Offer;

•	there shall not exist any untrue statement of a material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made and at the date it was made (after giving effect to all subsequent filings prior to the date of the Offer in relation to all matters covered in earlier filings), in any document filed by or on behalf of the Company or any of its entities prior to the date of the Offer with any securities commission or similar securities regulatory authority in any of the provinces of Canada or in the United States, including any prospectus, annual information form, financial statement, material change report, management proxy circular, press release or in any document so filed or released by the Company or its entities to the public (all of the foregoing, the “Prior Lionsgate Public Filings”) which is adverse to the Company and its entities;

•	there shall not have occurred since August 17, 2009, other than as has been Publicly Disclosed by Lionsgate, any change in the compensation paid or payable by the Company or its entities to their directors, officers or employees, including the granting of additional shares, stock options or bonuses, in each case outside the ordinary course of business or not consistent with past practice, or the adoption of additional severance or other payments payable in the event of termination of employment or change of control;

•	no preliminary or permanent injunction or other order of any domestic or foreign court, government or governmental authority or agency shall have been issued and shall remain in effect which:

•	makes illegal, delays or otherwise directly or indirectly restrains or prohibits the making of the Offer or the acceptance for payment, purchase of or payment for any Lionsgate Shares by the Offeror;

•	imposes or confirms limitations on the ability of the Offeror effectively to exercise full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by the Offeror pursuant to the Offer or otherwise on all matters properly presented to the shareholders;

•	imposes or confirms limitations on the ability of the Offeror to fully exercise the voting rights conferred pursuant to its appointment as proxy in respect of all deposited Shares which it accepts for payment; or

•	requires divestiture by the Offeror of any Shares;

•	there shall not be any action taken, or any statute, rule, regulation or order proposed, enacted, enforced, promulgated, issued or deemed applicable to the Offer by any domestic or foreign court, government or governmental authority or agency, in any jurisdiction, which might, directly or indirectly, result in any of the consequences referred to in the paragraph above;

•	no change or development shall have occurred or been threatened since the date of the Offer to Purchase in the business, properties, assets, liabilities, financial condition, operations, results of operations, or the prospects for the business of Lionsgate which is outside the ordinary course of the Lionsgate business or may be materially adverse to Lionsgate, nor shall the Offeror have become aware of any fact that has not been previously Publicly Disclosed by Lionsgate that has or may have a material adverse effect on the value of the Shares;

•	no action or proceeding before any domestic or foreign court or governmental agency or other regulatory or administrative agency or commission shall have been threatened, instituted or pending by any Person challenging the acquisition of any Shares pursuant to the Offer or otherwise directly or indirectly relating to the Offer which has or if successfully asserted would be reasonably likely to have an adverse effect on the Offer, the Offeror or the shareholders;

•	Lionsgate shall not have:

•	issued, or authorized or proposed the issuance of, any Lionsgate securities of any class, or any securities convertible into, or rights, warrants or options to acquire, any such securities or other convertible securities, other than pursuant to the exercise or conversion of currently outstanding stock options or convertible securities the existence of which has been disclosed in the Prior Lionsgate Public Filings;

•	issued or authorized or proposed the issuance of any other securities, in respect of, in lieu of, or in substitution for, all or any of the presently outstanding Shares; or

•	declared or paid any distribution on the Shares; and

•	neither Lionsgate, nor its board of directors nor any of Lionsgate’s subsidiary entities nor any governing body thereof shall have authorized, proposed, agreed to, or announced its intention to propose any material change to its articles of incorporation or bylaws, any merger, consolidation or business combination or reorganization transaction, acquisition of assets for consideration of more than U.S.$100 million, sale of all or substantially all of its assets or material change in its capitalization, or any comparable event not in the ordinary course of business.

According to the Offer, the foregoing conditions are for the exclusive benefit of the Offeror and may be asserted by the Offeror regardless of the circumstances giving rise to any of the conditions (other than any intentional action or inaction by the Offeror giving rise to any such conditions) or may be waived by the Offeror in its reasonable discretion in whole or in part, at any time and from time to time, prior to the Expiry Time without prejudice to any other rights which the Offeror may have. The Offer states that each of the foregoing conditions is independent of and in addition to each other of such conditions and may be asserted irrespective of whether any other of such conditions may be asserted in connection with any particular event, occurrence or state of facts or otherwise. The Offer further states that the failure by the Offeror at any time prior to the Expiry Time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted by the Offeror at any time and from time to time prior to the Expiry Time. Also according to the Offer, any determination by the Offeror concerning any event or other matter described in the foregoing conditions will be final and binding upon all parties; and depending on the materiality of the waived condition and the number of days remaining in the Offer, under applicable law the Offeror may be required to extend the Offer and re-circulate the new disclosure to shareholders.

APPENDIX “B”

OPINION OF PERELLA WEINBERG PARTNERS LP

March 10, 2010

The Special Committee of The Board of Directors
Lions Gate Entertainment Corp.
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404

Members of the Special Committee of the Board of Directors:

We understand that on March 1, 2010, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, High River Limited Partnership, Icahn Fund S.à r.l., and Daazi Holding B.V. (collectively, the “Offeror”), commenced an offer to purchase (the “Offer”) up to 13,164,420 of the issued and outstanding common shares (the “Shares”) of Lions Gate Entertainment Corp. (“Lions Gate” or the “Company”) for U.S.$6.00 per Share in cash (the “Offer Consideration”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 1, 2010 (the “Offer to Purchase”), and in the accompanying Circular and Letter of Acceptance and Transmittal (together with the Offer to Purchase, the “Offer Documents”). We understand that if Offeror acquires the maximum number of Shares that it is offering to purchase in the Offer, Offeror will own approximately 29.9% of the Company’s outstanding Shares.

You have asked for our opinion as to whether the Offer Consideration is adequate, from a financial point of view, to the holders of Shares other than Offeror and Offeror’s affiliates.

For purposes of the opinion set forth herein, we have, among other things:

1.	reviewed the Offer Documents and certain related documents;

2.	reviewed and discussed with Company representatives a draft, dated the date of this opinion, of the Solicitation/Recommendation Statement of the Company to be filed on Schedule 14D–9;

3.	reviewed certain publicly available business and financial information relating to the Company;

4.	reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with us by the management of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company (such forecasts, the “Company Forecasts”);

5.	discussed the past and current business, operations, financial condition and prospects of, and certain strategic alternatives considered from time to time by, the Company with members of senior management of the Company;

6.	compared certain financial terms of the Offer to financial terms, to the extent publicly available, of other transactions we deemed relevant;

7.	reviewed the current and historical market prices of the Shares and compared them with those of certain publicly traded securities of such other companies that we deemed relevant; and

8.	conducted such other financial studies, analyses and investigations, and considered such other factors, as we have deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information supplied or otherwise made available to us (including information that is available from generally recognized public sources) for purposes of this opinion and have further assumed, with your consent, that information furnished by the Company for purposes of our analysis does not contain any material omissions or misstatements of material fact. With respect to the Company Forecasts, we have been advised by the management of the Company, and have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company and the other matters covered thereby and we express no view as to the assumptions on which they are based. Management of the Company has provided to us, in a certificate delivered as of the date hereof, representations regarding, among other things, the accuracy of the information, data and other material (financial or otherwise) provided to us by or on behalf of the Company and the absence of changes thereto.

In arriving at our opinion, we have not made or prepared any independent valuation (including, without limitation, “a “formal valuation” of the Company, as such term is defined in the Canadian Securities Administrators’ Multilateral Instrument 61-101 (“MI 61-101”)) or appraisal of the securities, assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, and our opinion should not be construed as any such valuation or appraisal. Furthermore, the Company has informed us that there have not been any “prior valuations,” as such term is defined in MI 61-101, of the Company, its material assets or its securities in the past twenty-four month period. In addition, we have not evaluated the solvency of the Company or Offeror under any U.S. or Canadian federal, state or provincial laws relating to bankruptcy, insolvency or similar matters. We have not been engaged to review any legal, tax or accounting aspects of the Offer and have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

This opinion addresses only our view, as of the date hereof, of whether the Offer Consideration is adequate, from a financial point of view, to the holders of Shares other than Offeror and Offeror’s affiliates, and does not address any other term or aspect of the Offer. Our opinion does not address the relative merits of the Offer as compared to any strategic alternatives that may be available to the Company. In addition, we do not express any view on, and our opinion does not address, the adequacy of the Offer Consideration or any other term or aspect of the Offer to, or any consideration received in connection therewith by, Offeror and any of its affiliates, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the adequacy or fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons in connection with the Offer, whether relative to the Offer Consideration or otherwise.

We have acted as financial advisor to the Special Committee of the Board of Directors of the Company with respect to this opinion and will receive fees for our services in connection with the delivery of this opinion. In addition, the Company has agreed to indemnify us for certain liabilities and other items arising out of our engagement. During the two year period prior to the date hereof, no material relationship existed between Perella Weinberg Partners LP and its affiliates and the Company or Offeror pursuant to which compensation was received by Perella Weinberg Partners LP or its affiliates; however Perella Weinberg Partners LP and its affiliates may in the future provide investment banking and other financial services to the Company or Offeror and their respective affiliates for which they would expect to receive compensation. In the ordinary course of our business activities, Perella Weinberg Partners LP or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company or Offeror or any of their respective affiliates. The issuance of this opinion was approved by a fairness opinion committee of Perella Weinberg Partners LP.

It is understood that this opinion is for the information and assistance of the Special Committee of the Board of Directors of the Company, in its capacity as the Special Committee of the Board of Directors of the Company, in connection with, and for the purposes of its evaluation of, the Offer, may not be used or relied upon by any other person, other than the Board of Directors of the Company, in its capacity as the Board of Directors of the Company, and may not be reproduced, disseminated, quoted from or referred to, in whole or in part, without our prior written consent, except as contemplated by the terms of our engagement letter, dated March 3, 2010. This opinion is not intended to be and does not constitute a recommendation as to whether or not any holder of Shares should tender such Shares in connection with the Offer or any other matter. This opinion does not in any manner address the prices at which the Shares will trade at any time. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and the assumptions used in preparing it, and we do not have any obligation to update, revise, or reaffirm this opinion.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, on the date hereof, the Offer Consideration is inadequate, from a financial point of view, to the holders of Shares other than Offeror and Offeror’s affiliates.

Very truly yours,

PERELLA WEINBERG PARTNERS LP

Exhibit (a)(5)

March 12, 2010

Dear Fellow Employees:

This morning we announced that, after careful consideration, Lionsgate’s Board of Directors determined, by a unanimous vote of the directors present at a meeting, that the Icahn Group’s unsolicited partial tender offer is financially inadequate and is not in the best interests of Lionsgate, its shareholders or other stakeholders. Accordingly, the Board has recommended that Lionsgate shareholders, which includes most of our employees, not tender their shares into the Icahn Group’s offer.

The Board’s recommendation was made public in an SEC document known as a Solicitation/Recommendation Statement on Schedule 14D-9, which was filed today. A copy of the press release that we issued this morning, along with the Schedule 14D-9, is attached.

We are committed to keeping you informed throughout this process. Attached to this letter are frequently asked questions that may provide you with further information. If you have additional questions, please feel free to reach out to Wayne Levin, General Counsel and EVP, Corporate Operations at (310) 255-3853 or via email at wlevin@lionsgate.com; or Adrian Kuzycz, SVP, Business & Legal Affairs at (310) 255-4948 or via email at akuzycz@lionsgate.com.

As this situation is likely to create media interest, it is important that the Company continue to speak with one voice. If you receive any inquiries from the media or other questions from outside Lionsgate, please forward them to Peter Wilkes, SVP, Investor Relations & Executive Communications at (310) 255-3726 or via email at pwilkes@lionsgate.com.

As a reminder, throughout this process it is business as usual for all of us here at Lionsgate, as we continue to execute upon our strategic business plan. Your Board and management team thank you all for your ongoing focus and commitment to Lionsgate.

Sincerely,

Jon Feltheimer
Co-Chairman and Chief Executive Officer

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. Lionsgate has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission and a directors’ circular with Canadian Securities regulators. Any Solicitation/Recommendation Statement and directors’ circular filed by Lionsgate that is required to be mailed to shareholders will be mailed to shareholders of Lionsgate. In addition, Lionsgate will file a proxy statement with the SEC and Canadian securities regulators in connection with the special meeting of shareholders. Any definitive proxy statement will be mailed to shareholders of Lionsgate. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC OR CANADIAN SECURITIES REGULATORS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN CERTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the Solicitation/Recommendation Statement, the directors’ circular, any amendments or supplements thereto, the proxy statement, when available, and other documents filed by Lionsgate with the SEC and Canadian securities regulators related to the Icahn Group’s unsolicited partial tender offer for no charge in the “Investors” section of Lionsgate’s website at www.lionsgate.com or at the SEC’s website at www.sec.gov or at www.sedar.com. Copies will also be available at no charge by writing to Lionsgate at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404.

Certain Information Regarding Participants

Lionsgate and certain of its directors and executive officers may be deemed to be participants under the rules of the SEC. Shareholders may obtain information regarding the names, affiliations and interests of Lionsgate’s directors and executive officers in Lionsgate’s Annual Report on Form 10-K filed with the SEC on June 1, 2009, as updated in Exhibit 99.1 to Lionsgate’s Current Report on Form 8-K filed with the SEC on October 13, 2009, and its proxy statement for the 2009 Annual Meeting filed with the SEC on August 17, 2009. To the extent that holders of Lionsgate securities have changed since the amounts printed in the proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available. These documents (when available) can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Certain statements in this letter may constitute “forward-looking” statements. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, actions taken by the Icahn Group, actions taken by shareholders in respect of the offer, the possible effect of the offer on Lionsgate’s business (including, without limitation, on Lionsgate’s credit facilities and notes), the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by Lionsgate’s credit facilities, unpredictability of the commercial success of Lionsgate’s motion pictures and television programming, the cost of defending Lionsgate’s intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors found under the heading “Risk Factors” in Lionsgate’s 2009 Annual Report on Form 10-K filed with the SEC on June 1, 2009, as updated in Exhibit 99.1 to Lionsgate’s Current Report on Form 8-K filed with the SEC on October 13, 2009, and Lionsgate’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2009 filed with the SEC on February 9, 2010. As a result, these statements speak only as of the date they were made and Lionsgate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless such updates or revisions are required by applicable law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements.

Exhibit (a)(6)

Lionsgate Employee FAQs:

GENERAL:

1.	What has happened? What has Lionsgate announced?

On March 1st, 2010, the Icahn Group commenced an unsolicited partial tender offer to purchase up to 13,164,420 common shares of Lionsgate for $6.00 per share.

On March 12th, 2010, Lionsgate announced that after thorough review and consideration, its Board of Directors, by vote of the directors present, rejected the Icahn Group’s unsolicited tender offer because it is financially inadequate and is not in the best interests for the Company, its shareholders and other stakeholders. Accordingly, the Board has strongly recommended that Lionsgate shareholders, which includes most of our employees, not tender their shares into the Icahn Group’s offer.

2.	How did the Board go about making its decision?

The Board rejected the Icahn Group’s unsolicited partial tender offer after a thorough review by a Special Committee and reached its decision after careful consideration with the assistance of its independent financial and legal advisors.

Morgan Stanley is serving as financial advisor to Lionsgate and Heenan Blaikie is serving as legal advisor. Perella Weinberg Partners LP is serving as financial advisor to the Special Committee of the Lionsgate’s Board of Directors and Wachtell, Lipton, Rosen & Katz and Goodmans LLP are serving as legal advisors.

3.	Is there anything employees can be doing to help?

Yes. Lionsgate’s impressive financial and operational achievements are the result of your continued hard work and dedication. We’re counting on you, Lionsgate’s talented employees, to stay focused and to continue helping us deliver strong returns for our stakeholders.

4.	What effect does this announcement have on my job?

Employees should expect no change in their positions or responsibilities as a result of this announcement. We are counting on you to continue to perform your job with the same dedication, focus and excellence as always.

5.	Where can I get more information?

We will do our best to keep you updated throughout this process. You should also feel free to speak with Wayne Levin at (310) 255-3853 or via email at wlevin@lionsgate.com, or Adrian Kuzycz at (310) 255-4948 or via email at akuzycz@lionsgate.com and to review the materials related to the unsolicited partial tender offer from the Icahn Group, which are available on www.lionsgate.com.

TENDER OFFER:

6.	What is a tender offer?

A tender offer is a public offer to all of the stockholders of a company asking those stockholders to sell their stock to the party making the tender offer. Typically, a tender offer is commenced when the offeror places a summary advertisement in a major national newspaper, and the offer to purchase is printed and mailed to the target company’s stockholders. A tender offer must comply with the rules and regulations of the Securities and Exchange Commission (SEC), which are quite technical.

7.	What is a Schedule 14D-9 filing?

A Schedule 14D-9 filing is a Securities and Exchange Commission filing in response to a tender offer in which the target company makes a recommendation to its stockholders. It is, in effect, a description of the Board’s recommendation concerning the offer. The Schedule 14D-9 filing is often accompanied by a letter to stockholders letting them know of the Board’s decision and providing the background of the offer and rationale for the decision.

8.	What should I say to business partners and other stakeholders?

You should assure all of our Company’s stakeholders that it is business as usual for Lionsgate. Our Board and management team remain as focused as ever on executing our strategic business plan. You can refer them to our website or our press releases and other materials.

9.	Is the packet I received from Compushare the tender offer from the Icahn Group?

Yes. The large white packet that you received from Compushare contains the materials/documentation sent by the Icahn Group detailing their partial offer to tender for your shares.

10.	Why is the packet addressed to both me and Adrian Kuzycz? Can I open the packet?

Yes, you can open the packet. It is yours. Adrian is only listed because more likely than not, your shares are sent to his attention before they are distributed to you.

11.	What do I do if I wish to follow Lionsgate’s Board of Directors’ recommendation?

As per the Board’s recommendation, we urge you not to tender your shares into the Icahn Group’s offer. If you wish to follow this recommendation, no response is required on your part. Simply disregard the mailing.

12.	Why did I receive more than one packet?

If you have been issued Company shares at different times through your employment at Lionsgate, you may receive more than one packet. Unfortunately, multiple awards may cause the issuance of multiple packets. This may occur because your physical share certificates are not necessarily bundled together for shareholder ownership issued by brokers, transfer agents and/or other mailing services. Each packet, though, contains the same materials.

A complete discussion of these and the other significant factors contributing to the Board of Directors’ recommendation is included in the enclosed Schedule 14D-9. WE URGE YOU TO READ THE SCHEDULE 14D-9 CAREFULLY AND IN ITS ENTIRETY SO THAT YOU WILL BE FULLY INFORMED AS TO YOUR BOARD OF DIRECTORS’ RECOMMENDATION. The Company’s Schedule 14D-9 filing is available on the SEC’s website, www.sec.gov. In addition, the Schedule 14D-9 filing and other materials related to the Icahn Group’s unsolicited partial tender offer are available in the “Investors” section of the Company’s website at www.lionsgate.com. If you have any questions concerning Lionsgate’s Schedule 14D-9 or need additional copies of Lionsgate’s publicly-filed materials, please contact MacKenzie Partners, Inc. at 1-800-322-2885 (Toll-Free).

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. Lionsgate has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission and a directors’ circular with Canadian Securities regulators. Any Solicitation/Recommendation Statement and directors’ circular filed by Lionsgate that is required to be mailed to shareholders will be mailed to shareholders of Lionsgate. In addition, Lionsgate will file a proxy statement with the SEC and Canadian securities regulators in connection with the special meeting of shareholders. Any definitive proxy statement will be mailed to shareholders of Lionsgate.

SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC OR CANADIAN SECURITIES REGULATORS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN CERTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain the Solicitation/Recommendation Statement, the directors’ circular, any amendments or supplements thereto, the proxy statement, when available, and other documents filed by Lionsgate with the SEC and Canadian securities regulators related to the Icahn Group’s unsolicited partial tender offer for no charge in the “Investors” section of Lionsgate’s website at www.lionsgate.com or at the SEC’s website at www.sec.gov or at www.sedar.com. Copies will also be available at no charge by writing to Lionsgate at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404.

Certain Information Regarding Participants

Lionsgate and certain of its directors and executive officers may be deemed to be participants under the rules of the SEC. Shareholders may obtain information regarding the names, affiliations and interests of Lionsgate’s directors and executive officers in Lionsgate’s Annual Report on Form 10-K filed with the SEC on June 1, 2009, as updated in Exhibit 99.1 to Lionsgate’s Current Report on Form 8-K filed with the SEC on October 13, 2009, and its proxy statement for the 2009 Annual Meeting filed with the SEC on August 17, 2009. To the extent that holders of Lionsgate securities have changed since the amounts printed in the proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available. These documents (when available) can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking” statements. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, actions taken by the Icahn Group, actions taken by shareholders in respect of the offer, the possible effect of the offer on Lionsgate’s business (including, without limitation, on Lionsgate’s credit facilities and notes), the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by Lionsgate’s credit facilities, unpredictability of the commercial success of Lionsgate’s motion pictures and television programming, the cost of defending Lionsgate’s intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors found under the heading “Risk Factors” in Lionsgate’s 2009 Annual Report on Form 10-K filed with the SEC on June 1, 2009, as updated in Exhibit 99.1 to Lionsgate’s Current Report on Form 8-K filed with the SEC on October 13, 2009, and Lionsgate’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2009 filed with the SEC on February 9, 2010. As a result, these statements speak only as of the date they were made and Lionsgate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless such updates or revisions are required by applicable law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements.